EXHIBIT 10.1

EXECUTION VERSION

$300,000,000

CREDIT AGREEMENT

among

Metal Services Holdco, LLC,

as MS Holdco,

Tube City IMS Corporation,

as Company,

The Several Lenders from Time to Time Parties Hereto,

JPMorgan Chase Bank, N.A.,

as Administrative Agent,

Bank of America, N.A.

and

Credit Suisse AG, Cayman Islands Branch,

as Co-Syndication Agents,

Wells Fargo Bank, National Association,

as Documentation Agent

Dated as of March 20, 2012

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

and

Wells Fargo Securities, LLC,

as Joint Lead Arrangers

and

Joint Bookrunners

-i-

-ii-

-iii-

5.12	Post-Closing Matters
6.1(c)	Existing Indebtedness
6.2(h)	Existing Liens
6.4	Disposition of assets
6.6(l)	Existing Investments
6.8	Affiliate Transactions
6.11	Restrictive Agreements

EXHIBITS:

A	Form of Pledge and Security Agreement
B	Form of Borrowing Notice
C	Form of Officer’s Certificate
D	Form of Assignment and Assumption
E	Form of Conversion/Continuation Notice
F	Form of Term Loan Note
G	[Reserved.]
H	Form of Guarantor Joinder Agreement
I	Form of Pari Lien Intercreditor Agreement Terms
J	Form of Junior Lien Intercreditor Agreement Terms
K	Form of U.S. Tax Compliance Certificate

-iv-

CREDIT AGREEMENT (this “Agreement”), dated as of March 20, 2012, among Metal Services Holdco, LLC, a Delaware limited liability company (“MS Holdco”), Tube City IMS Corporation, a Delaware corporation (the “Company” or the “Borrower”), the Subsidiary Guarantors (this and each other capitalized term used herein without definition having the meaning assigned to such term in Section 1.1), the several banks, financial institutions, institutional investors and other entities from time to time parties to this Agreement as lenders or holders of Loans or Commitments (the “Lenders”), and JPMorgan Chase Bank, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, MS Holdco, Metal Services Merger Sub Corp. (which merged into the Company with the Company being the surviving entity in such merger), certain subsidiaries of MS Holdco, the several banks, financial institutions, institutional investors and other entities from time to time parties thereto as lenders or holders of the loans and issuers of letters of credit thereunder, and Credit Suisse, as Administrative Agent and collateral agent entered into that certain term loan credit agreement on January 25, 2007 (the “Existing Term Loan Credit Facility” and the term loans made thereunder the “Existing Term Loan” and the letters of credit issued thereunder the “Existing Synthetic Letters of Credit”);

WHEREAS, MS Holdco, Metal Services Merger Sub Corp. (which merged into the Company with the Company being the surviving entity in such merger), certain subsidiaries of MS Holdco and The Bank of New York, as trustee entered into that certain Indenture on January 25, 2007 (the “Senior Subordinated Notes Indenture”) governing the Company’s 9.75% Senior Subordinated Notes due 2015 (the “Senior Subordinated Notes”);

WHEREAS, MS Holdco, the Borrower, certain subsidiaries of Borrower as borrowers from time to time, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “U.S. ABL Administrative Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent, J.P. Morgan Europe Limited, as European administrative agent and as European Collateral Agent and the other agents party thereto from time to time, entered into that certain Credit Agreement on December 15, 2011 (the “ABL Credit Agreement”);

WHEREAS, on the date hereof, the Administrative Agent, on behalf of the Term Secured Parties (as defined in the Term Loan/ABL Intercreditor Agreement), the U.S. ABL Administrative Agent, on behalf of the ABL Secured Parties (as defined in the Term Loan/ABL Intercreditor Agreement), MS Holdco and certain of its subsidiaries entered into that certain Lien Subordination and Intercreditor Agreement (the “Term Loan/ABL Intercreditor Agreement”);

WHEREAS, the Lenders have agreed to extend certain credit facilities to the Borrower in an aggregate amount not to exceed $300,000,000, consisting of $300,000,000 in an aggregate principal amount of Term Loans; and

WHEREAS, the proceeds, or a portion thereof, of the Term Loans will (i) be used by the Company to repay in full the Existing Term Loan outstanding as of the Closing Date, (ii) be used by the Company to redeem in full the Senior Subordinated Notes outstanding as of the Closing Date, (iii) be used to pay fees and expenses related to the foregoing, and (iv) be used for general corporate purposes (the transactions referred in clauses (i) through (iv) collectively, together with transactions ancillary thereto, the “Transactions”);

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement (including the recitals hereof), the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“ABL Credit Agreement”: as defined in the preamble hereto.

“ABR”: means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1/2 of 1% and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the one-month rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Acceptable Price”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Accounting Change”: shall have the meaning assigned to such term in the definition of “GAAP.”

“Additional Lender”: at any time, any bank or other financial institution that agrees to provide any portion of any (a) Incremental Term Loans or Incremental Revolving Commitments pursuant to an Incremental Amendment in accordance with Section 2.18 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19; provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld) to such Additional Lender if such consent would be required under Section 10.6(b) for an assignment of Loans or Incremental Revolving Commitments to such Additional Lender, (ii) the Company shall have consented to such Additional Lender and (iii) if such Additional Lender is an Affiliated Lender, such Additional Lender must comply with the limitations and restrictions set forth in Section 10.6(b)(iv).

“Administrative Agent”: JPMorgan Chase Bank, N.A., as the administrative agent for the Lenders and as the collateral agent for the Secured Parties under this Agreement and the other Loan Documents, together with any of its successors in such capacities.

“Affiliate”: with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction”: as defined in Section 6.8.

“Affiliated Investment Fund”: an Affiliate of MS Holdco (other than MS Holdco, the Company or any of their respective Subsidiaries) that is a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and with respect to which Onex Partners II LP and investment vehicles managed or advised by Onex Partners II LP that are not engaged primarily in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course do not make investment decisions for such entity.

“Affiliated Lender”: at any time, any Lender that is the Sponsor or an Affiliate of the Sponsor (other than MS Holdco, the Company or any of their respective Subsidiaries or any natural person) at such time.

“Agents”: collectively, the Administrative Agent, the Lead Arrangers, the Co-Syndication Agents and the Documentation Agent.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender’s Commitments at such time and (b) thereafter, the aggregate then unpaid principal amount of such Lender’s Term Loans.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Applicable Discount”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Applicable Margin”: for each Type of Loan (excluding Other Term Loans and Incremental Term Loans), the rate per annum set forth under the relevant column heading below:

	Eurodollar Loans	ABR Loans
Term Loans	4.50%	3.50%

; provided, that (a) with respect to any Incremental Term Loans, the Applicable Margin shall be as set forth in the Incremental Amendment relating to the Incremental Term Commitment in respect of such Incremental Term Loan, (b) with respect to any Other Term Loans, the Applicable Margin shall be as set forth in the Refinancing Amendment relating to such Loans and (c) with respect to any Series of Extended Term Loans shall be the applicable percentage(s) per annum set forth in the relevant Extension Amendment.

“Approved Electronic Communications”: as defined in Section 10.2.

“Approved Fund”: as defined in Section 10.6(b)(ii).

“Asset Sale”: any Dispositions (excluding any such Dispositions permitted by clauses (a) through (g), (i), (k) through (q), (s), (t) and (v) through (x) of Section 6.4) that yield gross proceeds to any Group Member.

“Asset Sale Reduction Amount”: as defined in Section 2.6(c).

“Assignee”: as defined in Section 10.6(b)(i).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit D.

“Assignment Taxes”: as defined in the definition of “Other Taxes.”

“Attributable Debt”: in respect of a Sale Leaseback Transaction, at the time of determination, the present value of the obligation of the Loan Party that acquires, leases or licenses back the right to use all or a material portion of the subject property for net rental, license or other payments during the remaining term of the lease, license or other arrangement included in such Sale Leaseback Transaction including any period for which such lease, license or other arrangement has been extended or may, at the sole option of the other party (or parties) thereto, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP (or, if there is no rate of interest implicit in such transaction, determined in accordance with GAAP, the rate of interest on the Term Loans in effect on such date).

“Auction Purchase”: a purchase of Loans or Commitments pursuant to a Dutch Auction (x) in the case of a Permitted Auction Purchaser, in accordance with the provisions of Section 10.6(b)(iii) or (y) in the case of an Affiliated Lender, in accordance with the provisions of Section 10.6(b)(iv).

“Available Amount”: at any time, an amount (not less than zero) determined on a cumulative basis equal to the sum of, without duplication:

(a) the Retained Excess Cash Flow Amount at such time, plus

(b) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Qualified Equity Interests of MS Holdco or of any direct or indirect parent of MS Holdco after the Closing Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as equity to the capital of the Company and (ii) the Qualified Equity Interests of MS Holdco or of any direct or indirect parent of MS Holdco issued upon conversion of Indebtedness of the Company or any of its Restricted Subsidiaries owed to a Person other than a Loan Party or a Restricted Subsidiary of the Company incurred after the Closing Date (excluding (x) any such contribution by the Company or any of its Subsidiaries and (y) issuances of Capital Stock applied pursuant to Section 6.5(d)(y), Section 6.5(h) or Section 6.6(o)), plus

(c) to the extent not already included or reflected in the Retained Excess Cash Flow Amount, in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company, the fair market value (as determined by a Responsible Officer of the Company) of the Investments consisting of cash and Cash Equivalents of the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation (but not in excess of the original principal amount of the Investment in such Unrestricted Subsidiary immediately prior to such re-designation), combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent such Investments correspond to the designation of a Subsidiary as an Unrestricted Subsidiary pursuant to Section 5.10 and were originally made using the Available Amount pursuant to Section 6.6(p), plus

(d) to the extent not included pursuant to clause (b) above, an amount equal to the aggregate amount of cash and the fair market value, as determined in good faith by the Borrower, of marketable securities or other property contributed to the capital of the Borrower after the Closing Date (excluding (x) any such contribution by the Company or any of its Subsidiaries and (y) issuances of Capital Stock applied pursuant to Section 6.5(d)(y), Section 6.5(h) or Section 6.6(o)); plus

(e) the aggregate amount of Declined Proceeds; plus

(f) an amount equal to the net reduction in Investments made pursuant to Section 6.6(d) and Section 6.6(p) (in each case, not in excess of the original amount of such Investments that reduced the Available Amount) in respect of any returns in cash and Cash Equivalents (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received by the Company and its Restricted Subsidiaries from such Investments, minus

(g) any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.5(b) after the Closing Date and on or prior to such time, minus

(h) any amount of the Available Amount used to make Restricted Payments pursuant to Section 6.5(c) in an amount not to exceed the amount of the Available Amount immediately prior thereto, minus

(i) any amount of the Available Amount used to make Investments pursuant to Section 6.6(d) in an amount not to exceed the amount of the Available Amount immediately prior thereto, minus

(j) any amount of the Available Amount used to make Investments pursuant to Section 6.6(p) after the Closing Date and on or prior to such time, minus

(k) any amount of the Available Amount used to make payments or redemptions pursuant to Section 6.7(c) after the Closing Date and on or prior to such time, minus

(l) any amount of the Available Amount used to make payments or redemptions pursuant to Section 6.7(d) in an amount not to exceed the amount of the Available Amount immediately prior thereto.

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.

“Bankruptcy Event”: with respect to any Person, such Person or its parent entity becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Beneficially Own”: as defined within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; Beneficial Ownership shall have a correlative meaning.

“Benefited Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrower Materials”: as defined in Section 5.2(a).

“Borrowing”: any Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Cancellation” or “Cancelled”: the cancellation, termination and forgiveness by Permitted Auction Purchaser of all Loans, Commitments and related Obligations acquired in connection with an Auction Purchase or other acquisition of Term Loans, which cancellation shall be consummated as described in Section 10.6(b)(iii)(C) and the definition of “Eligible Assignee.”

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. For the avoidance of doubt, “Capital Lease Obligations” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation (including common stock and preferred stock), any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests (general and limited), and membership and limited liability company interests, and any and all warrants, rights or options to purchase any of the foregoing (but excluding any debt security that is exchangeable for or convertible into such capital stock).

“Cash Equivalents” means:

(a) Dollars;

(b) Canadian dollars, Japanese yen, pounds sterling, euro or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any country that is a member of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(d) certificates of deposit, time deposits, bankers acceptances and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having, at the time of acquisition thereof, capital and surplus in excess of $250,000,000, or the foreign currency equivalent thereof;

(e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) above entered into with any financial institution, at the time of acquisition thereof, meeting the qualifications specified in clause (d) above;

(f) commercial paper rated, at the time of acquisition thereof, at least “P-2” by Moody’s or at least “A-2” by S&P and in each case maturing within 12 months after the date of issuance thereof;

(g) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(h) Indebtedness or preferred stock issued by persons with a rating, at the time of acquisition thereof, of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(i) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (h) above; and

(j) in the case of any Foreign Subsidiary, investments made locally of a type and quality comparable to those described in clauses (a) through (i) of this definition.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (b) above; provided that, except with respect to local currency held by a Foreign Subsidiary, such amounts are converted into one or more of the currencies set forth in clauses (a) and (b) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Obligations”: all obligations, including guarantees thereof, of any Group Member to a bank or other financial institution that is reasonably acceptable to a Lender, Agent or affiliate of a Lender or Agent in respect of (i) overdrafts and related liabilities owed to any such bank or financial institution arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfer of funds, (ii) foreign exchange and currency management services or (iii) purchase cards, credit cards or similar services, in each case, arising from transactions in the ordinary course of business of such Group Members.

“Certificated Securities”: as defined in Section 3.16.

“CFC”: a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco”: any Domestic Subsidiary that has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Change in Law”: (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case relating to Basel III, shall in the case of each of the foregoing clauses (i) and (ii), be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Change in Tax Law” shall mean the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (including the Code), treaty, regulation or rule (or in the official interpretation of any law, treaty, regulation or rule by any Governmental Authority (including a court)) relating to taxation.

“Change of Control”: at any time, (a) any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Investors, shall Beneficially Own Capital Stock of Holdings representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Holdings and the percentage of the aggregate ordinary voting power represented by such Capital Stock Beneficially Owned by such person or group exceeds the percentage of the aggregate ordinary voting power represented by Capital Stock of Holdings then Beneficially Owned by the Permitted Investors or (b) Holdings shall cease to Beneficially Own, directly or indirectly, 100% of the issued and outstanding Capital Stock of the Company.

“Class”: (a) when used with respect to Lenders, refers to whether such Lender is a Term Lender, an Incremental Term Lender of a particular Series of Incremental Term Loans, an Incremental Revolving Lender of a particular Series of Incremental Revolving Commitments or an Other Term Lender of a particular Series of Other Term Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Term Commitments, Incremental Term Commitments with respect to a particular Series of Incremental Term Loans, Incremental Revolving Commitments with respect to a particular Series of Incremental Revolving Commitments, or Other Term

Commitments with respect to a particular Series of Other Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans of a particular Series, Loans made pursuant to Incremental Revolving Commitments of a particular Series, Extended Term Loans of a particular Series or Other Term Loans of a particular Series.

“Closing Date”: March 20, 2012.

“Co-Syndication Agents”: Bank of America, N.A. and Credit Suisse AG, Cayman Islands Branch.

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Collateral”: all of the assets and property of the Loan Parties and any other Person, now owned of hereafter acquired, whether real, personal or mixed, upon which a Lien is purported to be created by any Security Document.

“Commitment”: as to any Lender, the Term Commitment, Incremental Term Commitment, Other Term Commitment and/or Incremental Revolving Commitment of such Lender.

“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with MS Holdco or the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes MS Holdco or the Borrower and that is treated as a single employer under Section 414 of the Code.

“Company”: as defined in the preamble hereto.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated March 2012 and furnished to certain Lenders.

“Consolidated Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of the Company) by such Person and its Restricted Subsidiaries during such period for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs or improvements during such period) or intangible assets related to the ERP system implementation.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Company and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and, except in the case of clause (r) below, to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, including amortization of intangibles and organization costs, (d) any extraordinary charges, non-recurring or unusual charges (including relating to start-up losses, severance and relocation, one time compensation charges, integration and facilities, sites or contracts, opening costs, business optimization costs, inventory optimization programs, systems establishment, development and retirement costs, transition costs, including costs related to a transition to a stand-alone company, restructuring costs or reserves, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternative uses, plant shutdown or consolidation costs, acquisition integration costs, curtailments or modifications to pension and post-retirement employee benefit plans and warrants or options to purchase Capital Stock of MS Holdco or a direct or indirect parent of MS Holdco), (e) deferred compensation and bonuses, deferred purchase price or earn-out obligations payable in connection with any acquisition or Investment effected after the Closing Date (with regard to accounting treatment), (f) any non-cash charges, expenses or losses for such period that do not constitute reserves and which are not expected to result in cash payments in a future period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside the ordinary course of business), (g) charges or expenses related to the Transactions, (h) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash to the Sponsor or an Affiliate thereof on account of management, consulting, monitoring, closing, transactional, advisory and similar fees and expenses, in each case, permitted to be paid under this Agreement (including termination fees) and related expenses and indemnities paid (or any accruals related to such fees or related expenses), (i) expenses incurred in connection with the prepayment, amendment, modification or Refinancing of Indebtedness during such period, (j) any transaction costs or charges incurred during such period in connection with an actual or proposed incurrence of Indebtedness, including a Refinancing, prepayment or amendment thereof, issuance of Capital Stock, investment, acquisition, Disposition, abandonment, divestiture or recapitalization (in each case whether or not consummated), (k) any net loss resulting in such period from Swap Agreements and the application of Statement of Financial Accounting Standards No. 133, (l) any net loss resulting in such period from currency translation losses related to currency re-measurements of Indebtedness (including intercompany Indebtedness), (m) non-cash losses or charges associated with any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, goodwill, long-lived assets and investments in debt and equity securities, (n) costs and expenses incurred in connection with the establishment and initial implementation of policies and procedures for complying with the Sarbanes Oxley Act of 2002 and the rules and regulations thereunder in an aggregate amount not to exceed $2,000,000, (o) any loss from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments, (p) any loss from disposed, abandoned, transferred, closed or discontinued operations and losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, (q) any purchase price payments made in connection with a Permitted Acquisition or other similar investment permitted hereunder, (r) in connection with any acquisition, divestiture, restructuring, cost savings initiatives and other similar initiatives occurring after the Closing Date: (A) cost savings, operating expense reductions, operational improvements and synergies permitted to be reflected in pro forma financial information under Rule 11-02 of Regulation S-X under the Securities Act, for such period and (B) cost savings, operating expense reductions, operational improvements and cost saving synergies of the Company and its Restricted Subsidiaries resulting from, or expected to result from, actions taken, committed to be taken or planned to be taken within the next twelve months following the date of such acquisition, divestiture, restructuring or the date such cost saving initiative or other similar initiative is adopted (and that are set forth in reasonable detail in a certificate of a Responsible Officer delivered to the Administrative Agent) that (1) are factually supported and determined in good faith by the Company to be probable as a result of such actions, and (2) do not exceed the actual cost savings expected in good faith to be realized by the Company and its Restricted Subsidiaries as a result of such actions; provided that the aggregate amount of any increase pursuant to this clause (r)(B) for any Test Period shall not exceed 10% of Consolidated EBITDA for such Test Period prior to giving effect to this clause (r)(B), and (s) minority interest expense, and minus, without duplication, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense), (iv) any net gain resulting in such period from Swap Agreements and the application of Statement of Financial Accounting Standards No. 133, (v) any net gain resulting in such period from currency translation gains related to currency re-measurements of Indebtedness, (vi) any other non-cash income, which is not expected to result in cash income in a future period (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash income on sales of assets outside the ordinary course of business), all as determined on a consolidated basis, (vii) any income or gain from the early extinguishment of Indebtedness or Swap Agreements or other derivative instruments (including as a result of an assignment of the Term Loans to a Permitted Auction Purchaser or an Affiliated Lender as permitted under Section 10.6), (viii) any income or gain from disposed, abandoned or discontinued operations and any gains on disposal of disposed, abandoned, transferred, closed or discontinued operations, (ix) any income or gain (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that (x) there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Company) in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Restricted Subsidiary in the form of dividends or similar distributions, (c) solely for the purpose of determining Excess Cash Flow, the net income for such period of any Restricted Subsidiary of the Company (other than any Subsidiary Guarantor), to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Company or a Subsidiary Guarantor in respect of such period, to the extent not already included therein, (d) any increase in amortization or depreciation or other non-cash charges that results from the application of purchase accounting in relation to any acquisition that is consummated after the Closing Date, net of taxes and (e) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income. In addition, to the extent not already accounted for in the Consolidated Net Income, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of net proceeds received by the Company or any Restricted Subsidiary thereof from business interruption insurance.

“Consolidated Total Debt”: at any date, the aggregate principal amount (or, if higher, the par value or stated face amount (other than with respect to zero coupon Indebtedness)) of all Indebtedness of the Company and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP and without duplication, including the outstanding principal amount of the Term Loans, but excluding (i) any liabilities in respect of undrawn letters of credit referred to in clause (a)(ii) of the definition of “Indebtedness” and any Guarantee Obligations in respect of any such liabilities, and (ii) Indebtedness incurred in reliance on clause (l) of Section 6.1.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Consolidated Working Capital Adjustment”: for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than (in which case the Consolidated Working Capital Adjustment will be a negative number)) Consolidated Working Capital as of the end of such period.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Investment Affiliate”: as to any Person, any other Person that (a) directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies.

“Credit Agreement Refinancing Indebtedness”: (a) Indebtedness incurred pursuant to Section 6.1(d) and (b) Indebtedness incurred pursuant to a Refinancing Amendment.

“Cumulative Net Cash Proceeds Amount”: as defined in Section 2.6(c).

“Declined Proceeds”: as defined in Section 2.6(d).

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding letters of credit and swingline loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become subject to a Bankruptcy Event.

“Designated Non-cash Consideration”: the fair market value of noncash consideration received by the Company or a Subsidiary of the Company in connection with a Disposition pursuant to Section 6.4(v) that is designated as Designated Non-cash Consideration at the time of such Disposition pursuant to a certificate of a Responsible Officer delivered to the Administrative Agent, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the noncash consideration converted to cash following the consummation of the applicable Disposition).

“Disclosed Matters”: the environmental matters disclosed in Schedule 3.14.

“Disposition”: with respect to any property (including, without limitation, Capital Stock of any Restricted Subsidiary), any sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof (including by merger or consolidation or amalgamation and excluding the granting of a Lien permitted hereunder) and any issuance of Capital Stock of the Company’s Restricted Subsidiaries (in each case, other than any such sale, lease, Sale Leaseback Transaction, assignment, conveyance, transfer, other disposition or issuance with a value less than $5,000,0000 with respect to any single such transaction or related such transactions valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds). The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests”: any Capital Stock which, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change in control or asset sale so long as any right of the holders thereof upon the occurrence of a change in control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable and the termination of the Commitments), in each case, prior to the date that is ninety-one days after the Latest Maturity Date, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, prior to the date that is ninety-one days after the Latest Maturity Date, except as a result of a change in control or an asset sale or the death, disability, retirement, severance or termination of employment or service of a holder who is an employee or director of Holdings, MS Holdco, the Borrower or a Subsidiary, in each case so long as any such right of the holder (1) is not effective during the continuance of an Event of Default and is not effective to the extent that such redemption would result in a Default or an Event of Default or (2) is subject to the prior repayment in full of the Loans and all other Obligations that are then accrued and payable and the termination of the Commitments, (c) requires the payment of any cash dividend or any other scheduled cash payment constituting a return of capital, in each case, prior to the date that is ninety-one days after the Maturity Date, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Latest Maturity Date; provided that if such Capital Stock is issued to any plan for the benefit of employees of Holdings, MS Holdco, the Borrower or its Restricted Subsidiaries

or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by MS Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Documentation Agent”: Wells Fargo Bank, National Association.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of the United States, any state within the United States, or the District of Columbia.

“Dutch Auction”: one or more purchases (each, a “Purchase”) by a Permitted Auction Purchaser or an Affiliated Lender (either, a “Purchaser”) of Loans; provided that, each such Purchase is made on the following basis:

(a) (i) the Purchaser will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Purchaser wishes to make an offer to purchase from each Term Lender and/or each Lender with respect to any Class of Loans, on an individual Class basis, Term Loans, in an aggregate principal amount as is specified by such Purchaser (the “Term Loan Purchase Amount”) with respect to each applicable Class, subject to a range or minimum discount to par expressed as a price at which range or price such Purchaser would consummate the Purchase (the “Offer Price”) of such Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts may be offered with respect to different Classes of Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section); provided that the Purchase Notice shall specify that each Return Bid (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the second Business Day following the date of the Purchase Notice and no later than the fifth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default or Event of Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice) and (iii) the Term Loan Purchase Amount specified in each Purchase Notice delivered by such Purchaser to the Administrative Agent shall not be less than $10,000,000 in the aggregate;

(b) such Purchaser will allow each Lender holding the Loans of any Class, subject to the Purchase Notice to submit a notice of participation (each, a “Return Bid”) which shall specify (i) one or more discounts to par of such Lender’s Class or Classes of Loans, subject to the Purchase Notice expressed as a price (each, an “Acceptable Price”) (but in no event will any such Acceptable Price be greater than the highest Offer Price for the Purchase subject to such Purchase Notice) and (ii) the principal amount of such Lender’s Loans of the applicable Class at which such Lender is willing to permit a purchase of all or a portion of its Loans to occur at each such Acceptable Price (the “Reply Amount”);

(c) based on the Acceptable Prices and Reply Amounts of the Loans of the applicable Class, as are specified by the Lenders, the Administrative Agent in consultation with such Purchaser, will determine the applicable discount (the “Applicable Discount”) which will be the lower of (i) the lowest Acceptable Price at which such Purchaser can complete the Purchase for the entire Term Loan Purchase Amount and (ii) in the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Purchaser to complete a purchase of the entire Term Loan Purchase Amount, the highest Acceptable Price that is less than or equal to the Offer Price;

(d) such Purchaser shall purchase Loans of the applicable Class from each Lender with one or more Acceptable Prices that are equal to or less than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount (such Term Loans being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), subject to clauses (e), (f), (g) and (h) below;

(e) such Purchaser shall purchase the Qualifying Loans offered by the Qualifying Lenders at the Applicable Discount; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Purchaser shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;

(f) the Purchase shall be consummated pursuant to and in accordance with Section 10.6(b) and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Purchaser) reasonably acceptable to the Administrative Agent (provided that, subject to the proviso of subsection (g) of this definition, such Purchase shall be required to be consummated no later than five Business Days after the time that Return Bids are required to be submitted by Lenders pursuant to the applicable Purchase Notice);

(g) upon submission by a Lender of a Return Bid, subject to the foregoing clause (f), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (e) above) of the Reply Amount at the Applicable Discount plus accrued and unpaid interest through the date of purchase to such Purchaser pursuant to Section 10.6(b) and as otherwise provided herein; provided that as long as no Return Bids have been submitted each Purchaser may rescind its Purchase Notice by notice to the Administrative Agent; and

(h) purchases by a Permitted Auction Purchaser of Qualifying Loans shall result in the immediate Cancellation of such Qualifying Loans.

“ECF Percentage”: means, for any fiscal year, 50%; provided, that, the ECF Percentage shall be reduced to 0% if the First Lien Leverage Ratio as of the last day of such fiscal year is not greater than 1.75 to 1.00.

“Eligible Assignee”: (a) any Lender, any Affiliate of a Lender and any Approved Fund, and (b) any commercial bank, insurance company, financial institution, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys commercial loans in the ordinary course; provided that “Eligible Assignee” shall (x) include (i) Affiliated Investment Funds, (ii) Affiliated Lenders, subject to the provisions of 10.6(b)(iv) and (iii) Permitted Auction Purchasers, subject to the provisions of Section 10.6(b)(iii), and solely to the extent that such Permitted Auction Purchasers purchase or acquire Term Loans pursuant to a Dutch Auction and effect a Cancellation immediately upon such contribution, purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent and shall (y) not include any natural person or the Borrower or any of MS Holdco or the Borrower’s Affiliates (other than as set forth in clause (x) above).

“Engagement Letter”: the Term Loan Engagement Letter, dated as of March 4, 2012, among certain of the Agents, certain other parties and the Company.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning Materials of Environmental Concern, human health and safety with respect to exposure to Materials of Environmental Concern, and protection or restoration of the environment as now or may at any time hereafter be in effect.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Materials of Environmental Concern, (c) exposure to any Materials of Environmental Concern, (d) the release or threatened release of any Materials of Environmental Concern into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the greater of (a) 1.25% and (b) the rate per annum determined by reference to the British Bankers’ Association Interest Settlement Rates for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 A.M. (London, England time) two Business Days prior to the beginning of such Interest Period (as set forth by Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates). In the event that the rate referenced in clause (b) of the preceding sentence is not available, the rate referenced in clause (b) of the preceding sentence shall be determined by reference to the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by the Administrative Agent for deposits (for delivery on the first day of the relevant Interest Period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Eurodollar Base Rate is then being determined (or such other amount as may be reasonably determined by the Administrative Agent) with maturities comparable to such period as of approximately 11:00 A.M. (London, England time) two Business Days prior to the beginning of such Interest Period.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Event of Default”: any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any Excess Cash Flow Period, the excess, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such Excess Cash Flow Period, (ii) the amount of all non-cash charges (including depreciation and amortization and reserves for future expenses) deducted in arriving at such Consolidated Net Income, (iii) the Consolidated Working Capital Adjustment for such Excess Cash Flow Period, (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Company and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the amount, if any, by which taxes deducted in determining Consolidated Net Income exceed taxes paid in cash during such period over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Consolidated Capital Expenditures (excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness incurred under any revolving credit facility and (y) the proceeds of equity contributions to, or equity issuances by, MS Holdco or any direct or indirect parent thereof, which are contributed to the Company to finance such expenditures), (iii) the aggregate amount actually paid by the Company and its Restricted Subsidiaries in cash during such Excess Cash Flow Period on account of Permitted Acquisitions (excluding (x) the principal amount of Indebtedness incurred in connection with such expenditures other than Indebtedness incurred under any revolving credit facility and (y) the proceeds of equity contributions to, or equity issuances by, MS Holdco, which are contributed to the Company to finance such expenditures), (iv) all mandatory prepayments of the Term Loans pursuant to Section 2.6(c) made during such Excess Cash Flow Period, but only to the extent that the Asset Sale or Recovery Event giving rise to the obligation to make a mandatory prepayment pursuant to Section 2.6(c) resulted in a corresponding increase in Consolidated Net Income, (v) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all regularly scheduled principal amortization payments of Funded Debt made on their due date during such Excess Cash Flow Period (including, payments in respect of Capital Lease Obligations to the extent not deducted in the calculation of Consolidated Net Income), (vi) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all optional prepayments of Indebtedness (other than (x) the Loans and (y) in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during the Specified Period for such Excess Cash Flow Period including any premium, make-whole or penalty payments actually paid in cash and that are required to be made in connection with any prepayment of indebtedness to the extent, in the case of prepayments, such prepayments are applied to reduce scheduled amortization payments of Indebtedness that are due during such Excess Cash Flow Period, (vii) the aggregate net amount of non-cash gains on the Disposition of property by the Company and its Restricted Subsidiaries during such Excess Cash Flow Period (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (viii) to the extent not funded with proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility) or pursuant to Section 6.6(p), the aggregate amount of all Investments and acquisitions made in cash during such Excess Cash Flow Period to the extent permitted under this Agreement, (ix) any cash payments that are made during such Excess Cash Flow Period and have the effect of reducing an accrued liability (other than Indebtedness) that was not accrued during such Excess Cash Flow Period, (x) cash payments by the Borrower and its Subsidiaries during such Excess Cash Flow Period in respect of long-term liabilities of the Borrower and its Subsidiaries other than Indebtedness, (xi) the aggregate amount of expenditures actually made by the Borrower and the Subsidiaries in cash during such Excess Cash Flow Period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such Excess Cash Flow Period, (xii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Subsidiaries during such Excess Cash Flow Period that are required to be made in connection with any prepayment of Indebtedness, (xiii) without duplication of amounts deducted from Excess Cash Flow in other periods, the aggregate consideration required to be paid by the Borrower or any of its Subsidiaries pursuant to (a) binding contracts or (b) letters of intent, in each case, entered into prior to or during such Excess Cash Flow Period relating to acquisitions or Consolidated Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such Excess Cash Flow Period, (xiv) the amount of taxes paid in cash during such Excess Cash Flow Period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and (xv) to the extent not funded with the proceeds of Indebtedness or deducted in determining Consolidated Net Income, Restricted Payments made under clauses (d), (e), (f) and (g) of Section 6.5.

“Excess Cash Flow Application Date”: as defined in Section 2.6(b).

“Excess Cash Flow Period”: each fiscal year of the Company beginning with the fiscal year ending December 31, 2012.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Subsidiary”: (a) any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Company, (b) (i) any Foreign Subsidiary, (ii) any CFC Holdco or (iii) any Domestic Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary that is a CFC, (c) any Subsidiary that is prohibited or restricted by applicable law from providing a Guarantee of the Guaranteed Obligations or if such Guarantee would require governmental (including regulatory) consent, approval, license or authorization, (d) any special purpose securitization vehicle (or similar entity), (e) any Restricted Subsidiary that is a not-for-profit organization, (f) any Unrestricted Subsidiary, (g) any Immaterial Subsidiary, (h) any captive insurance company and (i) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of becoming a Guarantor shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Taxes”: with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it, in each case, by a jurisdiction as a result of such recipient being organized under the laws of, or having its principal office or applicable lending office in, such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction (other than any connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Document), (b) any branch profits Tax under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a), (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any U.S. federal withholding Tax that is not imposed solely as a result of a Change in Tax Law occurring after such Non-U.S. Lender became a party to this Agreement, except (i) to the extent that such Non-U.S. Lender’s assignor, if any, was entitled, immediately prior to the assignment to such Non-U.S. Lender, to receive additional amounts with respect to such withholding Tax pursuant to Section 2.13 or (ii) where such Non-U.S. Lender changes its applicable lending office or takes any other action after the occurrence of such Change in Tax Law, to the extent that the additional amounts payable (if any) to such Non-U.S. Lender in respect of such withholding Tax after such change in applicable lending office or such other action do not exceed the additional amounts (if any) payable to such Non-U.S. Lender solely as a result of such Change in Tax Law, (d) any United States federal withholding Tax imposed pursuant to FATCA, and (e) any withholding Taxes attributable to the failure of a Lender to comply with Section 2.13(e).

“Existing Synthetic Letters of Credit”: as defined in the preamble hereto.

“Existing Term Loan Credit Facility”: as defined in the preamble hereto.

“Existing Term Loan”: as defined in the preamble hereto.

“Extended Term Lender”: as defined in Section 2.20(a).

“Extended Term Loan”: as defined in Section 2.20(a).

“Extension”: as defined in Section 2.20(a).

“Extension Amendment”: as defined in Section 2.20(a).

“Extension Offer”: as defined in Section 2.20(a).

“Facility”: any Class of Loans, as the context may require.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future treasury regulations or official interpretations thereof by any Governmental Authority (including a court).

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers (or, if such day is not a Business Day, for the next preceding Business Day), as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“First Lien Leverage Ratio”: as at the last day of any Test Period, the ratio of (a) the excess of (i) Consolidated Total Debt that is secured by a lien on any assets or property of any Loan Party (including the Loans but excluding any Indebtedness that is secured solely by Liens that are expressly subordinated or otherwise rank junior in priority to the Liens securing the Obligations) over (ii) an amount equal to the amount of unrestricted cash and Cash Equivalents of the Company and its Restricted Subsidiaries on such date, not to exceed $50,000,000, that are free and clear of any Lien (other than Permitted Liens) to (b) Consolidated EBITDA for such period.

“First-Tier CFC Holdco”: any CFC Holdco owned directly by the Borrower or any Domestic Subsidiary.

“First-Tier Foreign DRE”: any Foreign DRE that is owned, directly or indirectly through one or more Foreign DREs, by the Borrower or a Domestic Subsidiary.

“First-Tier Foreign Subsidiary”: any Foreign Subsidiary (other than a Foreign DRE), owned directly by the Borrower, any Domestic Subsidiary, or any First-Tier Foreign DRE.

“Flood Insurance Laws”: means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign DRE”: a Foreign Subsidiary that for U.S. federal income tax purposes is classified as a partnership or that is “disregarded as an entity separate from its owner” (within the meaning of Treas. Reg. § 301.7701-3), but not any such Foreign Subsidiary that has no material assets other than Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“Foreign Subsidiary”: any Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Company, Indebtedness in respect of the Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial tests, standards or terms in this Agreement, then at the Company’s request, the Administrative Agent shall enter into negotiations with the Company in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Company’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Company, the Administrative Agent and the Required Lenders, all financial tests, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred (other than for purposes of delivery of financial statements under Section 5.1(a) and (b)). “Accounting Changes” refers to changes in accounting principles (i) required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC or (ii) otherwise proposed by the Company to, and approved by, the Administrative Agent.

“Governmental Approval”: any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority”: the government of the United States or any other country, including any political subdivision of any of the foregoing (including state, provincial or local), the European Central Bank, the Council of Ministers of the European Union, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any European supranational body) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Group Members”: the collective reference to the Company and its Restricted Subsidiaries.

“Guarantee”: as defined in Section 7.2.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantor Joinder Agreement”: an agreement substantially in the form of Exhibit H.

“Guarantor Obligations”: as defined in Section 7.1.

“Guarantors”: the collective reference to MS Holdco and the Subsidiary Guarantors.

“Holdings”: TMS International Corp, a Delaware corporation.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary that, at the last day of the most recently ended fiscal quarter of the Company for which financial statements have theretofore been most recently delivered pursuant to Section 5.1(a) or (b), accounted for less than (x) 5% of Total Assets at such date and (y) less than 5% of the consolidated revenues of the Company and its Restricted Subsidiaries for the Test Period ending on such date; provided that, notwithstanding the above, “Immaterial Subsidiary” shall also include any of the Company’s Restricted Subsidiaries designated in writing to the Administrative Agent, by a Responsible Officer of the Company (which the Company shall be required to designate (and hereby undertakes to designate) to the extent necessary to ensure that Immaterial Subsidiaries accounted for, at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have theretofore been most recently delivered pursuant to Section 5.1(a) or (b), less than 10% of Total Assets at such date and less than 10% of consolidated revenues of the Company for the Test Period ending on such date.

“Incremental Amendment”: as defined in Section 2.18(c).

“Incremental Facility Closing Date”: as defined in Section 2.18(c).

“Incremental OID”: as defined in the definition of “Yield Calculation Principles.”

“Incremental Revolving Commitments”: as defined in Section 2.18(a).

“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or credit exposure to the Borrower arising from an Incremental Revolving Commitment.

“Incremental Term Commitments”: as defined in Section 2.18(a).

“Incremental Term Lender”: as defined in Section 2.18(a).

“Incremental Term Loans”: as defined in Section 2.18(a).

“Incremental Term Loan Maturity Date”: the date on which an Incremental Term Loan matures as set forth on the Incremental Amendment relating to such Incremental Term Loan.

“Incremental Yield Differential”: as defined in Section 2.18(b).

“Indebtedness” means, with respect to any Person, (a) any indebtedness (including principal and premium) of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capital Lease Obligations), except any such balance that constitutes a trade payable, accrued liability or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or (iv) representing any obligations in respect of Swap Agreements, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Agreements) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; (c) to the extent not otherwise included, any obligation of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at the date of determination and the amount of Indebtedness so secured; and (d) Attributable Debt in respect of Sale Leaseback Transactions; provided that notwithstanding the foregoing, Indebtedness will be deemed not to include contingent obligations incurred in the ordinary course of business. In no event shall non-contractual obligations or liabilities, in either case, in respect of any equity interests constitute Indebtedness under this definition.

“Indemnified Liabilities”: as defined in Section 10.5.

“Indemnitee”: as defined in Section 10.5.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Intellectual Property”: as defined in the Security Agreement

“Intellectual Property Security Agreements”: the Intellectual Property Security Agreement, dated as of the date hereof, by the grantors party thereto in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance therewith and with this Agreement and any additional agreements or documents granting or purporting to grant a Lien on Intellectual Property of any Loan Party for the benefit of any Secured Party.

“Interest Payment Date”: (a) as to any ABR Loan, the last Business Day of each March, June, September and December (commencing on June 30, 2012) to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders of the relevant Class) nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or (if agreed to by all Lenders of the relevant Class) nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 11:00 A.M., New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(b) the Company may not select an Interest Period for any Class of Loans beyond the date final payment is due on such Class of Loans; and

(c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

“Investments”: as defined in Section 6.6.

“Junior Lien Intercreditor Agreement”: any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Company, MS Holdco and the Subsidiary Guarantors and one or more Representatives or any other party, as the case may be, on terms set forth on Exhibit J with such modifications as are reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Latest Maturity Date”: at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Incremental Term Loans, Other Term Loan, any Other Term Commitment or Incremental Revolving Commitment.

“Lead Arrangers”: J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Wells Fargo Securities, LLC in their capacities as joint lead arrangers and joint bookrunners for the Term Loans.

“Lenders”: as defined in the preamble hereto.

“Lien”: any mortgage, deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made or maintained by any Lender pursuant to this Agreement consisting of Term Loans, Incremental Term Loans, Extended Term Loans, Other Term Loans and loans made pursuant to any Incremental Revolving Commitment.

“Loan Documents”: this Agreement, the Notes, the Security Documents, a Refinancing Amendment, if any, an Incremental Amendment, if any, and, solely for purposes of paragraph (d) of Section 8.1, the Engagement Letter.

“Loan Parties”: the Borrower and the Guarantors.

“Majority Facility Lenders”: at any time with respect to any Facility, Lenders having Loans and unused and outstanding commitments with respect to such Facility representing more than 50% of the sum of all Loans outstanding and unused and outstanding commitments with respect to such Facility at such time.

“Management Stockholders”: the members of management of Holdings or its Subsidiaries and their Control Investment Affiliates who are holders of Capital Stock of Holdings or any direct or indirect parent company of Holdings on the Closing Date.

“Mandatory Prepayment Date”: as defined in Section 2.6(f).

“Material Adverse Effect”: a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents or (c) the rights of or benefits available to, or conferred upon, the Administrative Agent or any Lender hereunder or thereunder.

“Materials of Environmental Concern”: any chemicals, pollutants, contaminants, wastes, or substances in any form, including, any petroleum or petroleum products, asbestos or asbestos containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, radon, urea-formaldehyde insulation, molds fungi, mycotoxins, radioactivity, or radiofrequency radiation, that are regulated pursuant to any Environmental Law.

“Maturity Date”: March 20, 2019.

“Maximum Pari Passu Facilities Amount”: at any date of determination, the greater of (a)(i) $75,000,000 minus (ii) the sum of (A) the aggregate principal amount of Incremental Term Loans made pursuant to Section 2.18 prior to such date and (B) the aggregate principal amount of Indebtedness issued or incurred pursuant to Section 6.1(e) prior to such date; provided that the maximum amount deducted pursuant to this clause (a)(ii) shall not exceed $75,000,000, and (b) an amount if, after giving effect to the incurrence of such additional amount (and assuming all Incremental Revolving Commitments were fully drawn), the First Lien Leverage Ratio shall be less than or equal to 2.75:1.00, determined on a Pro Forma Basis as of the most recently completed Test Period for which financial statements and certificates were required to be delivered under Section 5.1(a) or (b), as the case may be.

“Maximum Amount”: as defined in Section 10.16(a).

“Minimum Extension Condition”: as defined in Section 2.20(b).

“Minimum Tranche Amount”: as defined in Section 2.20(b).

“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.

“Mortgaged Properties”: the owned real properties (if any) identified as a “Mortgaged Property” on the Perfection Certificate to be encumbered by a Mortgage together with any real properties encumbered by a Mortgage pursuant to Section 5.8(d), in each case in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Mortgages”: each of the mortgages, deeds of trust, and deeds to secure debt or such equivalent documents hereafter entered into and executed and delivered by one or more of the Loan Parties to the Administrative Agent, in each case, in form and substance reasonably acceptable to the Administrative Agent.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: (a) in connection with any Asset Sale or any other sale of assets the proceeds thereof actually received in the form of cash and cash equivalents (including Cash Equivalents) (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, and other bona fide fees, costs and expenses actually incurred in connection therewith, (ii) amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or any other sale of assets (other than any Lien pursuant to a Security Document), (iii) taxes paid and the Company’s reasonable and good faith estimate of income, franchise, sales, and other applicable taxes required to be paid by MS Holdco, the Company or any Restricted Subsidiary in connection with such Asset Sale or any other sale of assets, (iv) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to the seller’s indemnities and representations and warranties to the purchaser in respect of such Asset Sale or any other sale of assets owing by MS Holdco or any of its Restricted Subsidiaries in connection therewith and which are reasonably expected to be required to be paid; provided that to the extent such indemnification payments are not made and are no longer reserved for, such reserve amount shall constitute Net Cash Proceeds, (v) cash escrows to MS Holdco or any of its Restricted Subsidiaries from the sale price for such Asset Sale or other sale of assets; provided that any cash released from such escrow shall constitute Net Cash Proceeds upon such release, (vi) other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits, and tax credit carry forwards, and similar tax attributes or deductions and any tax sharing arrangements), and (b) in connection with any incurrence or issuance of Indebtedness, the cash proceeds received from any such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other bona fide fees and expenses actually incurred in connection therewith.

“New York UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York.

“Non-Consenting Lender”: as defined in Section 10.1(g).

“Non-Excluded Taxes”: all Taxes other than Excluded Taxes and Other Taxes.

“Non-U.S. Lender”: any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Note”: a Term Loan Note.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans or the maturity of Cash Management Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, and all other obligations and liabilities of the Company or any other Restricted Subsidiary (including with respect to guarantees) to the Administrative Agent, any Lender, any other Secured Party or any party to a Specified Swap Agreement or a party providing Cash Management Obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document or any other document made, delivered or given in connection herewith or therewith or any Specified Swap Agreement or any document relating to Cash Management Obligations, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Company or any Guarantor pursuant to any Loan Document), guarantee obligations or otherwise.

“Offer Price”: shall have the meaning set forth in the definition of “Dutch Auction.”

“Onex”: Onex Corporation.

“Organizational Document”: (i) relative to each Person that is a corporation, its charter and its by-laws (or similar documents), (ii) relative to each Person that is a limited liability company, its certificate of formation and its operating agreement (or similar documents), (iii) relative to each Person that is a limited partnership, its certificate of formation and its limited partnership agreement (or similar documents), (iv) relative to each Person that is a general partnership, its partnership agreement (or similar document) and (v) relative to any Person that is any other type of entity, such documents as shall be comparable to the foregoing.

“Other Applicable Indebtedness”: as defined in Section 2.6(d).

“Other Taxes”: any and all present or future stamp or documentary Taxes or any other excise, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, excluding, in each case, any such Tax imposed as a result of a Lender’s assignment or other transfer or grant of a participation in any Loan or a Lender’s designation of a new applicable lending office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”), but only to the extent such Assignment Taxes result from a present or former connection between the assignor and/or assignee or Lender and/or Participant and the taxing jurisdiction (other than any connection arising from such assignor, assignee, Lender or Participant having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Loan Documents); provided that the foregoing exclusions shall not apply to any Assignment Taxes resulting from any action taken pursuant to a request by a Borrower under Section 2.13.

“Other Term Commitments”: one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Lender”: means a Lender with an Other Term Commitment or an Other Term Loan.

“Other Term Loans”: one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount”: with respect to the Loans on any date, the amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Pari Lien Intercreditor Agreement”: any intercreditor agreement executed in connection with any transaction requiring such agreement to be executed pursuant to the terms hereof, among the Administrative Agent, the Company, MS Holdco and the Subsidiary Guarantors and one or more Representatives or any other party, as the case may be, on terms set forth on Exhibit I with such modifications as are reasonably satisfactory to the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Participant”: as defined in Section 10.6(c)(i).

“Participant Register”: as defined in Section 10.6(c)(i).

“PATRIOT Act”: as defined in Section 3.21(a).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

“Perfection Certificate” means the Perfection Certificate, dated as of the Closing Date, and executed by the Borrower and the Guarantors and delivered to the Administrative Agent.

“Permitted Acquisition”: as defined in Section 6.6(k).

“Permitted Asset Swap”: means the concurrent purchase and sale or exchange of assets that are used or useful in the business of the Company and its Restricted Subsidiaries or a combination of such assets and cash or Cash Equivalents between the Borrower or any Restricted Subsidiaries and another Person that is not the Borrower or any Restricted Subsidiaries; provided that any cash or Cash Equivalents received by the Borrower or any Restricted Subsidiaries must be applied in accordance with Section 2.6(c).

“Permitted Auction Purchaser”: the Company or MS Holdco.

“Permitted Investors”: the collective reference to the Sponsor and the Management Stockholders.

“Permitted Liens”: as defined in Section 6.2.

“Permitted Priority Liens”: (i) with respect to Collateral other than Capital Stock, Liens permitted by Section 6.2 (excluding paragraph (j) thereof) and (ii) with respect to Collateral that is Capital Stock, Section 6.2(c).

“Permitted Refinancing”: with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) at the time thereof, no Event of Default shall have occurred and be continuing, and (d) (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) to the extent Liens securing such Indebtedness being modified, refinanced, refunded, renewed or extended are subordinated to Liens securing the Obligations, the Liens, if any, securing such modification, refinancing, refunding, renewal or extension are subordinated to the Liens securing the Obligations pursuant to a Junior Lien Intercreditor Agreement (and a Junior Lien Intercreditor Agreement may be amended in a manner reasonably acceptable to the Administrative Agent to provide for such Liens to be subordinated to the Liens securing the Obligations on a basis consistent with a Junior Lien Intercreditor Agreement prior to such modification, refinancing, refunding, renewal or extension), (iii) Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor shall not refinance Indebtedness of the Borrower or a Subsidiary Guarantor, (iv) Indebtedness of the Borrower or a Restricted Subsidiary shall not refinance Indebtedness of a Subsidiary that is not a Guarantor and (v) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions and financial covenants) are either (x) (taken as a whole) not materially more favorable to the providers of such Permitted Refinancing than those applicable to the Indebtedness being refinanced or (y) on market terms for Indebtedness of the type being incurred pursuant to such Permitted Refinancing at the time of incurrence, except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then

Latest Maturity Date; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least two Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (v) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Borrower within such two Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)).

“Person”: any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform”: as defined in Section 5.2(a).

“Prepayment Fees”: as defined in Section 2.5(b).

“Prime Rate”: the rate of interest per annum announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors).

“Private Lender Information”: any information and documentation that is not Public Lender Information.

“Pro Forma Basis”: for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Asset Sale for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Company or any Restricted Subsidiary shall have made an acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such acquisition of assets constituting at least a division of a business unit of, or all or substantially all of the assets of, any Person, occurred on the first day of such Reference Period (including, in each such case, pro forma adjustments consistent with clause (r) of the definition of Consolidated EBITDA.

“Projections”: as defined in Section 5.2(c).

“Public Lender Information”: information and documentation that is either exclusively (i) publicly available or (ii) not material with respect to Holdings and its Subsidiaries or any of their securities for purposes of foreign, United States Federal and state securities laws.

“Public Offering”: the initial underwritten public offering of common Capital Stock of Holdings in April 2011.

“Purchase”: as defined in the definition of “Dutch Auction.”

“Purchase Notice”: as defined in the definition of “Dutch Auction.”

“Purchaser”: as defined in the definition of “Dutch Auction.”

“Qualified Counterparty”: with respect to any Specified Swap Agreement, any counterparty thereto that, at the time such Specified Swap Agreement was entered into or as of the Closing Date, was the Administrative Agent, an Agent or a Lender or an Affiliate of such Person.

“Qualified Equity Interests”: any Capital Stock of the Borrower that is not a Disqualified Equity Interest.

“Qualifying Bids”: as defined in the definition of “Dutch Auction.”

“Qualifying Lenders” as defined in the definition of “Dutch Auction.”

“Qualifying Loans”: as defined in the definition of “Dutch Auction.”

“Recovery Event”: any settlement of or payment in excess of an amount equal to $5,000,000 in respect of any property or casualty insurance claim or any condemnation, eminent domain or similar proceeding relating to any assets of any Group Member.

“Reference Period”: as defined in the definition of “Pro Forma Basis”.

“Refinance”: in respect of any Indebtedness, to refinance, redeem, defease, refund, extend, renew or repay any Indebtedness with the proceeds of other Indebtedness, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part; “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinanced Term Loans”: as defined in Section 10.1(c).

“Refinancing Amendment”: an amendment to this Agreement executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.

“Register”: as defined in Section 10.6(b)(vi).

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Loan Party in connection therewith that are not applied to repay the Term Loans pursuant to Section 2.6(c).

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Company (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, replace, reconstruct or repair assets useful in the Company’s or applicable Restricted Subsidiary’s business (or to acquire all of the issued and outstanding Capital Stock of a Person that is engaged in a business in which the Company and its Restricted Subsidiaries are permitted to engage in under Section 6.13).

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event (or, if later, 180 days after the date the Company or a Restricted Subsidiary thereof has entered into a binding commitment to reinvest the Net Cash Proceeds of any such Reinvestment Event prior to the expiration of such one year period) and (b) the date on which the Company or the applicable Restricted Subsidiary shall have determined not to acquire or repair assets useful in the Company’s or the applicable Restricted Subsidiary’s business (or to acquire all of the issued and outstanding Capital Stock of a Person that is engaged in a business in which the Company and its Restricted Subsidiaries are permitted to engage in under Section 6.13) with all or any portion of the relevant Reinvestment Deferred Amount.

“Rejection Notice”: as defined in Section 2.6(d).

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Repatriation Limitation”: as defined in Section 2.6(e).

“Replacement Term Loans”: as defined in Section 10.1(c).

“Reply Amount”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, ..29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.

“Representative”: with respect to any series of Indebtedness permitted under Section 6.1(d), (e), and (f), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Required Lenders”: at any time, the holders of more than 50% of the sum of (a) the aggregate Commitments then in effect (and, in the case of Incremental Revolving Commitments that have terminated, the credit exposure then outstanding arising from extensions of credit pursuant to the Incremental Revolving Commitments) and (b) the Term Loans, Incremental Term Loans and Other Term Loans then outstanding; provided that the Commitment of any Defaulting Lender shall be excluded for all purposes of any determination of the Required Lenders.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Repricing Transaction”: other than in the context of a Change of Control, the prepayment, refinancing, substitution or replacement of all or a portion of the Term Loans with the incurrence by the Borrower or any Restricted Subsidiary of any debt financing (other than borrowings under the ABL Credit Agreement) having an effective interest cost or weighted average yield (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such financing, and without taking into account any fluctuations in the Eurodollar Base Rate) that is less than the effective interest cost or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term Loans, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans.

“Responsible Officer”: the chief executive officer, president, chief financial officer, treasurer, controller or comptroller of the Company and any other officer or similar official thereof responsible for the administration of the obligations in respect of this Agreement, but in any event, with respect to financial matters, the chief financial officer, treasurer, controller or comptroller of the Company.

“Restricted Payments”: as defined in Section 6.5.

“Restricted Subsidiary”: means, collectively, any Subsidiary of the Company other than any Unrestricted Subsidiary.

“Retained Excess Cash Flow Amount”: at any date of determination, an amount equal to:

(a) the sum of the amounts of Excess Cash Flow for all Excess Cash Flow Periods ending on or prior to the date of determination, minus

(b) the sum at the time of determination of the aggregate amount of prepayments made or required to be made pursuant to Section 2.6(b) through the date of determination calculated without regard to any reduction in such sum that resulted from voluntary prepayments of the Term Loans referred to in Section 2.6(b)(ii), (provided that, in the case of any Excess Cash Flow Period in respect of which the amount of Excess Cash Flow shall have been calculated as contemplated by Section 5.2(d) but the prepayment required pursuant to Section 2.6(b) is not yet due and payable in accordance with the provisions of Section 2.6(b) as of the date of determination, the amount of prepayments that will be so required to be made in respect of such Excess Cash Flow shall be deemed to be made for purposes of this paragraph).

“Return Bid”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Revolving Facility First Lien Collateral”: as defined in the Term Loan/ABL Intercreditor Agreement.

“S&P”: Standard & Poor’s Ratings Services, or any successor thereto.

“Sale Leaseback Transaction”: any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions a Loan Party sells substantially all of its right, title and interest in any property and, in connection therewith, a Loan Party acquires, leases or licenses back the right to use all or a material portion of such property.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders, any Qualified Counterparties and banks or financial institutions providing Cash Management Obligations.

“Securities Act”: the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement”: the Pledge and Security Agreement to be executed and delivered by MS Holdco, the Company and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Security Documents”: the collective reference to the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, the Term Loan/ABL Intercreditor Agreement, any Pari Lien Intercreditor Agreement, any Junior Lien Intercreditor Agreement and all other security documents granting or perfecting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Senior Subordinated Notes”: as defined in the preamble hereto.

“Senior Subordinated Notes Indenture”: as defined in the preamble hereto.

“Series”: means with respect to any Incremental Term Commitments and Incremental Term Loans, Other Term Commitments and Other Term Loans, Incremental Revolving Commitments or Extended Term Loans, all such Commitments and Loans established pursuant to a single Incremental Amendment, Refinancing

Amendment or Extension Amendment unless the Incremental Amendment, Refinancing Amendment or Extension Amendment specifies that such Commitments and Loans are intended to be an increase in the amount of Term Loans or any previously established Series of other Commitments or Loans (in which case such additional Commitments and Loans shall have the same interest rate, fee, amortization and maturity terms as the applicable existing Commitments and Loans).

“Significant Group Member”: at any date of determination, each Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Solvent”: with respect to any Person and its Subsidiaries on a consolidated basis, means that as of any date of determination, (a) the sum of the “fair value” of the assets of such Person will, as of such date, exceed the sum of all debts of such Person as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the “present fair saleable value” of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the probable liability on existing debts of such Person as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which it is or is about to become engaged and (d) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of this definition, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such liabilities meet the criteria for accrual under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 5).

“Specified Foreign Restructuring”: the transactions disclosed to Lenders that have elected to receive Private Lender Information on or prior to the Closing Date relating to the restructuring of the Company and its Subsidiaries.

“Specified Period”: as to (i) the Excess Cash Flow Period ending December 31, 2012, the period commencing on the Closing Date and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in calendar year 2012 and (ii) any subsequent Excess Cash Flow Period, the period commencing on the Excess Cash Flow Application Date that occurs during such period and ending on the day immediately preceding the Excess Cash Flow Application Date that occurs in the next succeeding Excess Cash Flow Period.

“Specified Swap Agreement”: any Swap Agreement entered into by the Company or any of its Restricted Subsidiaries on the one hand, and any Qualified Counterparty on the other hand, in respect of interest rates, currencies and commodities to the extent permitted under Section 6.10.

“Sponsor”: Onex Corporation and its Control Investment Affiliates, and, in any event, excluding any of their respective portfolio companies.

“Spot Currency Exchange Rate”: as defined in Section 1.2(b).

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other Capital Stock having ordinary voting power (other than stock or such other Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor”: each Restricted Subsidiary of the Company other than any Excluded Subsidiary.

“Swap Agreement”: any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of any Group Member shall be a “Swap Agreement.”

“Synthetic Lease Obligation”: the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or (b) an agreement for the use of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax Indemnitee”: as defined in Section 2.13(c).

“Taxes”: any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Company in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Term Commitments is $300,000,000.

“Term First Lien Collateral”: as defined in the Term Loan/ABL Intercreditor Agreement.

“Term Lenders”: each Lender that has a Term Commitment or that holds a Term Loan.

“Term Loan”: a Loan made pursuant to Section 2.1.

“Term Loan/ABL Intercreditor Agreement”: as defined in the preamble hereto.

“Term Loan Note”: a promissory note substantially in the form of Exhibit F, as it may be amended, supplemented or otherwise modified from time to time.

“Term Loan Purchase Amount”: shall have the meaning assigned to such term in the definition of “Dutch Auction.”

“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

“Test Period”: each period of four consecutive fiscal quarters of the Company then last ended, in each case taken as one accounting period.

“Total Assets”: the total amount of all assets of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company.

“Total Leverage Ratio”: as at the last day of any period, the ratio of (a) the excess of (i) Consolidated Total Debt on such day over (ii) an amount equal to the amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on such date, not to exceed $50,000,000, that are free and clear of any Lien (other than Permitted Liens) to (b) Consolidated EBITDA for such period.

“Transactions”: as defined in the recitals hereto.

“Transferee”: any Assignee or Participant.

“Type”: as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

“Uniform Commercial Code” or “UCC”: the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“United States”: the United States of America.

“Unrestricted Subsidiary”: (i) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date and (ii) any Subsidiary of an Unrestricted Subsidiary.

“U.S. ABL Administrative Agent”: as defined in the preamble hereto.

“U.S. Tax Compliance Certificate”: as defined in Section 2.13(e)(ii)(C).

“U.S. Lender”: a Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Weighted Average Life to Maturity”: when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law and similar requirements under other applicable laws) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Yield Calculation Principles”: the means with respect to any Indebtedness, the calculation of the yield thereof taking into account interest rates, discounts, and upfront fees (other than any customary arrangement or similar fees that are paid to the arranger of such loans in its capacity as such); provided that in the case of any Incremental Term Loans such yield shall be the sum of (x) the margin above the Eurodollar Base Rate on such Incremental Term Loans, (y) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive an upfront fee (other than any customary arrangement or similar fees that are paid to the arranger of such Incremental Term Loans in its capacity as such) directly or indirectly from MS Holdco, the Company or any of their respective Subsidiaries (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such Incremental Term Loans and (B) four, and (z) the greater of (A) any amount by which the minimum Eurodollar Base Rate applicable to such Incremental Term Loans exceeds the minimum Eurodollar Base Rate then applicable to the Term Loans, and (B) any amount by which the minimum ABR applicable to such Incremental Term Loans exceeds the minimum ABR then applicable to the Term Loans.

1.2 Other Interpretive Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations (including any of the Loan Documents) shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time. For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in Dollars, any requisite currency translation shall be based on the rate of exchange between the applicable currency and Dollars (as quoted by a known dealer in such currency designated by the Company (the “Spot Currency Exchange Rate”)) in effect on the Business Day immediately preceding the date of such transaction (except for such other time periods as provided for in Section 6.1) or determination and shall not be affected by subsequent fluctuations in exchange rates.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Commitment of such Lender on the Closing Date. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.7. The Term Commitments shall automatically terminate at 5:00 P.M., New York City time, on the Closing Date.

2.2 Procedure for Borrowing.

(a) The Borrower shall give the Administrative Agent irrevocable notice, substantially in the form of Exhibit B, (which notice must be received by the Administrative Agent prior to 12:00 noon, New York City time, (i) one Business Day prior to the anticipated Closing Date, in the case of ABR Loans, and (ii) two Business Days prior to the Closing Date, in the case of Eurodollar Loans) requesting that the Term Lenders make the Term Loans on the Closing Date and specifying (a) the amount to be borrowed and (b) instructions for remittance of the Term Loans to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon,

New York City time, on the Closing Date each such Term Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan to be made by such Lender. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting such account as is designated in writing to the Administrative Agent by the Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of any Borrowing, the Administrative Agent may (in its sole discretion) assume that such Lender has made such share available on such date in accordance with Section 2.2(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the applicable Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

2.3 Repayment of Term Loans.

(a) The principal amount of the Term Loans of each Term Lender shall be repaid (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of June 2012, in an amount equal to 0.25% of the aggregate principal amount of the Term Loans outstanding on the Closing Date and (ii) on the Maturity Date, in an amount equal to the aggregate principal amount outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. Any prepayment of Term Loans pursuant to Section 2.5 and Section 2.6 shall be applied to reduce remaining scheduled amortization payments as directed by the Borrower in the notice or certificate, as applicable, delivered pursuant to Section 2.5(a) or Section 2.6(f), as applicable. Any reduction in the amount of outstanding Term Loans as a result of any Purchase shall reduce remaining scheduled amortization payments on a pro rata basis.

(b) To the extent not previously paid, (i) each Incremental Term Loan shall be due and payable on the Incremental Term Loan Maturity Date applicable to such Incremental Term Loan and (ii) each Other Term Loan shall be due and payable on the maturity date thereof as set forth in the Refinancing Amendment applicable thereto together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

2.4 Fees. The Company agrees to pay to the Agents (and their respective affiliates) the fees in the amounts and on the dates as set forth in any fee agreements (including, without limitation, the Engagement Letter) with such Persons and to perform any other obligations contained therein.

2.5 Optional Prepayments.

(a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, in each case, without premium or penalty, subject to the requirements of Section 2.5(b), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.14; and provided, further, that if such notice of prepayment indicates that such prepayment is to be funded with the proceeds of a Refinancing of the Facilities, such notice of prepayment may be revoked if such Refinancing is not consummated. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Prepayments shall be accompanied by Prepayment Fees required by Section 2.5(b), if any, and accrued interest. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

(b) If the Borrower (x) prepays, refinances, substitutes or replaces any Term Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.6(a) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, then the Company shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction (as applicable, the “Prepayment Fees”); provided that the Borrower shall only be subject to the requirements of this Section 2.5(b) until the day that is one year following the Closing Date.

2.6 Mandatory Prepayments and Commitment Reductions.

(a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness permitted to be incurred by any Group Member in accordance with Section 6.1, except for Indebtedness incurred pursuant to Section 6.1(d) and Credit Agreement Refinancing Indebtedness), concurrently with, and as a condition to the closing of such transaction, an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Loans as set forth in Section 2.6(d).

(b) If, for any Excess Cash Flow Period, there shall be Excess Cash Flow, an amount equal to the excess of (i) ECF Percentage of such Excess Cash Flow over (ii) to the extent not funded with the proceeds of Indebtedness (other than Indebtedness in respect of any revolving credit facility), the aggregate amount of all Purchases by the Company or MS Holdco (determined by the actual cash purchase price paid and not the par value of the Loans purchased) and voluntary prepayments of Term Loans made by the Borrower during the Specified Period, shall, on the relevant Excess Cash Flow Application Date, be applied toward the prepayment of the Loans as set forth in Section 2.6(d). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than ten Business Days after the date on which the financial statements of the Company referred to in Section 5.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders.

(c) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event which, when taken together with the Net Cash Proceeds theretofore received by any Group Member from such Asset Sale or Recovery Event (collectively the “Cumulative Net Cash Proceeds Amount”), are greater than $5,000,000 (the “Asset Sale Reduction Amount”), then, unless a Reinvestment Event has occurred, such Net Cash Proceeds (up to an amount equal to the excess of the Cumulative Net Cash Proceeds Amount over the Asset Sale Reduction Amount) shall be applied from such Net Cash Proceeds within ten Business Days of such date to either (x) prepay outstanding Term

Loans in accordance with Section 2.6(d) or (y) if such Net Cash Proceeds are from the sale or disposition of any, or a Recovery Event in respect of, ABL Priority Collateral, repay outstanding borrowings under the ABL Credit Agreement; provided that notwithstanding the foregoing on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to any Asset Sale Event shall be applied to prepay the outstanding Term Loans as set forth in Section 2.6(d).

(d) Amounts to be applied in connection with prepayments made pursuant to Section 2.6(b) and (c) shall be applied, to (A) in the case of a prepayment pursuant to clause (b) above, the prepayment of the Term Loans and (B) at the Company’s option in the case of a prepayment pursuant to clause (c) above, outstanding Indebtedness incurred pursuant to Section 6.1(d) and (e) (collectively, “Other Applicable Indebtedness”); provided that any such Net Cash Proceeds may be applied to Other Applicable Indebtedness only (and not in excess of) the extent to which a mandatory prepayment in respect of such Asset Sale or Recovery Event is required under the terms of such Other Applicable Indebtedness (with any remaining Net Cash Proceeds applied to prepay outstanding Term Loans in accordance with the terms hereof) unless such application would result in the holders of Other Applicable Indebtedness receiving in excess of their pro rata share (determined on the basis of the aggregate outstanding principal amount of Term Loans and Other Applicable Indebtedness at such time) of such Net Cash Proceeds relative to Term Lenders, in which case such Net Cash Proceeds may only be applied to Other Applicable Indebtedness on a pro rata basis with outstanding Term Loans; provided further that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased, repaid or prepaid with any such Net Cash Proceeds, the declined amount of such Net Cash Proceeds shall promptly (and, in any event, within ten Business Days after the date of such rejection) be applied to prepay Term Loans in accordance with the terms hereof (to the extent such Net Cash Proceeds would otherwise have been required to be applied if such Other Applicable Indebtedness was not then outstanding). Each prepayment of the Term Loans under Section 2.6 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. The Administrative Agent will promptly notify each Lender holding Term Loans of the contents of the Company’s repayment notice and of such Lender’s pro rata share of any repayment. Each such Lender may reject all or a portion of its pro rata share of any mandatory repayment pursuant to clause (b) or (c) above (such declined amounts, the “Declined Proceeds”) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Company no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds shall be retained by the Company and its Restricted Subsidiaries (subject to any prepayment obligations it may have with respect to other Indebtedness).

(e) Notwithstanding the foregoing, if the Company reasonably determines in good faith that any amounts attributable to Foreign Subsidiaries that are required to be prepaid pursuant to Sections 2.6(b) and (c) would result in material adverse tax consequences or violate local law in respect of upstreaming proceeds (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors), in each case as set forth in a certificate delivered by a Responsible Officer of the Company to the Administrative Agent, then the Borrower shall not be required to prepay such amounts as required under Sections 2.6(b) and (c) until such material tax consequences or local law violation no longer exists (any such limitation, a “Repatriation Limitation”); provided that the Borrower shall take commercially reasonable actions to permit repatriation of the proceeds subject to such prepayments in order to effect such prepayments without violating local law or incurring material adverse tax consequences.

(f) The Borrower shall deliver to the Administrative Agent (who will notify each Lender) notice of each prepayment required under this Section 2.6 not less than five Business Days prior to the date such prepayment shall be made (each such date, a “Mandatory Prepayment Date”). Such notice shall set forth (i) the Mandatory Prepayment Date, (ii) the principal amount of each Loan (or portion thereof) to be prepaid, and (iii) the Type of each Loan being prepaid. The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.6, a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment.

2.7 Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice, substantially in the form of Exhibit E, of such election no later than 1:00 P.M., New York City time, on the Business Day preceding the proposed conversion date; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor); and provided, further, that no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such when any Event of Default has occurred and is continuing; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(c) At no time shall there be more than six Interest Periods outstanding with respect to any Class of Loans.

2.8 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or if a Default or Event of Default under Section 8.1(a) or (f) has occurred and is continuing, such overdue amount (and, in the case of a Default or Event of Default under Section 8.1(f), all Loans) shall bear interest at a rate per annum equal to in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.8 plus 2% and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.8(c) shall be payable from time to time on demand.

2.9 Computation of Interest.

(a) Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365-day (or 366-day, as the case may be) year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted from a Eurodollar Loan, the date of conversion of such Eurodollar Loan to such ABR Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to an ABR Loan being converted to a Eurodollar Loan, the date of conversion of such ABR Loan to such Eurodollar Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.8(a).

2.10 Inability to Determine Interest Rate; Illegality. If prior to the first day of any Interest Period (with regard to clauses (a) and (b) of this Section 2.10 only):

(a) the Administrative Agent or the Required Lenders shall have determined (which determination shall, absent manifest error, be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as, absent manifest error, conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent agrees to do promptly once such condition no longer exists), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

(c) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Company and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans (the interest rate on which shall, if necessary to avoid illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the ABR), in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

For purposes of this clause (c) a notice to the Company by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

(d) If any Secured Party determines, acting reasonably, that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Secured Party to hold or benefit from a Lien over real property of the Loan Parties pursuant to any law of the United States or any State thereof, such Secured Party may notify the Administrative Agent and disclaim any benefit of such security interest to the extent of such illegality; provided, that such determination or disclaimer shall not invalidate, render unenforceable or otherwise affect in any manner such Lien for the benefit of any other Secured Party.

2.11 Pro Rata Treatment and Payments.

(a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitments of the applicable Class of the relevant Lenders.

(b) Except as otherwise provided herein, each payment (including each prepayment) on account of principal of and interest on the Term Loans shall be made pro rata to the Term Lenders according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.

(c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. Any payments received after such time shall be deemed to be received on the next Business Day at the Administrative Agent’s sole discretion. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. Except as otherwise provided hereunder, if any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

2.12 Requirements of Law.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement (other than any Taxes) against assets of, deposits with or for the account of, or credit extended by, the Administrative Agent or any Lender (except any such reserve requirement reflected in the Eurodollar Rate);

(ii) subject any Lender to any Tax (other than Non-Excluded Taxes or Other Taxes indemnified by Section 2.13 and any Excluded Taxes); or

(iii) impose on the Administrative Agent or any Lender, or the London interbank market, any other condition affecting this Agreement or Eurodollar Loans made by the Administrative Agent or any Lender;

and the result of any of the foregoing shall be (A) to increase the cost to the Administrative Agent or such Lender of making or maintaining any such Eurodollar Loan (or of maintaining its obligation to make any such Loan) or (B) to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) If the Administrative Agent or any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Administrative Agent’s or such Lender’s capital or on the capital of the Administrative Agent’s or such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by the Administrative Agent or such Lender to a level below that which the Administrative Agent or such Lender or the Administrative Agent’s or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Administrative Agent’s or such Lender’s policies and the policies of the Administrative Agent’s or such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender or the Administrative Agent’s or such Lender’s holding company for any such reduction suffered as a result of the extensions of credit to the Borrower hereunder.

(c) A certificate of the Administrative Agent or a Lender setting forth the amount or amounts necessary to compensate the Administrative Agent or such Lender or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 2.12 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Administrative Agent or such Lender, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.

(d) Failure or delay on the part of the Administrative Agent or any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Administrative Agent’s or Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate the Administrative Agent or any Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than 270 days prior to the date that the Administrative Agent or such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Administrative Agent’s or Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.13 Taxes.

(a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be paid free and clear of, and without any deduction or withholding on account of, any Taxes, except to the extent required by any Requirement of Law, as determined in the good faith discretion of the Person required by such Requirement of Law to withhold or deduct such Taxes (such Person, the “Applicable Withholding Agent”); provided that if any Loan Party or any other Applicable Withholding Agent shall be required by any Requirement of Law, as determined in the good faith discretion of the Applicable Withholding Agent, to deduct or withhold any Taxes from or in respect of any such payment, then (i) the applicable Loan Party shall promptly notify the Administrative Agent of such requirement; (ii) the Applicable Withholding Agent shall make such deduction or withholding and timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with such Requirement of Law; and (iii) if the Tax in question is a Non-Excluded Tax or Other Tax, the sum payable by such Loan Party shall be increased to the extent necessary so that after all required deductions or withholdings of Non-Excluded Taxes or Other Taxes have been made (including any deductions or withholdings of such Non-Excluded Taxes or Other Taxes attributable to any amounts payable under this Section 2.13), the applicable recipient receives a net payment equal to the payment it would have received had no such deduction or withholding been required or made.

(b) The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Each Loan Party shall jointly and severally indemnify each applicable Lender and the Administrative Agent (each a “Tax Indemnitee”), within ten days after written demand therefor, for the full amount of any Non-Excluded Taxes payable by such Tax Indemnitee in respect of any Loans or any other Obligations of the Loan Parties under any of the Loan Documents and the full amount of any Other Taxes payable by such Tax Indemnitee, including any Non-Excluded Taxes or Other Taxes imposed on or attributable to amounts payable under this Section 2.13, and any reasonable out-of-pocket expenses related thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and the calculation of the amount of such liability delivered by the Tax Indemnitee, or by the Administrative Agent on its own behalf or on behalf of another Tax Indemnitee, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Non-Excluded Taxes or Other Taxes by any Loan Party or other Applicable Withholding Agent to a Governmental Authority, the applicable Loan Party or other Applicable Withholding Agent (as the case may be) shall deliver to the Administrative Agent or such applicable Loan Party, respectively, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent or such applicable Loan Party, respectively.

(e) Each Lender shall, at such times as are reasonably requested by the Borrower or the Administrative Agent, provide the Borrower and the Administrative Agent with any documentation prescribed by any Requirement of Law or reasonably requested by the Borrower or the Administrative Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 2.13(e)) obsolete, expired or inaccurate in any respect, deliver promptly to the Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its inability to do so.

Without limiting the generality of the foregoing:

(i) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) two properly completed and duly signed original copies of IRS Form W-9 (or any successor forms) certifying that such U.S. Lender is exempt from U.S. federal backup withholding.

(ii) Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(A) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party, and such other documentation as required under the Code,

(B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates substantially in the form of Exhibit K (any such certificate, a “U.S. Tax Compliance Certificate”) and (y) two properly completed and duly signed original copies of IRS Form W-8BEN (or any successor forms),

(D) to the extent a Non-U.S. Lender is not the beneficial owner (for example, where such Non-U.S. Lender is a partnership, or is a participating Lender that has transferred its beneficial ownership to a Participant), two properly completed and duly signed original copies of IRS Form W-8IMY (or any successor forms) of such Non-U.S. Lender, accompanied by a Form W-8ECI, W-8BEN, U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 2.13(e) if such beneficial owner were a Lender, as applicable (provided that if such Non-U.S. Lender is a partnership and not a participating Lender, and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Non-U.S. Lender on behalf of such beneficial owners), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendment made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (e), no Lender shall be required to deliver any documentation that such Lender is not legally eligible to deliver.

(f) If a Tax Indemnitee determines, in its sole discretion, exercised in good faith, that it has received a refund (in cash or applied as payment of Taxes otherwise payable in cash) of any Non-Excluded Taxes or Other Taxes as to which it has received additional amounts or indemnification pay-

ments under this Section 2.13, then it shall pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this Section 2.13 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Tax Indemnitee (including any Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Tax Indemnitee, agrees to repay the amount paid over to the Borrower (plus any related penalties, interest or other charges imposed by the relevant Governmental Authority) to such Tax Indemnitee in the event such Tax Indemnitee is required to repay such refund to the applicable Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any such Tax Indemnitee be required to pay any amount to the Borrower pursuant to this clause (f) if such payment would place any such Tax Indemnitee in a less favorable position (on a net after-Tax basis) than any such Tax Indemnitee would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.13(f) shall not be construed to require a Tax Indemnitee to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.

2.14 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) failure by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) failure by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, reduced, converted or continued, for the period from the date of such prepayment or of such failure to borrow, reduce, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, reduce, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest or other return for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any, and the effect of the minimum rate set forth in the definition of “Eurodollar Base Rate”) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.14 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.15 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.12 or 2.13 with respect to such Lender, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.12 or 2.13.

2.16 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.12 or 2.13(a), or (b) has not consented to a proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.1 that requires the consent of all Lenders or all Lenders under a particular Facility and which has been approved by the Required Lenders as provided in Section 10.1, with a Lender or Eligible Assignee; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) in the case of clause (a), prior to any such replacement, such Lender shall have taken no action under Section 2.15 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.12 or 2.13, (iii) the replacement financial institution or other Eligible Assignee shall purchase, at par, all Loans and other amounts (or, in the case of clause (b) as it relates to provisions affecting a particular Facility, Loans or other amounts owing under such Facility) owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.14 if any Eurodollar

Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution or other Eligible Assignee, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be deemed to have made such replacement in accordance with the provisions of Section 10.6, (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.12, 2.13(a) or 2.13(c), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender and (ix) the replacement Lender or Eligible Assignee shall grant its consent with respect to the applicable change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.1. Upon any such assignment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof (or, in the case of clause (c) as it relates to provisions affecting a particular Facility, a Lender under such Facility); provided that any rights of such replaced Lender to indemnification hereunder shall survive as to such replaced Lender. Each Lender, the Administrative Agent and the Borrower agrees that in connection with the replacement of a Lender and upon payment to such replaced Lender of all amounts required to be paid under this Section 2.16, the Administrative Agent and the Borrower shall be authorized, without the need for additional consent from such replaced Lender, to execute an Assignment and Assumption on behalf of such replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent or the Company and, to the extent required under Section 10.6, the Borrower, shall be effective for purposes of this Section 2.16 and Section 10.6.

2.17 Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent), the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Loans.

2.18 Incremental Credit Extensions.

(a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request additional term loans (the commitments thereof, the “Incremental Term Commitments”, the loans thereunder, the “Incremental Term Loans” and a Lender making such loans, an “Incremental Term Lender”) the creation and/or one or more subsequent increases of revolving commitments (“Incremental Revolving Commitments”), provided that (x) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist at the time that any such Incremental Term Loan or Incremental Revolving Commitment is made (and after giving effect thereto) no Default or Event of Default shall exist and (y) the aggregate amount of Incremental Term Loans or Incremental Revolving Commitments incurred during the term of this Agreement shall not exceed the Maximum Pari Passu Facilities Amount. Except as permitted in clauses (ii) and (iii) of Section 2.18(b) and Section 2.18(d), all terms and documentation with respect to Incremental Term Loans or Incremental Revolving Commitments that (i) are materially more restrictive on MS Holdco and its Restricted Subsidiaries (when taken as a whole) than those with respect to any other Loans under the Facility or (ii) relate to provisions of a mechanical (including with respect to any Incremental Revolving Commitments, delayed draw facilities and currency mechanics) or administrative nature, shall be reasonably satisfactory to the Administrative Agent.

(b) Each incurrence of Incremental Term Loans or Incremental Revolving Commitments shall be in an aggregate principal amount that is not less than $10,000,000 (provided that such amount may be less than $10,000,000 if such amount represents all remaining availability under the Maximum Pari Passu Facilities Amount). The Incremental Term Loans or Incremental Revolving Commitments (i) shall rank pari passu in right of payment and in right of security with the Term Loans, (ii) shall not mature earlier than the Latest Maturity Date and, in the case of Incremental Term Loans, shall have a Weighted Average Life to Maturity no shorter than the Weighted Average Life to Maturity of the Term Loans (except by virtue of amortization of or prepayment of the Term Loans prior to such date of determination), and (iii) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments, except that (x) such Incremental Term Loans may, to the extent provided in the applicable Incremental Amendment, participate on a less than pro rata basis in any mandatory prepayment pursuant to Section 2.6 and (y) the Borrower may prepay any Class of Term Loans at its option pursuant to Section 2.5); provided that the interest rates, fees and amortization schedule (subject to clause (ii) above) applicable to the Incremental Term Loans or Incremental Revolving Commitments shall be determined by the Company and the lenders thereof; provided further that, if the initial yield on such Incremental Term Loans or Incremental Revolving Commitments (as determined by the Yield Calculation Principles) exceeds the sum of (1) the Applicable Margin then in effect for Eurodollar Loans, and (2) the upfront fees with respect to the Term Loans paid on the Closing Date divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”), then the Applicable Margin then in effect for Term Loans shall automatically be increased by the Incremental Yield Differential, effective upon the making of the Incremental Term Loans or Incremental Revolving Commitments. Each notice from the Company pursuant to this Section 2.18 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Incremental Revolving Commitments.

(c) Incremental Term Loans or Incremental Revolving Commitments may be made by any existing Lender or any Additional Lender (provided that no Lender shall be obligated to make a portion of any Incremental Term Loan or Incremental Revolving Commitment), in each case on terms permitted in this Section 2.18 and otherwise on terms reasonably acceptable to the Administrative Agent, provided that the Administrative Agent shall have consented (not to be unreasonably withheld) to such Lender’s making such Incremental Term Loans or Incremental Revolving Commitments if such consent would be required under Section 10.6(b) for an assignment of Loans to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans or Incremental Revolving Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by MS Holdco, the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section. The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.2 (it being understood that all references to the date of such extension of credit or similar language in such Section 4.2(b) and Section 4.2(a) shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Company will use the proceeds of the Incremental Term Loans or loans made pursuant to any Incremental Revolving Commitment for any purpose not prohibited by this Agreement.

(d) Incremental Term Loans or Incremental Revolving Commitments may be denominated in Dollars or any currency reasonably acceptable to the Administrative Agent and the Additional Lenders providing such Facility.

(e) This Section 2.18 shall supersede any provisions in Section 2.11 or 10.1 to the contrary.

2.19 Refinancing Amendments.

(a) At any time after the Closing Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which will be deemed to include any then outstanding Other Term Loans), in the form of Other Term Loans or Other Term Commitments, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness:

(i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder,

(ii) will have such pricing, premiums, optional prepayment terms and financial covenants as may be agreed by the Borrowers and the Lenders thereof,

(iii) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than the Term Loans being refinanced,

(iv) subject to clause (ii) above, will have terms and conditions that are either (x) substantially identical to, or, (y) taken as a whole, less favorable to the Lenders or Additional Lenders providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt, and

(v) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans being so refinanced;

provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrowers and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.1.

(b) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans subject thereto as Other Term Loans and/or Other Term Commitments).

(c) Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement Pari Lien Intercreditor Agreement, Junior Lien Intercreditor Agreement, and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section.

(d) This Section 2.19 shall supersede any provisions in Section 2.11 or Section 10.1 to the contrary.

2.20 Extensions of Term Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Loans of any Class on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans of such Class and otherwise modify the terms of such Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Loans and/or modifying the amortization schedule in respect of such Lender’s Loans) (each, an “Extension”), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined between the Borrower and the applicable Lenders and set forth in the relevant amendment to the Loan Documents providing for such Extended Term Loans (an “Extension Amendment”)), the Loans of any Lender that agrees to an extension with respect to such Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Loans subject to such Extension Offer, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the final maturity date of the existing Class of Loans, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the existing Class of Loans, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Amendment, (vi) if the aggregate principal amount of Loans (calculated on the face amount thereof) in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts of Loans with respect to which such Lenders, have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.20, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.5 or 2.6 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Loans of any Class be tendered and (y) no Series of Extended Term Loans shall be in an amount of less than $50,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.20 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.5, 2.6, 2.11 and 10.1) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.20.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension Amendment, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment with the Borrower as may be necessary in order to establish Extended Term Loans.

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent and the Lenders of the applicable Class at least five (5) Business Days’ prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

SECTION 3. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each Loan Party hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that:

3.1 Financial Condition. The audited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at December 31, 2010 and December 31, 2011, and the related consolidated statements of income and of cash flows for the fiscal years ended on December 31, 2010 and December 31, 2011 present fairly in all material respects the consolidated financial condition of Holdings and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

3.2 No Change. Since December 31, 2011, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Organization; Powers. Each Loan Party and each of the Restricted Subsidiaries (a) is duly organized, validly existing and, unless inapplicable in the jurisdiction of its organization, in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority, and the legal right, to own and operate its property and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where such qualification is required except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.4 Authorization; Enforceability. Each Loan Party has the organizational power and has been duly authorized by all necessary organizational action to enter into the Transactions. Each Loan Document has been duly executed and delivered and constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 Governmental Approval; Compliance with Law. The Transactions (a) do not require Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the Transactions, except (i) Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 3.16 and (iii) those, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect, (b) will not violate any material Requirement of Law, any Contractual Obligation of any Loan Party that is material to the Company and its Subsidiaries taken as a whole or the Organizational Documents of any Loan Party and (c) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law, any such Organizational Documents or any such Contractual Obligation (other than the Liens created by the Security Documents).

3.6 Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Loan Party, threatened by or against any Loan Party or any of the Restricted Subsidiaries or against any of their respective properties, assets or revenues (a) with respect to any of the Loan Documents or any of the Transactions, or (b) that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.7 Ownership of Property; Liens.

(a) As of the Closing Date, each owned real property located in the United States and held by the Company or any of its Restricted Subsidiaries that has a fair market value together with improvements thereof of at least $100,000 is set forth in the Perfection Certificate together with the name of the record owner of each such owned real property and applicable recording office in which the Mortgage relating to such owned real property is to be recorded.

(b) Each Loan Party has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 6.2.

(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Restricted Subsidiaries has received any notice of, or has any knowledge of, the occurrence or pendency or contemplation of any Recovery Event affecting all or any portion of its property. No Mortgage encumbers real property with improvements that are located in an area that has been identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto) unless flood insurance available under such Act or otherwise has been obtained in accordance with Section 5.5.

(d) Each Loan Party owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business (taken as a whole) as currently conducted, and the use thereof by the Loan Parties does not infringe in any material respect upon the rights of any other Person, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.8 Intellectual Property. The Group Members own, or are licensed to use, all Intellectual Property necessary for the conduct in all material respects of the business of the Group Members, taken as a whole, as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning any Group Member’s use of any Intellectual Property or the validity or effectiveness of any Group Member’s business infringes or violates the rights of any Person, nor does the Borrower know of any valid basis for any such claim except for such claims that could not reasonably be expected to impair or interfere in any material respect with the operations of the business conducted by all of the Group Members, taken as a whole or result in a Material Adverse Effect.

3.9 Taxes. The Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes levied or imposed upon it or otherwise due and payable (including in its capacity as a withholding agent), except (a) Taxes that are being contested in good faith by appropriate proceedings that stay the enforcement of the Tax in question and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. There are no Liens for Taxes with respect to any assets of the Borrower or its Subsidiaries (other than Permitted Liens). There is no current, pending or, to the knowledge of the Borrower, proposed Tax audit, assessment, deficiency or other claim against the Borrower or any of its Subsidiaries that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

3.10 Federal Regulations . No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for the purpose of buying or carrying Margin Stock or for any purpose that violates the provisions of the Regulations of the Board.

3.11 ERISA. Neither a Reportable Event nor a failure to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, that in the aggregate, would reasonably be expected to result in a Material Adverse Effect and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period that in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that would reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

3.12 Investment Company Act; Other Regulations. No Loan Party nor any of the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

3.13 Subsidiaries. As of the Closing Date and after giving effect to the Transactions, the Perfection Certificate sets forth the name and jurisdiction of organization of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party.

3.14 Environmental Matters. Except for the Disclosed Matters, (a) each Loan Party and each Restricted Subsidiary, and their respective operations and properties, is in compliance with all Environmental Laws, which compliance includes having obtained and being in compliance with all permits, licenses or other approval required under any Environmental Law, except for such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) no Loan Party nor any of the Restricted Subsidiaries has received written notice of any pending or threatened claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability, in each case, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, (c) except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Loan Party nor any of the Restricted Subsidiaries has become subject to any Environmental Liability, (d) no Loan Party nor any of the Restricted Subsidiaries has treated, stored, transported, disposed of, or arranged for the treatment, transport or disposal of, any Materials of Environmental Concern at or from any currently or formerly owned, leased or operated property in a manner that could reasonably be expected to result in a Material Adverse Effect and (e) there are no circumstances, conditions or occurrences, including the release or threatened release of any Materials of Environmental Concern, relating to any property currently or, to the knowledge of any Loan Party or Restricted Subsidiary, formerly owned, leased or operated by any Loan Party or any Restricted Subsidiary, that could reasonably be expected to have a Material Adverse Effect .

3.15 Accuracy of Information, etc. No statement or information (other than projections and information of a general or industry-specific nature) concerning any Loan Party or the business of any Loan Party contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party (as modified or supplemented by other information so furnished) to the Administrative Agent or the Lenders, or any of them, for use in connection with the Transactions, when taken as a whole, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information, taken as a whole, contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made and as of the Closing Date (with respect to such projections and pro forma financial information delivered prior to the Closing Date), it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact, forecasts and projections are subject to uncertainties and contingencies, actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no assurance can be given that any forecast or projections will be realized.

3.16 Security Documents. Each of the Security Documents (other than the Mortgages) is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of (i) the Capital Stock described in the Security Agreement or any other Security Document that are securities represented by stock certificates or otherwise constituting certificated securities within the meaning of Section 8-102(a)(15) of the New York UCC or the corresponding code or statute of any other applicable jurisdiction (“Certificated Securities”), when certificates representing such Capital Stock are delivered to the Administrative Agent, together with stock powers undated and endorsed in blank, and (ii) in the case of the other Collateral not described in clause (i) constituting personal property described in the Security Documents (other than the Mortgages), when financing statements and other filings, agreements and actions specified on Schedule 3.16 in appropriate form are executed and delivered, performed or filed in the offices specified on Schedule 3.16, as the case may be, the Administrative Agent, for the benefit of the Secured Parties, shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except, in the case of Permitted Priority Liens) subject to and as provided for under the terms of the Term Loan/ABL Intercreditor Agreement.

3.17 Solvency. MS Holdco and the Restricted Subsidiaries are, on a consolidated basis, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith and the other transactions contemplated hereby and thereby will be and will continue to be, Solvent.

3.18 Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Borrower, threatened, (b) the hours worked by and payments made to employees of the Loan Parties and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters and (c) all payments due from any Loan Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary to the extent required by GAAP.

3.19 Compliance with Laws and Agreements. Each Loan Party and the Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

3.20 Insurance. A description of all insurance maintained by or on behalf of the Loan Parties as of the Closing Date is set forth in the Perfection Certificate. As of the Closing Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Loan Parties is customary for companies of a similar size engaged in similar businesses in similar locations.

3.21 PATRIOT Act and Other Specified Laws.

(a) To the extent applicable, each Loan Party is in compliance, in all material respects, with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (ii) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (the “PATRIOT Act”), (iii) the Proceeds of Crime Act or (iv) any similar law applicable to any Loan Party. No part of the proceeds of the Loans will be used, directly or indirectly, in violation in any material respect of the United States Foreign Corrupt Practices Act of 1977, as amended, or the Proceeds of Crime Act, or any similar law applicable to any Loan Party. No Loan Party is engaged in or has engaged in any course of conduct that could reasonably be expected to subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law or the Proceeds of Crime Act or other similar laws. None of the Loan Parties is named on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Department of Treasury Office of Foreign Assets Control.

(b) Neither the Borrower nor any other Loan Party (i) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such Executive Order, or is otherwise associated with any such Person in any manner that violates such Section 2, or (iii) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it under this Agreement on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent (unless otherwise waived in accordance with Section 10.1):

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by MS Holdco, the Company, each Subsidiary Guarantor and each Person listed on Schedule 1.1A, (ii) the Security Agreement, executed and delivered by MS Holdco, the Company and each Subsidiary Guarantor, (iii) the Intellectual Property Security Agreements executed and delivered by each Loan Party party thereto, (iv) the Term Loan/ABL Intercreditor Agreement, the Mortgages (if any), and each other Security Document executed and delivered by each Loan Party party thereto and (v) if requested by any Lender, each Note duly executed by the Borrower in favor of each Lender requesting the same.

(b) Transactions. The Administrative Agent shall have received (x) a fully -executed customary payoff letter, dated as of the Closing Date and related to the termination of the Existing Term Loan Credit Facility and (y) satisfactory evidence of the termination of all Liens securing the obligations under the Existing Term Loan Credit Facility, the termination of any remaining commitments with respect thereto and the delivery of a notice of redemption with respect to all of the outstanding Senior Subordinated Notes in accordance with the terms of the Senior Subordinated Notes Indenture.

(c) After giving effect to the Transactions, MS Holdco, the Company and each of their respective Subsidiaries shall have outstanding no Indebtedness other than the Indebtedness permitted to be outstanding under this Agreement.

(d) All Existing Term Loans shall have been repaid simultaneously herewith and funds sufficient to pay upon redemption all outstanding Senior Subordinated Notes have been irrevocably deposited with the trustee under the Senior Subordinated Notes Indenture.

(e) Lien Searches. The Administrative Agent shall have received the results of recent UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches in each of the jurisdictions where the Loan Parties are located (within the meaning of Section 9-307 of the New York UCC or the corresponding code or statute of any other applicable jurisdiction) or maintains its principal place of business and such other searches that are required by the Perfection Certificate and all such searches shall reveal no liens on any of the assets of the Loan Parties, except for Permitted Priority Liens, or any liens discharged on or prior to the Closing Date pursuant to customary documentation reasonably satisfactory to the Administrative Agent. The Administrative Agent shall have received lien release documents, UCC-3 termination statements and other customary and reasonably required documentation and filings from the agent under the Existing Term Loan Credit Facility.

(f) Fees. The Administrative Agent and the Agents shall have received all fees required to be paid, and all expenses required to be paid for which invoices have been presented (including the reasonable fees and expenses of one single external legal counsel to the Agents), on or before the Closing Date.

(g) Closing Certificates; Certified Certificates of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including certified organizational authorizations, incumbency certifications, the certificate of incorporation or other similar organizational document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and bylaws or other similar organizational document of each Loan Party certified by a Responsible Officer as being in full force and effect on the Closing Date and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.

(h) Legal Opinions. The Administrative Agent shall have received (i) the legal opinion of Fried, Frank, Harris, Shriver & Jacobson, LLP, special counsel to the Loan Parties and (ii) the legal opinion of the general counsel of the Company. Such legal opinions shall be in form and substance reasonably satisfactory to the Administrative Agent.

(i) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock (that are Certificated Securities) pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) required to be pledged to the Administrative Agent pursuant to the Security Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement and Intellectual Property Security Agreements) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than Permitted Priority Liens and subject to the Term Loan/ABL Intercreditor Agreement), shall have been executed and delivered to the Administrative Agent in proper form for filing, registration or recordation.

(k) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower certifying that MS Holdco and its Restricted Subsidiaries, on a consolidated basis after giving effect to the Transactions to occur on the Closing Date, are Solvent.

(l) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.5 of this Agreement and Section 4.10 of the Security Agreement.

(m) Patriot Act. The Administrative Agent shall have received all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

(n) Intercreditor Agreement. The Term Loan/ABL Intercreditor Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

4.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

SECTION 5. AFFIRMATIVE COVENANTS

The Company hereby agrees that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the Company shall and shall cause each of its Restricted Subsidiaries to:

5.1 Financial Statements. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):

(a) within ninety days after the end of each fiscal year of the Company commencing with the year ending December 31, 2012, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders’ equity and cash flows (or financial statements of Holdings and its consolidated subsidiaries, in lieu of such audited financial statements of the Company, together with a detailed reconciliation, reflecting such financial information for the Company and its Restricted Subsidiaries, on the one hand, and Holdings and any other Subsidiaries of Holdings, on the other hand) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst and Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Restricted Subsidiaries in accordance with GAAP consistently applied accompanied by any management letter prepared by said accountants; and

(b) within forty-five days after the end of each of the first three fiscal quarters of each fiscal year of the Company commencing with the fiscal quarter ending March 31, 2012, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows (or financial statements of Holdings and its consolidated subsidiaries, in lieu of such financial statements of the Company, together with a detailed reconciliation, reflecting such financial information for the Company and its Restricted Subsidiaries, on the one hand, and Holdings and any other Subsidiaries of Holdings, on the other hand) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Responsible Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Restricted Subsidiaries in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

5.2 Certificates; Other Information. Furnish to the Administrative Agent (who shall promptly furnish to each Lender):

(a) in connection with the delivery of any financial statements or other information to the Lenders pursuant to this Agreement (collectively, “Borrower Materials”), confirmation of whether such statements or information contains any Private Lender Information. MS Holdco and the Company and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Holdings, MS Holdco, the Company and their respective Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to Section 5.1 or this Section 5.2 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Private Lender Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the “public-side” Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, MS Holdco, the Company, their respective subsidiaries or their securities for purposes of United States Federal and state securities laws, (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through that portion of the Platform designated for such “public-side” Lenders and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated for such “public-side” Lenders;

(b) concurrently with the delivery of any financial statements pursuant to Section 5.1, (i) a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) a certificate of a Responsible Officer stating whether any material change in GAAP or in the application used in the preparation of such financial statements has occurred since the date of the audited financial statements referred to in Section 5.1 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, (iii) to the extent not previously disclosed to the Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party and a list of any registered Intellectual Property acquired or developed by any Loan Party since the date of the most recent report delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date), (iv) certifying a list of names of all Immaterial Subsidiaries, that each Subsidiary set forth on such list individually qualifies as an Immaterial Subsidiary and that all such Subsidiaries in the aggregate do not exceed the limitation set forth in the definition of the term “Immaterial Subsidiary”, and (iv) certifying a list of names of all Unrestricted Subsidiaries and that each Subsidiary set forth on such list individually qualifies as an Unrestricted Subsidiary;

(c) as soon as available, and in any event no later than ninety days after the end of each fiscal year of the Company commencing with the year ending December 31, 2012, a detailed consolidated budget for the following fiscal year (including (i) projected consolidated quarterly income statements and (ii) projected consolidated annual balance sheets of the Company and its Subsidiaries, the related consolidated statements of projected cash flow, projected changes in financial position and projected income and a description of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall be based on reasonable estimates, information and assumptions that are reasonable at the time in light of the circumstances then existing, it being understood that projections are subject to uncertainties and there is no assurance that any projections will be realized;

(d) in connection with the annual financial statements delivered pursuant to Section 5.1(a), a certificate setting forth the amount, if any, of Excess Cash Flow for such fiscal year together with the calculation thereof in reasonable detail;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials publicly filed by Holdings, MS Holdco or the Company with the SEC;

(f) promptly following the Administrative Agent’s request therefor, all documentation and other information that the Administrative Agent reasonably requests on its behalf or on behalf of any Lender in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering or terrorist financing rules and regulations, including the Patriot Act; and

(g) as promptly as reasonably practicable from time to time following the Administrative Agent’s request therefor, such other non-privileged information regarding the operations, business affairs and financial condition of MS Holdco, the Company or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request (on behalf of itself or any Lender).

Documents required to be delivered pursuant to Sections 5.1 and 5.2 above may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s (or Holdings’) website; (ii) on which such documents are posted on the Borrower’s behalf on a Platform, if any, to which each Lender and the Administrative Agent have access; or (iii) the date on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

5.3 Payment of Taxes. The Borrower will, and will cause each of its Restricted Subsidiaries to, pay or discharge all Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings that stay the enforcement of such claim and the Borrower or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to pay such liabilities could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

5.4 Maintenance of Existence; Compliance. (a) Preserve, renew and keep in full force and effect its organizational existence, except (i) other than with respect to MS Holdco’s or the Borrower’s existence, to the extent such failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.3, (b) take all reasonable action to maintain or obtain all Governmental Approvals and all other all rights, privileges and franchises, in each case necessary or desirable in the normal conduct of its business, except (i) to the extent such failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.3; and (c) comply with all Contractual Obligations and Requirements of Law applicable to it or its property except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5 Maintenance of Property; Insurance.

(a)(i) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except to the extent the failure to do so could not, in the reasonable judgment of the Company, reasonably be expected to have a Material Adverse Effect, (ii) maintain all the rights, licenses, permits, privileges, franchises, Intellectual Property material to the conduct of its business, except to the extent the failure to do so could not, in the reasonable judgment of the Company, reasonably be expected to have a Material Adverse Effect, and (iii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by similarly situated companies engaged in the same or a similar business.

(b) If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Company shall, or shall cause the applicable Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which entries full, true and correct in all material respects in conformity with all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and from which financial statements conforming with GAAP can be derived and (b) permit, at the Company’s sole expense, representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours, upon reasonable prior notice, and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and with their independent certified public accountants; provided that (i) in no event shall there be more than one such visit for the Administrative Agent and its representatives as a group per calendar year except during the continuance of an Event of Default and (ii) the Company shall have the right to be present during any discussions with accountants.

5.7 Notices. Promptly give notice to the Administrative Agent (who shall promptly furnish to each Lender) after any Responsible Officer of MS Holdco or the Borrower obtains knowledge of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default under any Contractual Obligation of any Group Member or (ii) the filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against MS Holdco, the Company or any of its Restricted Subsidiaries, in each case, which would reasonably be expected to have a Material Adverse Effect;

(c) any Recovery Event in the amount of $10,000,000 or more, whether or not covered by insurance;

(d) any actual knowledge of a Responsible Officer of the occurrence of any Reportable Event, or steps taken by the Borrower to terminate any Plan that, alone or together with any other Reportable Events relating to any Plan that have occurred, would reasonably be expected to have a Material Adverse Effect; or

(e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect;

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

5.8 Additional Collateral, Further Assurances .

(a) Subject to applicable law, the Borrower and each Domestic Subsidiary that is a Loan Party shall cause (i) each of its Domestic Subsidiaries, other than any Domestic Subsidiary that is an Excluded Subsidiary and (ii) each First-Tier Foreign DRE, in each case formed or acquired after the Closing Date in accordance with the terms of this Agreement, to become a Subsidiary Guarantor promptly (and in any event within forty-five days after the creation or acquisition thereof or after such Domestic Subsidiary ceases to be an Excluded Subsidiary) by executing a Guarantor Joinder Agreement set forth as Exhibit H hereto. Upon execution and delivery thereof, each such Person shall (i) automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, (ii) will grant Liens to the Administrative Agent (for the benefit of the Secured Parties) to the extent required by the terms thereof, in any property (subject to the limitations with respect to Capital Stock set forth in paragraph (b) of this Section 5.8 and any other limitations set forth in the Security Agreement) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Security Documents and in such priority as may be required pursuant to the terms of the Security Documents and (iii) subject to the terms of the Security Documents, deliver to the Administrative Agent the certificates, if any, representing all of the Capital

Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party.

(b) The Borrower and each Domestic Subsidiary that is a Loan Party will cause (i) 100% of the issued and outstanding Capital Stock directly owned thereby of each of its Domestic Subsidiaries (other than First-Tier CFC Holdcos), (ii) 100% of the issued and outstanding Capital Stock directly owned thereby of each of the First-Tier Foreign DREs and (iii) 100% of the Capital Stock directly owned thereby (but in the case of Capital Stock entitled to vote, not more than 65% of the Capital Stock constituting the total combined classes of Capital Stock entitled to vote) in each First-Tier Foreign Subsidiary and First-Tier CFC Holdco, to be pledged to the Administrative Agent pursuant to the terms of the Security Agreement and, subject to the terms of the Security Documents, will deliver to the Administrative Agent the certificates, if any, representing such Capital Stock of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Capital Stock.

(c) Without limiting the foregoing, each Loan Party will, and will cause each Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Sections 4.1 or 4.2, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Security Documents (subject to the terms of Term Loan/ABL Intercreditor Agreement), all at the expense of the Loan Parties.

(d) With respect to any interest in any owned real property located in the United States having a fair market value, together with improvements thereof of at least $2,000,000 (as reasonably determined by the Company in good faith) acquired after the Closing Date by any Loan Party that is a Group Member (or any Group Member required to become a Loan Party pursuant to the terms of the Loan Documents) (other than any such real property subject to a Lien expressly permitted by clauses (i), (q) and (s) of Section 6.2 to the extent and for so long as the obligations relating to such Liens do not permit a Lien on such property in favor of the Secured Parties), promptly execute and deliver a first priority Mortgage, in favor of the Administrative Agent, for the benefit of the Secured Parties, covering such interest in real property, in each case subject only to Permitted Liens or other Liens acceptable to the Administrative Agent.

5.9 Credit Ratings. Use commercially reasonable efforts to maintain at all times a credit rating by each of S&P and Moody’s in respect of the Facilities provided for under this Agreement and a corporate rating by S&P and a corporate family rating by Moody’s for the Company.

5.10 Designation of Unrestricted Subsidiaries. The Company may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Default shall have occurred and be continuing. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Loan Party therein at the date of designation in an amount equal to the fair market value of the applicable Loan Party’s investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (x) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time, and (y) a return on any Investment by the applicable Loan Party in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of such Loan Party’s Investment in such Subsidiary.

5.11 Use of Proceeds. The proceeds of the Term Loans will be used only for the purposes specified in the introductory statement to this Agreement. No part of the proceeds of any Loan a will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.

5.12 Post Closing Matters. Notwithstanding anything to the contrary contained in this Agreement and the Collateral Documents, the parties hereto acknowledge and agree that the Loan Parties shall take the actions specified in Schedule 5.12 as promptly as reasonably practicable, and in any event within the periods after the Closing Date specified in said Schedule 5.12. The provisions of said Schedule 5.12 shall be deemed incorporated by reference herein as fully as if set forth herein in their entirety.

SECTION 6. NEGATIVE COVENANTS

The Company hereby agrees that, until all Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full (other than contingent indemnification and reimbursement obligations for which no claim has been made), the Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly:

6.1 Indebtedness. Incur any Indebtedness, except:

(a) Indebtedness pursuant to any Loan Document;

(b) the incurrence by the Company or any Restricted Subsidiary of Indebtedness under the ABL Credit Agreement (and extensions, renewals and replacements of any such Indebtedness) including the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount then outstanding not to exceed the greater of (i) $350,000,000 minus the aggregate amount of Net Cash Proceeds applied in accordance with Section 2.6(c)(y) to repay the ABL Credit Agreement and (ii) the sum of the following items as reflected on the most recent balance sheet of Holdings delivered in accordance with Section 5.1(a) or (b): (w) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries, (x) 75% of the net book value of the inventory of the Company and its Restricted Subsidiaries and (y) 50% of the book value of the plant, property and equipment of the Company and its Restricted Subsidiaries;

(c) Indebtedness outstanding on the Closing Date and listed on Schedule 6.1(c);

(d) Indebtedness of the Loan Parties issued to refinance Loans so long as:

(i) the principal amount or accreted value, if applicable (in the case of any such Indebtedness consisting of term loans) or maximum commitment amount (in the case of any such Indebtedness consisting of revolving Indebtedness) of any Indebtedness incurred pursuant to this Section 6.1(d) shall not exceed the principal amount (or accreted value, if applicable) of the Loans so refinanced or exchanged (or in the case of Loans to refinance Incremental Revolving Commitments, the amount of the reduction in the Incremental Revolving Commitments in connection therewith) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, including fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, extension or exchange;

(ii) in the case of Indebtedness secured on a pari passu or junior-lien basis by Collateral securing the Obligations, a Representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement and a Representative acting on behalf of the holders of such Indebtedness and the Obligations shall have become a party to the Term Loan/ABL Intercreditor Agreement or the parties shall have entered into such collateral and intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Loans (including Incremental Term Loans, Other Term Loans or Incremental Revolving Commitments) having the Latest Maturity Date;

(iv) the stated final maturity of any such Indebtedness is not earlier than the Latest Maturity Date;

(v) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to the Borrower and the Restricted Subsidiaries than those with respect to the Term Loans or on market terms for the type of Indebtedness being incurred; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least two Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (v) shall be conclusive evidence that such terms satisfy such requirements unless the Administrative Agent notifies such applicable Loan Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(vi) no Person shall be an obligor in respect of such Indebtedness that is not a Loan Party; and

(vii) the Net Cash Proceeds of such Indebtedness are used substantially concurrently with the incurrence of such Indebtedness to refinance Loans (or Incremental Revolving Commitments) or in exchange for Loans; provided that any Loans that are received by the Company pursuant to any exchange shall be immediately cancelled.

(e) Indebtedness of the Loan Parties secured on a pari passu basis by Collateral securing the Obligations so long as:

(i) the aggregate principal amount of Indebtedness incurred pursuant to this Section 6.1(e) does not exceed the Maximum Pari Passu Facilities Amount;

(ii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Pari Lien Intercreditor Agreement and a Representative acting on behalf of the holders of such Indebtedness and the Obligations shall have become a party to the Term Loan/ABL Intercreditor Agreement or the parties shall have entered into such collateral and intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Loans (including Incremental Term Loans or Incremental Revolving Commitments) having the Latest Maturity Date;

(iv) no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom;

(v) the interest rate and other pricing terms and amortization schedule (subject to clause (iii) above) applicable to such Indebtedness shall be determined by the Company and the lenders thereof; provided that if such Indebtedness is in the form of loans and has an initial yield

(as determined by the Yield Calculation Principles) that exceeds the sum of (1) the Applicable Margin then in effect for Eurodollar Loans and (2) the upfront fees with respect to the Term Loans paid on the Closing Date divided by four, by more than 50 basis points, then the Applicable Margin then in effect for Term Loans shall automatically be increased by the Incremental Yield Differential, effective upon the incurrence of Indebtedness pursuant to this Section 6.1(e); and

(vi) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to the Borrower and the Restricted Subsidiaries than those with respect to the Term Loans or on market terms for the type of Indebtedness being incurred; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least two Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (vi) shall be conclusive evidence that such terms satisfy such requirements unless the Administrative Agent notifies such applicable Loan Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(f) Senior unsecured Indebtedness or subordinated Indebtedness of the Loan Parties or Indebtedness of the Loan Parties secured on a junior-lien basis by Collateral securing the Obligations so long as:

(i) the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 5.00:1.00;

(ii) in the case of Indebtedness secured on a junior-lien basis by Collateral securing the Obligations, a Representative acting on behalf of the holders of such Indebtedness shall have become party to a Junior Lien Intercreditor Agreement and a Representative acting on behalf of the holders of such Indebtedness and the Obligations shall have become a party to the Term Loan/ABL Intercreditor Agreement or the parties shall have entered into such collateral and intercreditor arrangements that are reasonably satisfactory to the Administrative Agent;

(iii) such Indebtedness has a Weighted Average Life to Maturity not shorter than that for existing Loans (including Incremental Term Loans or Incremental Revolving Commitments) having the Latest Maturity Date;

(iv) no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom;

(v) the stated final maturity of such Indebtedness is not earlier than ninety-one days outside the Latest Maturity Date; and

(vi) all terms and conditions (other than terms that apply after the Latest Maturity Date and with respect to interest rates (including original issue discount and upfront fees and prepayment and redemption terms)) with respect to such Indebtedness will be on terms not materially more restrictive (taken as a whole) to the Borrower and the Restricted Subsidiaries than those with respect to the Term Loans or on market terms for the type of Indebtedness being incurred; provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent at least two Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, certifying that the Borrower has determined in good faith that the terms of such Indebtedness satisfy the requirements of this clause (vi) shall be conclusive evidence that such terms satisfy such requirements unless the Administrative Agent notifies such applicable Loan Party within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(g) Indebtedness of (x) the Company to any Restricted Subsidiary of the Company and (y) any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary thereof; provided that all such intercompany Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of any applicable promissory notes or an intercompany subordination agreement, in each case, in form and substance reasonably satisfactory to Administrative Agent;

(h) (A) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness of any Subsidiary Guarantor, so long as the incurrence of such Indebtedness by such Subsidiary is permitted under the terms of this Agreement or (B) any guarantee by a Restricted Subsidiary of Indebtedness of the Borrower permitted to be incurred under the terms of this Agreement;

(i) Indebtedness (including, without limitation, Capital Lease Obligations and Synthetic Lease Obligations) to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness) and including any Indebtedness assumed in connection with the acquisition of any such fixed or capital assets or secured by a Lien on any fixed or capital assets prior to the acquisition thereof and any Indebtedness incurred in connection with any Refinancing thereof in an aggregate principal amount not to exceed (when aggregated with the aggregate amount of Indebtedness outstanding pursuant to clause (q) in respect of Indebtedness originally incurred pursuant to this clause (i)) the greater of (x) $30,000,000 and (y) 2.75% of the Total Assets at any one time outstanding (plus the principal amount of Indebtedness incurred in connection with a Refinancing of Indebtedness incurred under this clause (i) which equals the unpaid accrued interest and premium (including applicable prepayment penalties) of such Indebtedness being Refinanced plus fees and expenses reasonably incurred in connection with such Refinancing);

(j) Indebtedness in respect of Swap Agreements permitted by Section 6.10;

(k) Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(l) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, import and export custom and duty guaranties and similar obligations, or obligations in respect of letters of credit, bank acceptances or guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(m) Indebtedness consisting of obligations under deferred compensation, purchase price, earn outs or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other acquisitions permitted hereunder;

(n) (x) Cash Management Obligations and Guarantee Obligations in respect thereof, and other Indebtedness in respect of netting services, overdraft protections, employee credit card programs and similar arrangements, in each case in the ordinary course of business and (y) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within fifteen Business Days of its incurrence;

(o) Indebtedness consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by any Foreign Subsidiary in an aggregate principal amount not to exceed (when aggregated with the aggregate amount of Indebtedness outstanding pursuant to clause (q) in respect of Indebtedness originally incurred pursuant to this clause (p)) the sum of the following, on a consolidated basis, as of the date of the most recent balance sheet delivered pursuant to Section 5.1(a) or (b) (x) 75% of foreign accounts receivable, (y) 60% of foreign inventory plus (z) the greater of (i) $25,000,000 and (ii) 10% of foreign assets;

(q) Indebtedness which represents a Permitted Refinancing of any of the Indebtedness permitted under clauses (c), (d), (e), (f), (i), (p), (q), (r), (u) and (y) of this Section 6.1;

(r) Indebtedness of any Person that becomes a Restricted Subsidiary after the Closing Date and Indebtedness acquired or assumed in connection with Permitted Acquisitions in an aggregate outstanding principal amount not to exceed $75,000,000 at any time; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary or at the time of such Permitted Acquisition and is not created in contemplation of or in connection therewith;

(s) Indebtedness owing to current or former officers, directors and employees, their respective estates, heirs, spouses or former spouses to finance the purchase or redemption of Capital Stock of MS Holdco (or any direct or indirect parent thereof) permitted by Section 6.5(d);

(t) Indebtedness constituting indemnification and reimbursement obligations in connection with sales and dispositions permitted under this Agreement;

(u) Capital Lease Obligations to the extent constituting Attributable Debt arising in Sale Leaseback Transactions permitted by Section 6.9;

(v) Indebtedness supported by a letter of credit issued pursuant to a facility consisting of Indebtedness otherwise permitted hereunder, in a principal amount not to exceed the face amount of such letter of credit;

(w) shareholder loans of Restricted Subsidiaries from minority equity investors to the extent that the Company and/or any other Restricted Subsidiary holds a loan from such Restricted Subsidiary in an amount that is at least proportional (compared to such loan held by such minority shareholder) to the Company’s ownership interest in such Restricted Subsidiary (compared to such minority shareholder’s ownership interest in such Restricted Subsidiary) and that has a ranking and collateral that is at least equal to the ranking and collateral for such minority shareholder’s loan to such Restricted Subsidiary;

(x) Indebtedness pursuant to the Specified Foreign Restructuring;

(y) additional Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount (for the Company and all Restricted Subsidiaries) not to exceed

(when aggregated with the aggregate amount of Indebtedness outstanding pursuant to clause (q) in respect of Indebtedness originally incurred pursuant to this clause (y)) the greater of (i) $50,000,000 and (ii) 4.50% of the Total Assets at any one time outstanding; and

(z) pending the redemption thereof, the Senior Subordinated Notes.

The accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.1.

For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Spot Currency Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the Spot Currency Exchange Rate in effect on the date of such Refinancing such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Indebtedness so Refinanced does not exceed the principal amount of such Indebtedness being Refinanced.

Notwithstanding the foregoing, the principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the Spot Currency Exchange Rate that is in effect on the date of such Refinancing.

6.2 Liens. Incur any Lien upon any of its property, whether now owned or hereafter acquired, except (herein referred to as “Permitted Liens”):

(a) Liens created pursuant to any Loan Document;

(b) Liens to secure Indebtedness incurred under Section 6.1(b); provided, that, in the case of Liens on the Collateral such Liens shall be subject to the Term Loan/ABL Intercreditor Agreement;

(c) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in good faith and by appropriate proceedings that stay the enforcement of such claim if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s, suppliers’ or other like Liens arising in the ordinary course of business that are not overdue for a period of more than thirty days or that are being contested in good faith by appropriate proceedings;

(e) pledges or deposits made in connection with workers’ compensation, unemployment insurance and other insurance and other social security laws or retirement benefits or similar laws or regulations;

(f) deposits to secure the performance of bids, trade contracts, leases, utilities, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g) minor survey exceptions, minor encumbrances, easements or reservations of, rights-of-way, zoning or other restrictions and similar encumbrances as to the use of real properties or Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries or to the ownership or their properties;

(h) Liens in existence on the Closing Date listed on Schedule 6.2(h), securing obligations referenced on Schedule 6.2(h) and any Refinancing permitted by Section 6.1(q), provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (except to the extent of accrued interest, premiums and fees and expenses payable in connection with a Refinancing);

(i) Liens securing Indebtedness of the Company or its Restricted Subsidiaries incurred pursuant to Section 6.1(i) to finance the acquisition, construction or improvement of any fixed or capital assets or to Refinance Indebtedness incurred for such purpose; provided that (i) such Liens shall be created within 180 days following the acquisition, construction or improvement of such fixed or capital assets or such Refinancing, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (or the Indebtedness being Refinanced) and accessions thereto and (iii) in the case of any Refinancing, the amount of Indebtedness secured thereby is not increased (except by an amount equal to accrued interest, a reasonable premium or other reasonable amount paid in connection with such Refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith);

(j) Liens on the Collateral securing Indebtedness of the Company or its Restricted Subsidiaries incurred pursuant to Section 6.1(d), (e) or (f) and any Permitted Refinancing thereof pursuant to Section 6.1(q), so long as such Liens are subject to the terms of the Term Loan/ABL Intercreditor Agreement and the Pari Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable;

(k) any interest or title of a lessor under any lease entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(l) Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(m) Liens in favor of credit card processors arising in the ordinary course of business under any processor agreement;

(n) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(o) Liens on property of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary not otherwise prohibited by this Agreement;

(p) Liens in respect of the non-exclusive licensing of Intellectual Property in the ordinary course of business;

(q) Liens (i) existing on any property or asset of any Person that becomes a Restricted Subsidiary after the Closing Date or (ii) existing on any property or asset prior to the acquisition thereof securing Indebtedness incurred pursuant to Section 6.1(r) (and any Permitted Refinancing thereof pursuant to Section 6.1(q)); provided that (x) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (y) such Lien shall not apply to any other property or assets of any Loan Party (and shall not be expanded to cover any additional property or assets of any such Person (other than proceeds or products thereof);

(r) Liens securing Indebtedness permitted by Section 6.1(u) (and any Permitted Refinancing thereof pursuant to Section 6.1(q)) arising out of Sale Leaseback Transactions permitted by Section 6.9 that are secured by the assets that are the subject of such Sale Leaseback Transaction;

(s) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(t) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located;

(u) licenses, sublicenses, leases or subleases with respect to any personal or real property or assets (other than licenses of Intellectual Property) granted to third Persons in the ordinary course of business (including the termination or expiration of any lease or real or personal property in accordance with its terms); provided, that the same do not in any material respect interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole, or materially detract from the value of the relative assets of the Company and its Restricted Subsidiaries, taken as a whole;

(v) Liens relating to insurance premiums securing Indebtedness incurred under Section 6.1(o) and other obligations arising in connection with the financing of insurance policies;

(w) Liens in respect of judgments that do not constitute an Event of Default under Section 8.1(h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(x) bankers’ Liens, rights of setoff and similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities, investment or similar accounts, in each case granted in the ordinary course of business in favor of the bank or banks which such accounts are maintained, securing amounts owing to such bank with respect to cash management or other account arrangements, including those involving pooled accounts and netting arrangements or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(y) Liens solely on any cash earnest money deposits and cash advances made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into in the ordinary course of business;

(aa) Liens deemed to exist in connection with investments in repurchase agreements under Section 6.6; provided that such Liens do not extend to any assets other than those assets that are subject of such repurchase agreement;

(bb) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Company and all Restricted Subsidiaries) $25,000,000 at any one time;

(cc) Liens on Capital Stock of Unrestricted Subsidiaries and restrictions with respect to the Capital Stock of any joint venture or similar arrangement created pursuant to the joint venture or similar agreements with respect to such joint venture or similar arrangement;

(dd) Liens arising in connection with (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(ee) Liens on Capital Stock deemed to exist in connection with any options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Persons that are joint ventures or are not Subsidiaries;

(ff) Liens on inventory or equipment of the Borrower or any of its Restricted Subsidiaries granted to the Borrower’s or a Restricted Subsidiary’s client at which such inventory or equipment is located;

(gg) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable; and

(hh) Liens securing Indebtedness and other obligations permitted by Section 6.1(j) and (n).

6.3 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that a Subsidiary Guarantor shall be the continuing or surviving corporation) and (ii) any Restricted Subsidiary that is not a Subsidiary Guarantor may be merged or consolidated with or into another Restricted Subsidiary that is not a Subsidiary Guarantor;

(b) (x) any Subsidiary Guarantor may Dispose of any or all of its assets (i) to the Company or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 6.4 and (y) any Restricted Subsidiary of the Company (other than a Guarantor) may Dispose of any or all of its assets to (i) the Company or any Restricted Subsidiary of the Company or (ii) pursuant to a Disposition permitted by Section 6.4;

(c) any Investment by the Borrower and its Restricted Subsidiaries expressly permitted by Section 6.6 may be structured as a merger, consolidation or amalgamation (provided that (x) if the Company is a party to such merger, consolidation or amalgamation, the Company shall be the continuing or surviving corporation thereof, (y) if a Subsidiary Guarantor is a party to such merger, consolidation or amalgamation, a Subsidiary Guarantor shall be the continuing or surviving Person thereof; and (z) if a Restricted Subsidiary is a party to such merger, consolidation or amalgamation (and the Company is not a party thereto), a Restricted Subsidiary shall be the continuing or surviving Person thereof);

(d) any Restricted Subsidiary of the Company may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; and

(e) any merger, dissolution or liquidation not involving the Company may be effected for the purposes of effecting a transaction permitted by Section 6.4.

6.4 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary of the Company, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of used, obsolete, worn out, damaged or surplus property and equipment in the ordinary course of business;

(b) the sale of inventory in the ordinary course of business;

(c) Dispositions permitted by clauses (a), (b)(x)(i), (b)(y)(i), (c) and (d) of Section 6.3;

(d) the sale or issuance of Capital Stock of any Restricted Subsidiary to the Company or any Subsidiary Guarantor or, in the case of a Restricted Subsidiary that is not a Subsidiary Guarantor, to any Restricted Subsidiary (provided that in the case of such issuance of Capital Stock of a Restricted Subsidiary that is not a Wholly Owned Subsidiary, Capital Stock of such Restricted Subsidiary may be also issued to other owners thereof (other than Group Members) to the extent such issuance is not dilutive to the ownership of the Company and its Restricted Subsidiaries);

(e) the use, sale, exchange or other disposition of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;

(f) the non-exclusive licensing or sublicensing of Intellectual Property rights in the ordinary course of business;

(g) the granting of Liens permitted under Section 6.2;

(h) Dispositions which are required by court order or regulatory decree or otherwise required or compelled by regulatory authorities;

(i) licenses, sublicenses, leases or subleases with respect to any personal or real property or assets (other than Intellectual Property) granted to third Persons in the ordinary course of business (including the termination or expiration of any lease or real or personal property in accordance with its terms); provided, that the same do not in any material respect interfere with the business of the Company and its Restricted Subsidiaries, taken as a whole, or materially detract from the value of the relative assets of the Company and the Restricted Subsidiaries, taken as a whole;

(j) Dispositions among the Company and the Restricted Subsidiaries;

(k) the Disposition of assets described in Schedule 6.4;

(l) the settlement, forgiveness or write-off of accounts receivable or sale of overdue accounts receivable for collection, compromise or settlement in the ordinary course of business;

(m) Dispositions constituting (i) Investments permitted under Section 6.6 excluding clause (t) thereof, (ii) Restricted Payments permitted under Section 6.5 or (iii) Sale Leaseback Transactions permitted under Section 6.9;

(n) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by foreclosure, condemnation or similar proceeding of, any property or asset or pursuant to a sale thereof to a purchaser with such power under threat of such a taking;

(o) Dispositions of property in the ordinary course of business to the extent that such property is exchanged for credit against the purchase price of similar replacement property;

(p) the abandonment or cancellation of intellectual property, in the reasonable judgment of the Company, that is no longer used or useful in any material respect in the business of the Company and its Restricted Subsidiaries, taken as a whole;

(q) the unwinding of any Swap Agreements;

(r) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(s) Dispositions of non-core assets acquired in a Permitted Acquisition by the Company or any of its Restricted Subsidiaries within 18 months of such Permitted Acquisition;

(t) Any surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(u) Dispositions pursuant to the Specified Foreign Restructuring;

(v) so long as no Default or Event of Default has occurred and is continuing, the Disposition of other property; provided that (A) the Borrower or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Borrower) of the assets sold or otherwise Disposed of, and (B) except in the case of a Permitted Asset Swap, not less than 75% of the consideration payable to the Company and its Restricted Subsidiaries in connection with such Disposition is in the form of cash or Cash Equivalents; (provided, further that for purposes of this clause (u), (i) any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this proviso that is at that time outstanding, not in excess of $20,000,000, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value and (ii) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Assets Sale, shall be deemed to be cash);

(w) sales of assets received by the Company or any Restricted Subsidiary from Persons other than the Company or a Restricted Subsidiary upon foreclosure on a lien in favor of the Company of such Subsidiary;

(x) any exchange of property of the Company or any Restricted Subsidiary (other than Capital Stock or other Investments) which qualifies as a like kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of property by the Company or any Restricted Subsidiary (other than Capital Stock or other Investments) for property (other than Capital Stock or other Investments) of another person; provided that (a) such property is useful to the business of the Company or such Restricted Subsidiary, (b) the Company or such Restricted Subsidiary shall receive reasonably equivalent or greater market value for such property (as reasonably determined by the Company) in good faith and (c) such property will be received by the Company or such Restricted Subsidiary substantially concurrently with its delivery of property to be exchanged; and

(y) Grants of credits and allowances in the ordinary course of business.

6.5 Restricted Payments. Declare or pay any dividend or distribution (other than Restricted Payments payable solely in Qualified Equity Interests) on any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or pay any management or similar fees to the Sponsor or any holders of the Capital Stock of MS Holdco or any of their respective Affiliates, or make any other distribution in respect of any Capital Stock of any Group Member, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Restricted Subsidiary of the Company may make Restricted Payments to the Company or ratably to the holders of such Restricted Subsidiary’s Capital Stock, taking into account the relative preferences, if any, on the various classes of Capital Stock of such Restricted Subsidiary;

(b) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 3.00:1.00, the Company may make any Restricted Payment in an amount not to exceed the Available Amount at such time;

(c) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 1.75:1.00, the Company may make any Restricted Payment;

(d) the Company may make Restricted Payments or make distributions to MS Holdco (or any direct or indirect parent), to repurchase, redeem or otherwise acquire for value Capital Stock of MS Holdco (or such parent) held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of Holdings or any of its Subsidiaries upon their death, disability, retirement, severance or termination of employment or service; provided that the aggregate consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $10,000,000 (with unused amounts in any fiscal year being carried over to succeeding fiscal years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any fiscal year); provided further that such amount in any fiscal year may be increased by an amount not to exceed, without duplication, (x) the aggregate amount of loans made by the Borrower or any of its Subsidiaries pursuant to Section 6.6(i) that are repaid in connection with such purchase, redemption or other acquisition of such Capital Stock of MS Holdco or such parent, plus (y) the amount of any Net Cash Proceeds received by or contributed to the Company from the issuance and sale after the Closing Date of Capital Stock of MS Holdco (or such parent) to officers, directors or employees of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (d), plus (z) the net cash proceeds of any “key-man” life insurance policies of any Group Member that have not been used to make any repurchases, redemptions or payments under this clause (d);

(e) (i) the Company or any of its Restricted Subsidiaries may pay (and the Company may make Restricted Payments or distributions to MS Holdco or any direct or indirect parent to permit such Person to pay) reasonable management, consulting, administrative and similar fees to the Sponsor and its Affiliates in an amount not to exceed $1,000,000 in any fiscal year; (ii) the Company may reimburse the Sponsor for the out-of-pocket costs and expenses incurred by the Sponsor and its Affiliates on or prior to the Closing Date in connection with the Transaction; and (iii) the Company or any of its Restricted Subsidiaries may pay (and the Company may make Restricted Payments to MS Holdco or any direct or indirect parent to permit such Person to pay) the out-of-pocket costs and expenses incurred by the Sponsor and its Affiliates in connection with its provision of management, consulting, advisory and similar services to the Group Members;

(f) Restricted Payments to MS Holdco (or any direct or indirect parent thereof) to pay corporate and overhead expense attributable to the preservation of their existence or ownership of the Company and its Restricted Subsidiaries in the ordinary course of business;

(g) the Company may (i) make Restricted Payments to any direct or indirect parent of the Company to pay any franchise Taxes required to maintain its corporate existence and (ii) for any taxable period for which the Company is a member of a group filing a consolidated, combined or similar income tax return of which any direct or indirect parent of the Company is the common parent, the Company may make payments of dividends or other distributions to such direct or indirect parent, the proceeds of which will be used to pay consolidated or combined federal, state, local and/or foreign income taxes imposed on such direct or indirect parent to the extent such income taxes are attributable to the income of the Company and/or its Subsidiaries; provided, however, that (x) the amount of such payments in respect of any taxable period does not, in the aggregate, exceed the amount that the Company and/or its Subsidiaries that are members of such consolidated or combined group would have been required to pay in respect of such federal, state, local and/or foreign income taxes (as the case may be) in respect of such taxable period if the Company and/or its Subsidiaries paid such income taxes directly as a stand-alone consolidated or combined income tax group (reduced by any such taxes paid directly by the Company or any Subsidiary) and (y) the permitted payment pursuant to this clause (g)(ii) with respect to any income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid in cash with respect to such period by such Unrestricted Subsidiary to the Company or any Restricted Subsidiary for the purposes of paying such consolidated or combined income taxes;

(h) Restricted Payments out of capital contributions received by the Borrower within 6 months of the date of such capital contribution to the extent such capital contribution has not been the basis for the making of any other Restricted Payment, Investment or redemption pursuant to this Agreement;

(i) non-cash repurchases of Capital Stock deemed to occur upon exercise of stock options or warrants to the extent such Capital Stock represents a portion of the exercise price of such options or warrants;

(j) to the extent constituting Restricted Payments, the Borrower and any of their Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Sections 6.3 or 6.8;

(k) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, the making of Restricted Payments of up to 6% per annum of the net proceeds received by or contributed to the Company in connection with the Public Offering;

(l) the Company may make Restricted Payments to MS Holdco (or any of its direct or indirect parent companies) to permit MS Holdco (or any of its direct or indirect parent companies) to make payments in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributes of any of the foregoing) of MS Holdco upon the exercise of stock options or warrants to acquire Capital Stock of MS Holdco (or any of its direct or indirect parent companies);

(m) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom, Borrower and its Restricted Subsidiaries may make other Restricted Payments in an amount not to exceed $20,000,000 in any fiscal year; and

(n) the Company and its Restricted Subsidiaries may make Restricted Payments pursuant to the Specified Foreign Restructuring.

6.6 Investments. Make any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a division or business unit of, or all or substantially all of the assets of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(a) accounts receivable or notes receivable arising from extensions of trade credit granted in the ordinary course of business;

(b) Investments in cash and Cash Equivalents;

(c) loans and advances to employees, officers and directors of any Group Member in the ordinary course of business (including for travel, entertainment, relocation and similar expenses) in an aggregate amount for all Group Members not to exceed $2,000,000 at any one time outstanding;

(d) so long as no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b), does not exceed 1.75:1.00, the Borrower or any of its Restricted Subsidiaries may make any Investments;

(e) Investments in assets useful in the business of the Company or any of its Restricted Subsidiaries and Investments in the Company or any Restricted Subsidiary or any newly created Restricted Subsidiary;

(f) Investments constituting (x) Liens that are permitted under Section 6.2 or (y) Restricted Payments that are permitted under Section 6.5;

(g) Investments acquired by a Loan Party or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by a Loan Party or any of its Restricted Subsidiaries in connection with or as a result of a bankruptcy or reorganization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or (ii) as a result of a foreclosure by a Loan Party or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) loans and advances to MS Holdco (or any of its direct or indirect parent companies) in lieu of (and which shall be deemed to be), and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to MS Holdco (or any of its direct or indirect parent companies) in accordance with Section 6.5;

(i) loans and advances to employees, officers and directors of Holdings or any of its Subsidiaries to the extent used to acquire Capital Stock of Holdings and to the extent such transactions are cashless;

(j) Investments in the ordinary course of business consisting of prepaid expenses and endorsements of negotiable instruments for collection or deposit, prepaid expenses, utility and workers’ compensation performance and unemployment insurance law and similar pledges and deposits and UCC Article IV customary trade arrangements with customers consistent with past practices;

(k) acquisitions by the Company or any Restricted Subsidiary of outstanding Capital Stock of Persons or of assets constituting at least a division of a business unit of, or all or substantially all of the assets of a Person (each a “Permitted Acquisition”); provided that (i) each such Permitted Acquisition is of a Person or ongoing business engaged in business activities in which the acquiror is permitted to engage pursuant to Section 6.13; (ii) no Default or Event of Default has occurred or is continuing both before and after giving effect to such Permitted Acquisition and (iii) any such newly acquired Person becomes a Restricted Subsidiary;

(l) Investments in existence or contemplated on the date of this Agreement and described in Schedule 6.6(l); and any modification, replacement, renewal, reinvestment or extension thereof (provided that the amount of the original investment is not increased except as otherwise permitted by this Section 6.6), and any investments, loans and advances existing on the Closing Date by the Company or any Restricted Subsidiary in or to the Company or any other Restricted Subsidiary;

(m) Investments permitted by Sections 6.8 and 6.10;

(n) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or consolidates or merges with the Company or any of its Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;

(o) Investments paid for with consideration which consists of (i) Capital Stock of MS Holdco or any of its direct or indirect parent companies or (ii) the proceeds of a substantially contemporaneous issuance or sale of Capital Stock of MS Holdco or any of its direct or indirect parent companies, or a substantially contemporaneous contribution of cash to MS Holdco or any of its direct or indirect parent companies, in each case, to the extent the Net Cash Proceeds thereof (if any), or such cash shall be, as applicable, contributed to the Company and used by the Company or any of its Restricted Subsidiaries for such Investment (and excluded from the calculation of the Available Amount);

(p) Investments in an amount not to exceed the Available Amount;

(q) guarantees by the Borrower or any of its Restricted Subsidiaries of the obligations of the Company or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r) Guarantee Obligations permitted by Section 6.1(h);

(s) in addition to Investments otherwise expressly permitted by this Section, Investments by the Company or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed during the term of this Agreement the greater of (x) $45,000,000 and (y) 4.25% of Total Assets as of the date of such Investment (net of any cash returns on such Investments constituting a repayment of such Investment or a return of capital on such Investments);

(t) Investments resulting from the receipt of non-cash consideration received in connection with Dispositions permitted by Section 6.4;

(u) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(v) Investments consisting of purchase and acquisitions of inventory, supplies, material or equipment or the non-exclusive licensing or non-exclusive contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(w) other Investments in a Person that is engaged in a similar business to the business conducted by the Borrower and the Restricted Subsidiaries in an aggregate amount outstanding pursuant to this paragraph (v) not to exceed the greater of (x) $25,000,000 and (y) 2.25% of Total

Assets at the time such Investment is made or any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations thereof; provided that the principal amount of such Investment is not increased by such amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings; and

(x) Investments pursuant to the Specified Foreign Restructuring.

6.7 Optional Payments of Subordinated Indebtedness. Make any optional prepayment, repayment, redemption or repurchase with respect to any Indebtedness that is subordinated in right of payment to the Obligations (other than the Senior Subordinated Notes); provided such Indebtedness:

(a) may be Refinanced with the proceeds of a Permitted Refinancing permitted by Section 6.1(q);

(b) consisting of intercompany Indebtedness may be prepaid, repaid, redeemed or repurchased in accordance with past practices arising in connection with cash management transactions in the ordinary course of business; provided that no such payment shall be made in violation of any subordination terms applicable thereto;

(c) may be prepaid, repaid, repurchased or redeemed in an aggregate amount equal to the Available Amount; provided that no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and (ii) the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b) shall not exceed 3.00:1.00; and

(d) may be prepaid, repaid, repurchased or redeemed; provided that no Default or Event of Default shall have occurred and be continuing or would otherwise result therefrom and (ii) the Total Leverage Ratio, on a Pro Forma Basis, as of the last day of the most recent Test Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.1(a) or (b) shall not exceed 1.75:1.00.

6.8 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction or contract (including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees) with or for the benefit of any Affiliate (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5,000,000, except (a) transactions between or among the Company and its Restricted Subsidiaries and ordinary course transactions among MS Holdco and any Group Member that are operational in nature, (b) transactions that are on terms and conditions not less favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm’s-length transaction from unrelated third parties that are not Affiliates, (c) any Restricted Payment permitted by Section 6.5 or Investments permitted by Section 6.6, (d) fees and compensation, benefits and incentive arrangements paid or provided to, and any indemnity provided on behalf of, officers, directors or employees of MS Holdco (or any of its direct or indirect parent companies), the Company or any Restricted Subsidiary as determined in good faith by the Board of Directors of MS Holdco (or any of its direct or indirect parent companies), the Company or such Restricted Subsidiary, as applicable, (e) payments and reimbursements to the Sponsor and its Affiliates to the extent permitted under Section 6.5(e), (f) the transactions pursuant to agreements in existence or contemplated on the Closing Date and set forth on Schedule 6.8 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (g) transactions between the Company or any Restricted Subsidiary and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person, (h) the existence of, or the performance by a Loan

Party or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and set forth in Schedule 6.8 and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Loan Party or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (h) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than the terms of the original agreement in effect on the Closing Date as reasonably determined in good faith by the Company, (i) Investments by the Permitted Investors in securities of the Loan Party or any of its Restricted Subsidiaries so long as (A) the Investment is being offered generally to other investors on the same or more favorable terms and (B) the Investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; provided in each paragraph under this Section 6.8, the Borrower and its Restricted Subsidiaries may enter into an Affiliate Transaction so long as such Affiliate Transaction is approved by a majority of the independent directors of the Board of Directors of Holdings as being fair to the Company and its Restricted Subsidiaries and (j) transactions pursuant to the Specified Foreign Restructuring.

6.9 Sale Leaseback Transactions. Enter into any Sale Leaseback Transaction unless, after giving effect thereto, the aggregate outstanding amount of Attributable Debt in respect of all Sale Leaseback Transactions does not at any time exceed $30,000,000.

6.10 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Company or any Restricted Subsidiary has actual exposure including with regard to currencies and commodities and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Company or any of its Restricted Subsidiaries.

6.11 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (a) this Agreement and the other Loan Documents, (b) any agreements evidencing or governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) customary restrictions on the assignment of leases, licenses and contracts entered into in the ordinary course of business, (d) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company, (e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary of the Company (or the assets of a Restricted Subsidiary of the Company) pending such sale; provided such restrictions and conditions apply only to the Restricted Subsidiary of the Company that is to be sold (or whose assets are to be sold) and such sale is permitted hereunder), (f) restrictions and conditions existing on the Closing Date identified on Schedule 6.11 and any amendments or modifications thereto so long as such amendment or modification does not expand the scope of any such restriction or condition in any material respect, (g) restrictions under agreements evidencing or governing or otherwise relating to Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 6.1; provided that such Indebtedness is only with respect to the assets of Subsidiaries that are not Guarantors, (h) customary provisions in joint venture agreements, limited liability company operating agreements, partnership agreements, stockholders agreements and other similar agreements, (i) restrictions and conditions imposed by law, (j) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limit the right of the debtor to dispose of the assets securing such Indebtedness, (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (l) other Indebtedness of Restricted Subsidiaries permitted to be incurred after the Closing Date pursuant to Section 6.1 so long as not more restrictive than this Agreement, (m) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which a Loan Party or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Loan Party or such Restricted Subsidiaries that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Loan Party or such Restricted Subsidiaries or the assets or property of any other Restricted Subsidiary, and (n) any encumbrances or restrictions on a Restricted Subsidiary’s ability to sell, lease or transfer any of its properties or assets imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (d) and (j) through (m).

6.12 Clauses Restricting Restricted Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or repay or prepay any Indebtedness owed to, the Company or any other Restricted Subsidiary of the Company, (b) make loans or advances to, or other Investments in, the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under law or the Loan Documents, (ii) any restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary so long as such sale is permitted hereunder, (iii) customary restrictions on the assignment of leases, contracts and licenses entered into in the ordinary course of business, (iv) any agreement in effect at the time any Person becomes a Restricted Subsidiary of the Company; provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company, (v) restrictions of the nature referred to in clause (c) above under agreements governing purchase money liens or Capital Lease Obligations otherwise permitted hereby which restrictions are only effective against the assets financed thereby, (vi) agreements governing Indebtedness outstanding on the Closing Date and listed on Schedule 6.1(c) and any amendments, modifications, restatements, renewals, increases, supplements, refundings, or Refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, or Refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in such agreements on the Closing Date, (vii) Liens permitted by Section 6.2 that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Liens, (viii) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, agreements in respect of sales of Capital Stock and other similar agreements entered into in connection with transactions permitted under this Agreement, provided that such encumbrance or restriction shall only be effective against the assets or property that are the subject of such agreements, (ix) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the date of such acquisition, which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person, or the properties or assets of such Person, so acquired, (x) restrictions under agreements evidencing or governing Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 6.1; provided that such restrictions are only with respect to assets of Restricted Subsidiaries that are not Guarantors and (xi) restrictions under Indebtedness incurred in reliance on Sections 6.1(d), (e), (f) and (h) or 6.2 that when taken as a whole are no more restrictive than those contained in the Loan Documents.

6.13 Lines of Business. The Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto or a reasonable extension thereof.

SECTION 7. GUARANTEE

7.1 The Guarantee. Each Guarantor hereby jointly and severally guarantees, as a primary obligor and not as a surety, to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of (1) the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Bankruptcy Code after any bankruptcy or insolvency petition under the Bankruptcy Code or any similar law of any other jurisdiction) on (i) the Incremental Term Loans or the Incremental Revolving Commitments, (ii) the Other Term Loans made by any lender thereof, and (iii) the Notes held by each Lender of the Company and (2) all other Obligations from time to time owing to the Secured Parties by any Loan Party (such obligations being herein collectively called the “Guarantor Obligations”). Each Guarantor hereby jointly and severally agrees that if the Borrower or the other Guarantors shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any of the Guarantor Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guarantor Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

7.2 Obligations Unconditional. The obligations of the Guarantors under Section 7.1, respectively, shall constitute a guaranty of payment (and not of collection) and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guarantor Obligations of the Company under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guarantor Obligations, and, in each case, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by any Guarantor (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall, in each case, remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guarantor Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c) the maturity of any of the Guarantor Obligations shall be accelerated, or any of the Guarantor Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guarantor Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(d) any Lien or security interest granted to, or in favor of, any Lender or the Administrative Agent as security for any of the Guarantor Obligations shall fail to be perfected; or

(e) the release of any other Guarantor pursuant to Section 7.9, or otherwise.

Each of the Guarantors hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Company under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guarantor Obligations. Each of the Guarantors waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guarantor Obligations and notice of or proof of reliance by any Secured Party upon this guarantee made under this Section 7 (this “Guarantee”) or acceptance of this Guarantee, and the Guarantor Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Company and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guarantor Obligations at any time or from time to time held by the Secured Parties and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Company or against any other person which may be or become liable in respect of all or any part of the Guarantor Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guarantor Obligations outstanding.

7.3 Reinstatement. The obligations of the Guarantors under this Section 7 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company or other Loan Party in respect of the Guarantor Obligations is rescinded or must be otherwise restored by any holder of any of the Guarantor Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

7.4 No Subrogation. Each Guarantor hereby agrees that until the payment and satisfaction in full in cash of all Guarantor Obligations (other than contingent indemnification and reimbursement obligations for which no claim has been made) and the expiration and termination of the Commitments under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.1, whether by subrogation, right of contribution or otherwise, against the Company or any other Guarantor of any of the Guarantor Obligations or any security for any of the Guarantor Obligations.

7.5 Remedies. Each Guarantor jointly and severally agrees that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8) for purposes of Section 7.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where Section 8 provides that such obligations shall become due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by the Guarantors for purposes of Section 7.1.

7.6 Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Section 7 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

7.7 Continuing Guarantee. The Guarantee made by the Guarantors in this Section 7 is a continuing guarantee of payment, and shall apply to all Guarantor Obligations whenever arising.

7.8 General Limitation on Guarantor Obligations. In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.1, then, notwithstanding any other provision to the contrary, the amount of such liability of such Guarantor shall, without any further action by such Guarantor, any Loan Party or any other Person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.10) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

7.9 Release of Guarantors. A Subsidiary Guarantor shall be automatically released from its obligations hereunder (a) in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of to a Person other than a Loan Party in a transaction permitted by Section 6 or (b) if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with Section 5.10; provided that the Company shall have delivered to the Administrative Agent prior to the date of the release, a written notice of such for release identifying the relevant Subsidiary Guarantor and in the case of (a) above the terms of the sale or other disposition in reasonable detail, together with a certification by the Company stating that such transaction is in compliance with Section 6 of the Agreement and the other Loan Documents. In connection with any such release of a Guarantor, the Administrative Agent shall execute and deliver to such Guarantor, at such Guarantor’s expense, all UCC termination statements and other documents that such Guarantor shall reasonably request to evidence such release.

7.10 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.4. The provisions of this Section 7.10 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the other Secured Parties, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the other Secured Parties for the full amount guaranteed by such Subsidiary Guarantor hereunder.

SECTION 8. EVENTS OF DEFAULT

8.1 Events of Default. An Event of Default shall occur if any of the following events shall occur and be continuing; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied (any such event, an “Event of Default”):

(a) the Company shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Company shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made (or if any representation or warranty is expressly stated to have been made as of a specific date, inaccurate in any material respect as of such specific date); or

(c) any Loan Party shall default in the observance or performance of any agreement contained in Section 5.4 (with respect to the Company only), Section 5.7(a) or Section 6 of this Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of thirty days after notice to the Company from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation in respect of Indebtedness, but excluding the Loans) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to (x) cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (y) to cause, with the giving of notice if required, any Group Member to purchase or redeem or make an offer to purchase or redeem such Indebtedness prior to its stated maturity; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this Section 8.1(e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this Section 8.1(e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $35,000,000; provided further that clause (iii) of this Section 8.1(e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary Disposition of the property or assets securing such Indebtedness, if such Disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such Disposition; or

(f) (i) MS Holdco, the Company or any Significant Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or MS Holdco, the Company or any Significant Group Member shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against MS Holdco, the Company or any Significant Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty days; or (iii) there shall be commenced against MS Holdco, the Company or any Significant Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) MS Holdco, the Company or any Significant Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) MS Holdco, the Company or any Significant Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Plan shall fail to meet the minimum funding standards of Section 412 or 430 of the Code or Section 302 or 303 of ERISA or any Lien in favor of the PBGC or a Plan shall arise on the assets of any Group Member or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA or (v) any Group Member or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not (x) paid or covered by insurance as to which the relevant insurance company has been notified of the claim and has not denied coverage or (y) covered by valid third party indemnification obligation from a third party which is Solvent) of $35,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within sixty days from the entry thereof; or

(i) any Security Documents shall cease, for any reason, to be in full force and effect with respect to any material portion of the Collateral, other than pursuant to the terms hereof or thereof, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that (x) any such loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Agreement or from the failure of the Administrative Agent to file UCC continuation statements (or similar statements or filings in other jurisdictions) and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has been notified and has not denied coverage and (y) the Loan Parties take such action as the Administrative Agent may reasonably request to remedy such loss of perfection or priority; or

(j) the Guarantee of any Guarantor contained in Section 7 shall cease, for any reason, to be in full force and effect, other than as provided for in Section 7.9, or any Loan Party or any Affiliate of any Loan Party shall so assert; or

(k) a Change of Control shall occur.

8.2 Action in Event of Default.

(a) Upon any Event of Default specified in clause (i) or (ii) of Section 8.1(f), the Commitments shall immediately terminate automatically and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents shall automatically immediately become due and payable, and (b) if any other Event of Default under Section 8.1 occurs, with the consent of the Required Lenders, the Administrative Agent shall, upon the request of the Required Lenders, by notice to the Company, declare the Commitments to be terminated and the Loans (with accrued interest thereon) and all other Obligations owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately terminate and become due and payable. Except as expressly provided above in this Section 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Company.

(b) In the event of any Event of Default specified in Section 8.1(e) above, such Event of Default and all consequences thereof (excluding any resulting payment default if the Loans have otherwise become due and payable) shall be annulled, waived and rescinded automatically and without any action by the Administrative Agent or the Lenders if, within twenty days after such Event of Default arose, (i) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (iii) the default that is the basis for such Event of Default has been cured.

8.3 Application of Proceeds. If an Event of Default shall have occurred and be continuing, the Administrative Agent may apply, at such time or times as the Administrative Agent may elect, all or any part of proceeds constituting Collateral in payment of the Obligations (and in the event the Loans and other Obligations are accelerated pursuant to Section 8.2, the Administrative Agent shall, from time to time, apply the proceeds constituting Collateral in payment of the Obligations) in the following order, subject to the terms of the Security Documents:

(a) First, to the payment of all costs and expenses of any sale, collection or other realization on the Collateral, including reimbursement for all costs, expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith (including, without limitation, all reasonable costs and expenses of every kind incurred in connection any action taken pursuant to any Loan Document or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, reasonable attorneys’ fees and disbursements and any other amount required by any provision of law (including, without limitation, Section 9-615(a)(3) of the Uniform Commercial Code)), and all amounts for which Administrative Agent is entitled to indemnification hereunder and under the other Loan Documents and all advances made by the Administrative Agent hereunder and thereunder for the account of any Loan Party (excluding principal and interest in respect of any Loans extended to such Loan Party), and to the payment of all costs and expenses paid or incurred by the Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Agreement or any other Loan Document and to the payment or reimbursement of all indemnification obligations, fees, costs and expenses owing to the Administrative Agent hereunder or under the Agreement or any other Loan Document, all in accordance with the terms hereof or thereof;

(b) Second, for application by it towards all other Obligations (including, without duplication, Guarantee Obligations with respect to Loans), pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties (including all Obligations in respect of Specified Swap Agreements and Cash Management Obligations); and

(c) Third, any balance of such proceeds remaining after all of the Obligations shall have been satisfied by payment in full in immediately available funds and the Commitments shall have been terminated, be paid over to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

SECTION 9. ADMINISTRATIVE AGENT

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender hereby authorizes the Administrative Agent to enter into or accept each Security Document and any Intercreditor Agreement, other intercreditor arrangements or collateral trust arrangements contemplated by this Agreement on behalf of and for the benefit of the Lenders and the other Secured Parties named therein and agrees to be bound by the terms of each Security Document and any Intercreditor Agreement and other agreements or documents. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy with respect to any Collateral against the Borrower or any other Loan Party or any other obligor under any of the Loan Documents, the Specified Swap Agreements or any document relating to Cash Management Obligations (including, in each case, the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral of the Borrower or any other Loan Party, without the prior written consent of the Administrative Agent. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or a sale of any of the Collateral pursuant to Section 363 of the Bankruptcy Code, the Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, with the consent or at the direction of the Required Lenders, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

9.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

9.3 Exculpatory Provisions.

(a) The Administrative Agent shall have no duties or obligations to any Lender or any other Person except those expressly set forth herein and in the other Loan Documents and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties to any Lender or any other Person, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), as applicable; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its respective Affiliates that is communicated to or obtained by any Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1) or (ii) in the absence of its own gross negligence or willful misconduct (as determined in a final, non-appealable judgment of a court of competent jurisdiction).

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4 Reliance by Agents. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or such other number or percentage of Lenders as shall be provided for herein or in the other Loan Documents), and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, MS Holdco or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or refrain from taking such action with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Administrative Agent and Other Lenders . Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys in fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Group Member or any affiliate of a Group Member, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Group Members and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Group Member or any affiliate of a Group Member that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys in fact or affiliates.

9.7 Indemnification . Each of the Lenders agrees to indemnify the Administrative Agent and the Agents (and their Related Parties) in their respective capacities as such (to the extent not reimbursed by MS Holdco, the Company or any other Loan Party and without limiting the obligation of MS Holdco, the Company or any other Loan Party to do so), according to its Aggregate Exposure Percentage in effect on the date on which indemnification is sought under this Section 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, in accordance with its Aggregate Exposure Percentage immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Agents or their Related Parties in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any other Person under or in connection with any of the foregoing; provided that no Lender shall be liable to any such Person for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8 Administrative Agent in its Individual Capacity. Each Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with MS Holdco, the Company or any of their respective Subsidiaries or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.9 Successor Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the approval of the Company, not to be unreasonably withheld, for so long as no Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within fifteen days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent (which shall be a bank with an office in New York, New York or an Affiliate of any such bank with an office in New York, New York), provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent may continue to hold such collateral security until such time as a successor Administrative Agent is appointed and such collateral security is assigned to such successor Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through such Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph (provided that the Administrative Agent may, in its sole discretion, agree to continue to perform any or all of such functions until such time as a successor is appointed as provided in this paragraph). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of Section 9 and Section 10.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

9.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Agents shall have any obligations, liabilities, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or Lender hereunder. The provisions of Section 9 are solely for the benefit of the Administrative Agent, the other Persons referenced in the preceding sentence (and the Related Parties of the Administrative Agent and such Persons) and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions nor shall any such provisions constitute a defense available to the Borrower nor any other Loan Party.

9.11 Withholding Taxes To the extent required by any applicable laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.13, each Lender shall indemnify and hold harmless the Administrative Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent as a result of the failure of the Administrative Agent to properly withhold any Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.11. The agreements in this Section 9.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial ratios in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (A)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly and adversely affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of all Lenders; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under Section 7 of this Agreement or under the Security Documents, in each case without the written consent of all Lenders; (D) amend, modify or waive any provision of Section 2.11(a) or (b) which results in a change to the pro rata application of Loans under any Facility without the written consent of each Lender directly and adversely affected thereby in respect of each Facility adversely affected thereby; (E) amend, modify or waive any provision of Section 9 without the written consent of the Administrative Agent; and (F) amend or modify the application of prepayments set forth in Section 2.6(d) in a manner that expressly adversely affects any Facility differently than any other Facility without the written consent of the Majority Facility Lenders with respect to such Facility. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing during the period such waiver is effective; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

(b) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (i) to add one or more additional credit facilities to this Agreement or to increase the amount of the existing facilities under this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof, (ii) to permit any such additional credit facility which is a term loan facility or any such increase in the Facility to share ratably in prepayments with the Term Loans, (iii) to permit any such additional credit facility which is a revolving loan facility or a delayed draw term loan facility and (iv) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(c) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the Refinancing or modification of all outstanding Loans of any Class (“Refinanced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin and interest rate “floors” for such Replacement Term Loans shall not be higher than the Applicable Margin and interest rate “floors” for such Refinanced Term Loans, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such Refinancing and (iv) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable (unless all remaining Lenders have the benefit of any more favorable terms) to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such Refinancing.

(d) In addition, notwithstanding the foregoing, this Agreement and the other Loan Documents may be amended or amended and restated as contemplated by Section 2.18, Section 2.19 and Section 2.20 in connection with (x) any Incremental Amendment and any related increase in Commitments or Loans or (y) any Extended Term Loans, in each case with the consent of the Company, the Administrative Agent and, as applicable, (i) the Incremental Term Lenders providing such increased Commitments or Loans or (ii) the Extending Term Lenders agreeing to an extension with respect to such Extended Term Loans.

(e) In addition, upon the effectiveness of any Refinancing Amendment, the Administrative Agent, the Borrower and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness may amend this Agreement and any other Loan Document to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans or Other Term Commitments). The Administrative Agent and the Borrower may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the terms of any Refinancing Amendment.

(f) Notwithstanding the foregoing, the Administrative Agent may amend the Term Loan/ABL Intercreditor Agreement (or enter into a replacement thereof) and enter or amend any Pari Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement in connection with the incurrence of any Indebtedness incurred under Section 6.1(d), (e) and (f).

(g) If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace such Non-Consenting Lender as a Lender party to this Agreement or terminate the Commitment of such Non-Consenting Lender, provided that, if the Borrower elects to replace such Non-Consenting Lender, concurrently with such replacement, (i) another bank or other entity consented to by the Borrower and the Administrative Agent (such consent not to be unreasonably withheld or delayed), as of such date, must purchase for cash the Loans and other Obligations due to such Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of such Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 10.6, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.12 and 2.13, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.11 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender; provided further that if the Borrower elect to terminate the Commitment of such Non-Consenting Lender, concurrently with such termination, the Borrower must repay each outstanding Loan of such Non-Consenting Lender, which gave rise to the need to obtain such Non-Consenting Lender’s consent.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of MS Holdco, the Company and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

If to any Loan Party, to the Company at:

Tube City IMS Corporation

12 Monongahela Avenue

Glassport, PA 15045

U.S.A.

Attention: Daniel E. Rosati

Executive Vice President and Chief Financial Officer

Telephone No: (421) 615-8252

Telecopy No.: (412) 675-8295

with a copy to:

Tube City IMS Corporation

12 Monongahela Avenue

Glassport, PA 15045

U.S.A.

Attention: Treasury Departments

Telecopy No.: (412) 267-5166

Administrative Agent:

JPMorgan Chase Bank, N.A.

270 Park Avenue, 44th Floor

New York, NY 10017

U.S.A.

Attention: Dan Bueno

Facsimile No: (646) 534-2274

; provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender (“Approved Electronic Communications”). The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (a) of notification that such notice or communication is available and identifying the website address therefor.

Each Loan Party agrees to assume all risk, and hold the Administrative Agent, the Agents and each Lender harmless from any losses, associated with, the electronic transmission of information (including, without limitation, the protection of confidential information), except to the extent caused by the gross negligence or willful misconduct of such Person.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR LOSSES, CLAIMS, DAMAGES, LIABILITIES OR EXPENSES OF ANY KIND (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES).

Each Loan Party, the Lenders, the Agents and the Administrative Agent agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with Administrative Agent’s customary document retention procedures and policies.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent, the Lead Arrangers and the Agents for all reasonable out of pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of a single external counsel to the Administrative Agent and the Agents (and, if necessary, one local counsel in each relevant jurisdiction plus, in the event of any actual conflict of interest, one additional counsel in each relevant jurisdiction) and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Company on or prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of one primary counsel to such parties, taken as a whole (or in the case of an actual or perceived conflict of interest by any such party, additional counsel to the affected party), one regulatory counsel and one local counsel in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions)

to the Lenders and the Administrative Agent and (c) to pay, indemnify, and hold the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) which do not constitute Non-Excluded Taxes or Other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Administrative Agent, each Agent and their respective members, partners, officers, directors, trustees, employees, affiliates, agents, partners, advisors, representatives and controlling persons (each, an “Indemnitee”) harmless from and against any and all other claims, liabilities, obligations, losses, incremental Taxes, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents (regardless of whether any Indemnitee is a party hereto and regardless of whether any such matter is initiated by a third party, the Company, any other Loan Party or any other Person), including any of the foregoing relating to the use of proceeds of the Loans, any failure of the Borrower to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrower for Taxes pursuant to Section 2.13, any actual or alleged presence or release or threat of release of Materials of Environmental Concern on, at, under or from any property currently owned, leased or operated by any Loan Party or any of their Subsidiaries, or the violation of, noncompliance with or liability under, any Environmental Law relating to any Group Member or any of the Properties and the reasonable fees and expenses of one primary legal counsel to the Indemnitees taken as a whole (or in the case of an actual or perceived conflict of interest by an Indemnitee, additional counsel to the affected Indemnitees), one regulatory counsel and one local counsel in each appropriate jurisdiction (which may include one special counsel acting in multiple jurisdictions) to the Lenders and the Administrative Agent in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (c), collectively, the “Indemnified Liabilities”) (but excluding any losses, liabilities, claims, damages or expenses relating to the matters referred to in Sections 2.12, 2.13 and 2.14 (which shall be the sole remedy in respect of the matters set forth therein)), provided, that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent (i) such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents or members of any of the foregoing, a material breach under this Agreement or any other Loan Document by any such persons or disputes between and among Indemnified Persons (other than disputes against the Agents or the Administrative Agent, in such capacity) or (ii) any settlement is entered into by such person without the Company’s written consent (such consent not to be unreasonably withheld or delayed). All amounts due under this Section 10.5 shall be payable not later than ten days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to the Company at the address of the Company set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. For the avoidance of doubt, this Section 10.5 shall not apply to Taxes other than Taxes that represent losses, claims, damages, etc. in respect of a non-Tax claim.

10.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it and the Note or Notes (if any) held by it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of:

(A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default pursuant to Section 8.1(a) or Section 8.1(f) (with respect to the Borrower) has occurred and is continuing, any other Eligible Assignee; and

(B) except with respect to an assignment (other than an assignment of a Commitment) to a Lender, an Affiliate of a Lender or an Approved Fund, the Administrative Agent.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (provided that simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of determining such amount) unless the Administrative Agent and the Borrower otherwise consent;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an assignment agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire and applicable tax forms required by Section 2.13(e).

This paragraph (b) shall not prohibit any Lender from assigning all or any portion of its rights and obligations among separate Facilities on a non-pro rata basis.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Assignments to Permitted Auction Purchasers. Each Lender acknowledges that each Permitted Auction Purchaser is an Eligible Assignee hereunder and may purchase or acquire Loans hereunder from Lenders from time to time pursuant to a Dutch Auction in accordance with the terms of this Agreement (including Section 10.6 hereof), subject to the restrictions set forth in the definitions of “Eligible Assignee” and “Dutch Auction”, in each case, subject to the following limitations:

(A) each Permitted Auction Purchaser agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, with respect to any Auction Purchase or other acquisition of Loans, all Loans held by any Permitted Auction Purchaser shall be automatically Cancelled immediately upon the purchase or acquisition thereof by a Permitted Auction Purchaser;

(B) at the time any Permitted Auction Purchaser is making purchases of Loans pursuant to a Dutch Auction it shall enter into an Assignment and Assumption Agreement;

(C) immediately upon the effectiveness of each Auction Purchase or other acquisition of Loans, a Cancellation (it being understood that such Cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Auction Purchase, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Borrower and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Borrower and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and

(D) at the time of such Purchase Notice and Auction Purchase, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

Notwithstanding anything to the contrary herein, this Section 10.6(b)(iii) shall supersede any provisions in Section 2.11 to the contrary.

(iv) Assignments to Affiliated Lenders. Any Lender may, at any time, assign all or a portion of its rights and obligations to an Affiliated Lender (including Affiliated Investment Funds) on a non-pro rata basis through (x) Dutch Auctions or (y) open market purchases, in each case subject to the following limitations:

(A) notwithstanding anything in Section 10.1 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Lenders have (1) consented to any amendment, waiver or modification of any Loan Document (including such modifications pursuant to Section 10.1), (2) otherwise acted on any matter related to any Loan Document, (3) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, or (4) subject to Section 2.16, voted on any plan of reorganization pursuant to Title 11 of the United States Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender (solely in its capacity as a Lender) disproportionately in any material respect as compared to other Lenders, Affiliated Lenders will be deemed to have voted in the same proportion as Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to Title 11 of the United States Code) is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of Title 11 of the United States Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of Title 11 of the United States Code; provided that Affiliated Investment Funds shall not be subject to such limitation and shall be entitled to vote as any other Lender; provided further that, notwithstanding anything herein to the contrary, Affiliate Investment Funds may not in the aggregate account for more than 25% of the amounts set forth in the calculation of Required Lenders and any amount in excess of 25% will be subject to the limitations set forth in this clause (A);

(B) Affiliated Lenders shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors or receive notices, other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided that Affiliated Investment Funds shall not be subject to such limitation;

(C) at the time any Affiliated Lender is making purchases of Loans pursuant to a Dutch Auction it shall enter into an Assignment and Assumption Agreement; and

(D) the aggregate principal amount of all Term Loans which may be purchased by Affiliated Lenders through Dutch Auctions or assigned to the Affiliated Lenders through open market purchases (or made by Affiliated Lenders pursuant to Section 2.18 or Section 2.19) (in each case, other than Affiliated Investment Funds) shall in no event exceed, as calculated at the time of the consummation of any aforementioned Purchases or assignments, 25% of the aggregate principal amount of the Term Loans then outstanding.

Notwithstanding anything to the contrary herein, this Section 10.6(b)(iv) shall supersede any provisions in Section 2.11 to the contrary.

(v) Subject to acceptance and recording thereof pursuant to Section 10.6(b)(vii) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations if such transaction complies with the requirements of Section 10.6(c).

(vi) The Administrative Agent, acting for this purpose as an agent of the Borrower and the Lenders, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vii) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), together with (x) any processing and recordation fee and (y) any written consent to such assignment required by Section 10.6(b), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than a natural person, MS Holdco, the Borrower or any Subsidiary of the Borrower) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that

(1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1(a) and (2) directly affects such Participant. Subject to Section 10.6(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the limitations and requirements of such Sections and Section 2.15 and 2.16) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Borrower) maintain a register on which is entered the name and address of each Participant and the principal and interest amounts of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish in connection with a request, inquiry or examination by a Governmental Authority that such Commitment, Loan, or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payment results from any change in any Requirement of Law or Change in Tax Law occurring after the date on which the sale of such participation takes place.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.

(e) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in Section 10.6(d) above.

(f) Each Lender, upon succeeding to an interest in Commitments or Loans, as the case may be, represents and warrants as of the effective date of the applicable Assignment and Assumption that it is an Eligible Assignee.

10.7 Adjustments; Set off; Counterparts; Electronic Execution .

(a) Except to the extent that this Agreement expressly provides for or permits payments to be allocated or made to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefited Lender”) shall receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 8.1(f) or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent, without prior notice to MS Holdco or the Borrower or any other Loan Party, any such notice being expressly waived by MS Holdco and the Borrower and each other Loan Party to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set off and appropriate and apply against the Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of MS Holdco or the Borrower or any such other Loan Party, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or electronic PDF shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

(d) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.9 Integration. This Agreement, the Engagement Letter and the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents and the Administrative Agent represent the entire agreement of MS Holdco, the Company, the Agents, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.10 Governing Law. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) AND ALL CLAIMS, CONTROVERSIES OR DISPUTES (WHETHER IN TORT OR OTHERWISE) RELATING TO THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW

YORK WITHOUT REGARD TO ANY PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS ON ALL OR ANY PARTY OF THE COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

10.11 Submission To Jurisdiction; Waivers.

(a) Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction;

(b) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto, as the case may be at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(d) Each party hereto waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, any special, exemplary, indirect, punitive or consequential damages against any Indemnitee.

10.12 Acknowledgements. The Borrower and each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to MS Holdco, the Borrower or any Guarantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and MS Holdco, the Borrower and each Guarantor, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among MS Holdco, the Borrower or the Guarantors and the Lenders.

(d) Releases of Guarantees and Liens . Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of (1) releasing any Collateral or Guarantor Obligations (i) to the extent necessary to permit consummation of any transaction that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in Section 10.12(e) below, or (2) releasing any Lien on any Collateral (i) subject to Liens incurred under Section 6.2(i) or subordinating Liens on the Collateral to such Liens permitted under Section 6.2(i), in each case, to the extent required under the agreements relating to such Liens permitted under Section 6.2(i), (ii) constituting property being sold or disposed of (other than to another Loan Party that is required to grant a Lien in such Collateral to the Administrative Agent to secure the Obligations) if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and each Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Capital Stock of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary, (iii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Section 8 or as required pursuant to the terms of the Term Loan/ABL Intercreditor Agreement or Pari Lien Intercreditor Agreement, (v) if such Liens were granted by any Guarantor that ceases to be a Restricted Subsidiary in a transaction permitted by this Agreement or (vi) that constitutes “Excluded Property” (or any equivalent term) under any Security Document. Except as provided in the preceding sentence and in Section 10.1(a)(C), the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at the sole expense of the Company, all documents that such Loan Party shall reasonably request to evidence such termination or release.

(e) At such time as the Loans and the other Obligations (other than contingent obligations for which no claim has been made) shall have been satisfied by payment in full in immediately available funds and the Commitments have been terminated, the Collateral shall be automatically released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall automatically terminate, all without delivery of any instrument or performance of any act by any Person and the Administrative Agent shall, upon the request and at the sole expense of the Company, deliver any such instruments, release documents and lien termination notices and filings as may be reasonably requested to evidence such termination.

10.13 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party or any Restricted Subsidiary, the Administrative

Agent or any Lender pursuant to or in connection with this Agreement that is not designated by the provider thereof as public information or non-confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, the Lead Arrangers, the Agents, any other Lender or any Affiliate thereof, (b) subject to an agreement to comply with provisions no less restrictive than this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, trustees, agents, attorneys, accountants and other professional advisors that have been advised of the provisions of this Section and have been instructed to keep such information confidential, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding; provided that unless specifically prohibited by applicable law, reasonable efforts shall be made to notify the Company of any such request prior to disclosure, (g) with the prior written consent of the Borrower, (h) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender other than as a result of a breach of this Section by the Administrative Agent or such Lender, as applicable, on a non-confidential basis from a source other than the Borrower or its representatives which is not known by any such Person to be under a duty of confidentiality with respect to the information, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; provided, such Person has been advised of the provisions of this Section and instructed to keep such information confidential or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the extensions of credit hereunder. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

EACH LENDER ACKNOWLEDGES THAT INFORMATION FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

10.14 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER

THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.15 USA PATRIOT Act Notification. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the PATRIOT Act.

10.16 Maximum Amount. (a) It is the intention of the Borrower and the Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between the Loan Parties and their respective Subsidiaries and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated but deemed to constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Indebtedness evidenced hereby or other Obligations of the Borrower, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury or such other laws (the “Maximum Amount”). If under any circumstances whatsoever fulfillment of any provision hereof, or any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the Indebtedness of the Borrower evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform through the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between the Borrower and the Lenders.

(b) If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under Section 2.5(a) and shall be so applied in accordance with Section 2.11 or if such excessive interest exceeds the unpaid balance of the Loans and any other Indebtedness of the Borrower in favor of such Lender, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrower.

10.17 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, unless expressly provided for herein or in any other Loan Document, without the prior written consent of the Administrative Agent. The provisions of this Section 10.17 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

10.18 No Fiduciary Duty. Each of the Agents, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Loan Party, its stockholders or its Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Agent and Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Agent or Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Agent or Lender has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Agent and Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Agent or Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

10.19 Intercreditor Agreement. REFERENCE IS MADE TO THE TERM LOAN/ABL INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (A) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE TERM LOAN/ABL INTERCREDITOR AGREEMENT, (B) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE TERM LOAN/ABL INTERCREDITOR AGREEMENT AND (C) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE TERM LOAN/ABL INTERCREDITOR AGREEMENT AS TERM LOAN AGENT AND ON BEHALF OF SUCH LENDER. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE ABL CREDIT AGREEMENT TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE TERM LOAN/ABL INTERCREDITOR AGREEMENT.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

TUBE CITY IMS CORPORATION, as the Borrower

By:	/s/ Daniel E. Rosati
Name:	Daniel E. Rosati
Title:	Chief Financial Officer and Executive Vice President

METAL SERVICES HOLDCO, LLC, as a Guarantor

By TMS INTERNATIONAL CORP., as sole member

By:	/s/ Daniel E. Rosati
Name:	Daniel E. Rosati
Title:	Chief Financial Officer and Executive Vice President

TUBE CITY IMS, LLC, as a Guarantor

By:	/s/ Daniel E. Rosati
Name:	Daniel E. Rosati
Title:	Chief Financial Officer and Executive Vice President

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Dan Bueno
Name:	Dan Bueno
Title:	Vice President

Schedule 3.6

Litigation

None.

Schedule 3.6

UCC Filing Jurisdictions

Type of Filing	Entity	Applicable Security Document	Jurisdictions
UCC-1	Metal Services Holdco LLC	Security Agreement	Delaware Secretary of State

UCC-1	Tube City IMS Corporation	Security Agreement	Delaware Secretary of State

UCC-1	Tube City IMS, LLC	Security Agreement	Delaware Secretary of State

USPTO	Tube City IMS Corporation Tube City IMS, LLC	Patent Security Agreement	Federal

USPTO	Tube City IMS Corporation Tube City IMS, LLC	Trademark Security Agreement	Federal

Copyright Office	Tube City IMS, LLC	Copyright Security Agreement	Federal

Schedule 3.14

Disclosed Matters

None.

Schedule 5.12

Post Closing Matters

Notwithstanding any conditions precedent, representations and covenants in the Loan Documents to the contrary (each such condition, representation and covenant deemed modified to the extent necessary to effect the following, and to permit the taking of the actions described herein within the time periods described herein), the Borrower shall, and shall cause each other Loan Party to, as promptly as possible, but in no event later than the number of days after the Closing Date applicable as set forth below, take the actions or deliver the items described below; provided, that in each case the Administrative Agent may reasonably agree to extend the number of days for compliance therewith (including to reasonably accommodate circumstances unforeseen on the Closing Date).

1.	Within 90 days after the Closing Date, the Administrative Agent shall have received a fully executed deposit and control agreement or any amendment and restatement thereof, in each case for each of the deposit accounts listed below and such deposit and control agreement or amended and restated deposit and control agreement, as applicable, shall be in form and substance reasonably satisfactory to the Administrative Agent:

Owner	Type Of Account	Bank	Account Numbers
Tube City IMS, LLC	Parent Concentration Account	Bank of America N.A.	5800952243
Tube City IMS, LLC	Tube City IMS Parent Conc. Acct.	JP Morgan Chase Bank N.A.	831148184
Tube City IMS, LLC	Tube City Division Lockbox	JP Morgan Chase Bank N.A.	786416560

			PO Box 24483
Tube City IMS, LLC	Mill Services Lbx Dep. Acct.	JP Morgan Chase Bank N.A.	831148176

			PO Box 25066
Tube City IMS, LLC	EUR Operating	Royal Bank of Scotland NV	471056537
Tube City IMS, LLC	Operating (pcards)	Wells Fargo Bank N.A.	4040001372

Schedule 6.1(c)

Existing Indebtedness

1.	Indebtedness evidenced by the financing statements attached to the Perfection Certificate.

2.	Indebtedness evidenced by the ABL Credit Agreement.

3.	Indebtedness evidenced by those certain 9 3/4% senior subordinated notes in the aggregate principal amount of $225,000,000 due February 1, 2015.

4.	Indebtedness evidenced by that certain Commercial Premium Finance Agreement, dated August 11, 2011, between First Insurance Funding Corp. and TMS International Corp. relating to the financing of insurance premiums for coverage under the Company’s strike insurance policy.

5.	Indebtedness evidenced by that certain Commercial Premium Finance Agreement, dated December 2, 2011, between First Insurance Funding Corp. and Tube City IMS Corporation relating to the financing of insurance premiums for coverage under the Company’s property insurance policy.

6.	Indebtedness evidenced by that certain loan agreement, dated May 27, 2009, between Tube City IMS France Sud S.A.S. and Caissed’Epargne Provence Alpes Corse in the principal amount of EUR 200,000.

7.	Indebtedness evidenced by that certain loan agreement, dated June 2, 2009, between Tube City IMS France Sud S.A.S. and Caissed’Epargne Provence Alpes Corse in the principal amount of EUR 100,000.

8.	Indebtedness evidenced by that certain Business Finance Agreement, dated September 30, 2005, between GE Commercial Finance Limited, Hanson Support Services Limited and Hanson Resource Management Limited, as amended by that certain Deed of Variance, dated August 20, 2009.

9.	Indebtedness evidenced by that certain Equipment Purchase Agreement, dated December 30, 2008, between Fortis Lease France and Tube City IMS France Centre S.A.S. relating to the purchase of one Liebherr 934C Litronic, contract number 44031, in the principal amount of EUR 347,000.

10.	Indebtedness evidenced by that certain Equipment Purchase Agreement, dated December 30, 2008, between Fortis Lease France and Tube City IMS France Centre S.A.S. relating to the purchase of one Liebherr 934C Litronic, contract number 44032, in the principal amount of EUR 347,000.

11.	Indebtedness evidenced by that certain Equipment Purchase Agreement, dated December 30, 2008, between Fortis Lease France and Tube City IMS France Centre S.A.S. relating to the purchase of one Liebherr 924C Litronic, contract number 44033, in the principal amount of EUR 253,500.

12.	Indebtedness evidenced by those certain capital equipment leases made by Hanson Support Services Limited, as set forth on the attached schedule.

13.	Indebtedness evidenced by those certain intercompany notes or agreements, as set forth in Schedule 10 of the Perfection Certificate.

14.	Indebtedness evidenced by that certain Hire Purchase Agreement, dated 19 December 2007, between Bank of Scotland and Hanson Resource Management Limited in respect of a Scania chassis cab and DISAB Vacuum Loader.

15.	Indebtedness evidenced by that certain Facility Agreement, dated on or about March 20, 2012, between The Standard Bank of South Africa Limited and Tube City IMS South Africa (Pty) Ltd. in the principal amount of ZAR 130,000,000.

16.	Indebtedness evidenced by that certain Fixed Rate Hire Purchase Agreement, dated 18 January, 2012, between ING Lease (UK) Limited and Hanson Support Services Ltd. (a/k/a Hanson Support Services Limited) in respect of a DAF FAD Sleeper Cab Euro 5.

Schedule 6.2(h)

Existing Liens

1.	Liens existing on the date hereof evidenced by UCC financing statements attached to the Perfection Certificate.

2.	Liens created pursuant to the terms of the ABL Credit Agreement or any security agreements entered into in connection with the ABL Credit Agreement, including the following:

i.	Pledge and Security Agreement (as defined in the ABL Credit Agreement);

ii.	Canadian Security Agreement (as defined in the ABL Credit Agreement);

iii.	Trademark Security Agreement (as defined in the ABL Credit Agreement);

iv.	Patent Security Agreement (as defined in the ABL Credit Agreement);

v.	Copyright Security Agreement (as defined in the ABL Credit Agreement).

3.	Liens created pursuant to the terms of by that certain Business Finance Agreement, dated September 30, 2005, among GE Commercial Finance Limited, Hanson Support Services Limited and Hanson Resource Management Limited, as amended by that certain Deed of Variance, dated August 20, 2009.

4.	Restriction set forth in Section 2.6 of that certain Amended and Restated Scrap Handling, Slag Processing and Coil Processing Services Agreement between SSAB and Tube City IMS, LLC (successor to International Mill Service, Inc. by merger and name change), dated of December 15, 2011, as amended from time to time, on the ability of Tube City IMS, LLC to grant a security interest in certain assets.

5.	Liens existing on the date hereof in connection with the terms of those certain equipment leases identified on Schedule 6.1 hereof.

6.	Liens arising as a result of equipment buy-out provisions contained within certain mill service/operating services agreements upon their termination.

7.	Liens existing on the date hereof in connection with the indebtedness evidenced by that certain loan agreement, dated May 27, 2009, between Tube City IMS France Sud S.A.S. and Caissed’Epargne Provence Alpes Corse in the principal amount of EUR 200,000.

8.	Liens existing on the date hereof in connection with the indebtedness evidenced by that certain loan agreement, dated June 2, 2009, between Tube City IMS France Sud S.A.S. and Caissed’Epargne Provence Alpes Corse in the principal amount of EUR 100,000.

9.	Liens created pursuant to the terms of the U.K. Factoring Facility (as defined in the ABL Credit Agreement), including the following:

i.	Guarantee and Debenture entered into by Hanson Resource Management Limited, Hanson Support Services Limited and GE Commercial Finance Limited (No. 1030032) dated 25 July 2003.

10.	Liens created pursuant to the terms of the U.K. Hire Purchase Facility (as defined in the ABL Credit Agreement), including the following:

i.	Debenture entered into by Hanson Resource Management Limited, Hanson Support Services Limited and Bank of Scotland dated 11 April 2005.

ii.	Legal charge entered into by Hanson Support Services Limited and Bank of Scotland dated 11 April 2005.

iii.	Guarantee entered into by Hanson Resource Management Limited, Hanson Support Services Limited and Bank of Scotland dated 11 April 2005.

11.	Liens created pursuant to the terms of that certain Facility Agreement, dated on or about March 20, 2012, between The Standard Bank of South Africa Limited and Tube City IMS South Africa (Proprietary) Limited in the principal amount of ZAR 130,000,000, and/or any security agreements entered into in connection therewith.

Schedule 6.4

Disposition of Assets

1.	Sales of equipment pursuant to buy-out provisions contained within certain mill service/operating services agreements upon termination of such agreements.

Schedule 6.6(l)

Existing Investments

1.	Pursuant to the Limited Liability Company Operating Agreement of MABCO Steam Company, LLC, dated as of October 31, 2001, International Mill Service, Inc. owns a 5.002% share of Class A Interest and a 5.002% share of Class B Interest in MABCO Steam Company, LLC, a Delaware limited liability company.

2.	The promissory note, dated September 15, 2005 issued by Tuner Industry and Trade Corporation to Tube City IMS, LLC, in the principal amount of $500,000.

3.	Investments evidenced by those certain intercompany notes or agreements, as set forth in Schedule 10 of the Perfection Certificate.

4.	Investments constituting interests in certain joint ventures, partnerships and similar agreements, as set forth in Schedule 1(d) of the Perfection Certificate.

5.	Equity investments in the Company and its Restricted Subsidiaries, as follows:

Current Legal Entities Owned	Jurisdiction of Formation	Authorized Shares	Number of Shares/Interests Owned Certificate No.	Record Owner
Tube City IMS Corporation	Delaware	2,500,000 shares of common stock	913,260 shares of common stock Certificate No. 52	Metal Services Holdco LLC

Tube City IMS, LLC	Delaware	N/A	100% Certificate C-3	Tube City IMS Corporation

Tube City IMS Canada Limited	Canada	Unlimited common stock Unlimited preference stock	1 share of common stock Certificate No. 6; and 15,000 shares of preference stock Certificate No. 6	Tube City IMS, LLC

Tube City IMS Holding B.V.	The Netherlands	90,000 shares	18,000 shares (uncertificated)	Tube City IMS, LLC

Hanson Resource Management Limited	United Kingdom	275,000 Ordinary shares having a par value of one (1) British pound sterling per share	275,000 Ordinary shares having a par value of one (1) British pound sterling per share Certificate Nos. 16 and 17	Tube City IMS, LLC

Hanson Support Services Limited	United Kingdom	3,000 ordinary shares and 3,000 non-voting preference shares having a par value of 1 British pound sterling per share	3,000 ordinary shares Certificate No. 2 and 3,000 non-voting preference shares having a par value of 1 British pound sterling per share Certificate No. 1	Hanson Resource Management Limited

Tube City IMS France Holding S.A.S.	France	98,030 shares having a par value of €100 each	98,030 shares having a par value of €100 each (uncertificated)	Tube City IMS Holding B.V.

Tube City IMS France Sud S.A.S.	France	1,426 shares having a par value of €700 per share	1,426 shares having a par value of €700 per share (uncertificated)	Tube City IMS France Holding S.A.S.

Tube City IMS France Centre S.A.S.	France	35,370 common shares having a par value of €100 each	35,370 common shares having a par value of €100 each (uncertificated)	Tube City IMS France Holding S.A.S.

Tube City IMS Kosice s.r.o.	Slovak Republic	Paid-in capital EUR 6,639 with 5% statutory reserve fund	N/A (uncertificated)	Tube City IMS Holding B.V.

Tube City IMS Balkan d.o.o.	Republic of Serbia	Inscribed and paid capital is $5,000	N/A (uncertificated)	Tube City IMS Holding B.V.

Tube City IMS Trinidad Limited	The Republic of Trinidad Tobago	5 ordinary shares having a par value of USD$1,000 each	5 ordinary shares having a par value of USD$1,000 each Certificate No. 1	Tube City IMS Holding B.V.

Tube City IMS Singapore Pte. Limited	Singapore	5 ordinary shares having no par value	5 ordinary shares having no par value Certificate No. 2	Tube City IMS Holding B.V.

Tube City IMS de Mexico S. de R. L. de C.V.	The Mexican United States	71,145,466 equityquotashaving a par value of MXP $1.00 each (uncertificated)	71,145,466 equityquotashaving a par value of MXP$1.00 each	Tube City IMS Holding B.V. holds 71,145,463 quotas
Tube City IMS, LLC holds 3 quotas

Current Legal Entities Owned	Jurisdiction of Formation	Authorized Shares	Number of Shares/Interests Owned Certificate No.	Record Owner
Tube City IMS Servicios de Mexico S. de R. L. de C.V.	The Mexican United States	3,000 equity quotas having a par value of MXP $1.00 each (uncertificated)	3,000 equity quotas having a par value of MXP $1.00 each	Tube City IMS Holding B.V. holds 2,997 quotas
Tube City IMS, LLC
holds 3 quotas

Tube City IMS Middle East Holding W.L.L.	The Kingdom of Bahrain	5,000 nominal shares issued and outstanding (uncertificated)	5,000 nominal shares	Tube City IMS Holding B.V. holds 4,999 shares
Tube City IMS DMCC holds 1 share

Tube City IMS Gulf Holding W.L.L.	The Kingdom of Bahrain	5,000 nominal shares issued and outstanding (uncertificated)	3,000 nominal shares	Tube City IMS Holding B.V.

Tube City IMS Taiwan Limited	Taiwan R.O.C.	NT 2,574,400 authorized capital (uncertificated)	NT 2,574,400 contributed and fully paid	Tube City IMS Holding B.V.

Tube City IMS DMCC	Dubai Multi Commodities Centre Free Zone – U.A.E.	200 shares at par value of AED 1,000 each	200 shares at par value of AED 1,000 each Certificate No. 6500	Tube City IMS Holding B.V.

Tube City IMS South Africa (Pty) Ltd.	South Africa	400 ordinary shares having no par value	300 ordinary shares having no par value Certificates Nos. 3, 5, 7 and 9	Tube City IMS Holding B.V.

Tube City IMS Servicios Industriais do Brasil Ltda.	Brazil	4,311,971 quotas, each having a par value of R$1.00 (uncertificated)	4,311,971 quotas, each having a par value of R$1.00	Tube City IMS Holding B.V. holds 4,282,197 quotas
Tube City IMS Corporation holds 29,774 quota

Tube City IMS Belgium BVBA	Belgium	3,333 shares, without nominal value (uncertificated)	3,333 shares, without nominal value	Tube City IMS Holding B.V. (3,332 shares)
Tube City IMS, LLC (1 share)

Schedule 6.8

Affiliate Transactions

1.	The Investor Stockholder Agreement, dated January 25, 2007, among Metal Services Acquisition Corp. (now known as TMS International Corp.), Onex Partners II LP and various stockholders of Metal Services Acquisition Corp.

Schedule 6.11

Restrictive Agreements

1.	Restriction set forth in Section 2.6 of that certain Amended and Restated Scrap Handling, Slag Processing and Coil Processing Services Agreement between SSAB and Tube City IMS, LLC (successor to International Mill Service, Inc. by merger and name change), dated of December 15, 2011, as amended from time to time, on the ability of Tube City IMS, LLC to grant a security interest in certain assets.

2.	Restrictions set forth in Section 2.6 of that certain Scrap Handling, Slag Processing and Coil Processing Services Agreement between SSAB (as successor to IPSCO Steel (Alabama) Inc.) and Tube City IMS, LLC (successor to International Mill Service, Inc. by merger and name change), dated August 1, 1999 and restated as of February 9, 2001, as amended from time to time, on the ability of Tube City IMS, LLC to grant a security interest in certain assets.

3.	Restrictions set forth in that certain ABL Credit Agreement or any security agreements entered into in connection with the ABL Credit Agreement, including the following:

i.	Pledge and Security Agreement (as defined in the ABL Credit Agreement);

ii.	Canadian Security Agreement (as defined in the ABL Credit Agreement);

iii.	Trademark Security Agreement (as defined in the ABL Credit Agreement);

iv.	Patent Security Agreement (as defined in the ABL Credit Agreement); and

v.	Copyright Security Agreement (as defined in the ABL Credit Agreement).

4.	Restrictions set forth in those certain 9 3/4% senior subordinated notes in the aggregate principal amount of $225,000,000 due February 1, 2015.

5.	Restrictions set forth in that certain Business Finance Agreement, dated September 30, 2009, between GE Commercial Finance Limited, Hanson Support Services Limited and Hanson Resource Management Limited, as amended by that certain Deed of Variance, dated August 20, 2009.

6.	Restrictions set forth in that certain loan agreement, dated May 27, 2009, between Tube City IMS France Sud S.A.S. and Caissed’Epargne Provence Alpes Corse in the principal amount of EUR 200,000.

7.	Restrictions set forth in that certain loan agreement, dated June 2, 2009, between Tube City IMS France Sud S.A.S. and Caissed’Epargne Provence Alpes Corse in the principal amount of EUR 100,000.

8.	Restrictions set forth in those certain intercompany notes or agreements, as set forth in Schedule 10 of the Perfection Certificate.

9.	Restrictions set forth pursuant to the terms of that certain Facility Agreement, dated on or about March 20, 2012, between The Standard Bank of South Africa Limited and Tube City IMS South Africa (Pty) Ltd. in the principal amount of ZAR 130,000,000, and/or any security agreements entered into in connection therewith.

10.	Restrictions set forth in that certain Memorandum of Incorporation of Tube City IMS South Africa (Proprietary) Limited, dated November 2, 2010 (as amended from time to time).

11.	Restrictions set forth in that certain Shareholders Agreement between Tube City IMS Holding B.V., Enviroserve Waste Management (Proprietary) L.T.D., and Tube City IMS South Africa Proprietary Limited, dated October 13, 2011 (as amended from time to time).

FORM OF

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Security Agreement”) is entered into as of March 20, 2012 by and between, METAL SERVICES HOLDCO LLC (“Holdings”), a Delaware limited liability company, TUBE CITY IMS CORPORATION, a Delaware corporation (the “Company”), TUBE CITY IMS, LLC (“Tube City IMS”), a Delaware limited liability company, and each of the other Subsidiaries of the Company listed on the signature pages hereto or that becomes a party hereto pursuant to Section 4.13 hereof (each of the foregoing a “Grantor”, and, collectively, the “Grantors”), and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (together with its successor and assigns, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below.

PRELIMINARY STATEMENT

The Grantors, the Administrative Agent, the other Loan Parties and the Lenders are entering into a Credit Agreement dated as of March 20, 2012 (as it may be amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each Grantor is entering into this Security Agreement in order to induce the Secured Parties to enter into the Credit Agreement and extend credit thereunder to the Company and each of the Subsidiaries of the Company from time to time party thereto as Borrowers (collectively, the “Borrowers”) and to secure the Obligations, including in the case of each Grantor that is a Guarantor, its Guarantor Obligations.

ACCORDINGLY, the Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby agree as follows:

SECTION 11.

DEFINITIONS

11.1 Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

11.2 Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

11.3 Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“ABL Security Agreement” shall mean the Pledge and Security Agreement dated as of December 15, 2011, among Holdings, the Company, Tube City IMS, the subsidiaries of the Company from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

“Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” shall mean any Person obligated on an Account.

“Article” shall mean a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Closing Date” shall mean the date of the Credit Agreement.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” shall have the meaning assigned to such term in the ABL Security Agreement.

“Collateral Account” shall mean any account established by the Administrative Agent.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all extensions, reversions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” shall mean an agreement, in form and substance satisfactory to the Administrative Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Administrative Agent with respect to collection and control of all deposits and balances held in a deposit account maintained by any Grantor with such banking institution.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Documents” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” shall mean, with respect to each Grantor, any (a) payroll, other employee benefits, trust, customs, insurance deposits or tax withholding Deposit Accounts funded in the ordinary course of business of such Grantor, (b) disbursement Deposit Accounts and other deposit or concentration Deposit Accounts funded in the ordinary course of business of such Grantor and the balance of which, in the aggregate for all such Deposit Accounts, does not exceed $300,000 at any time and (c) Deposit Accounts and Securities Accounts exclusively maintained for the purpose of holding proceeds from the sale, disposition, condemnation or casualty in respect of assets of such Grantor not constituting Collateral.

“Excluded Property” shall mean, at any time,

(a)	any permit or license issued by a Governmental Authority to any Grantor or any agreement to which any Grantor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement or any Requirement of Law applicable thereto, validly prohibit the creation by such Grantor of a security interest in such permit, license or agreement in favor of the Administrative Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity);

(b)	assets owned by any Grantor on the date hereof or hereafter acquired and any proceeds thereof that are subject to a Lien permitted by Section 6.2(i) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money Indebtedness or Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets and proceeds;

(c)	any property of a person existing at the time such person is acquired or merged with or into or consolidated with any Grantor that is subject to a Lien permitted by Section 6.2(q) of the Credit Agreement to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property;

(d)	any Capital Stock in a Foreign Subsidiary or a CFC Holdco; provided that Excluded Property does not include (A) 65 % of the Voting Stock of (1) any First-Tier CFC Holdco or (2) any First-Tier Foreign Subsidiary, (B) 100% of the Capital Stock of any First-Tier Foreign Subsidiary or First-Tier CFC Holdco that do not constitute Voting Stock and (C) 100% of the issued and outstanding Capital Stock of any First-Tier Foreign DREs;

(e)	any Vehicle or other movable Goods (other than any Vehicle or other moveable Goods included as “Eligible Equipment” or “Eligible Inventory” as such terms are defined in the ABL Credit Agreement) to the extent and for so long as the perfection of a Lien in such Vehicle or other movable Goods requires notation upon or delivery of a certificate of title or similar document of registration;

(f)	Accounts described in clauses (a) and (c) of the definition of Excluded Accounts (and the assets held therein);

(g)	any assets as to which the Administrative Agent and the Borrower reasonably agree in writing, on or prior to the Closing Date and from time to time thereafter, that the costs of granting or perfecting a security interest in are excessive in relation to the value of the Secured Parties of the security afforded thereby;

(h)	insurance, with respect to assets of any Grantor, covering its assets located outside of the United States to the extent a Lien on such assets cannot be created and perfected under United States federal or state law;

(i)	any intent-to-use trademark application to the extent and for so long as creation by a Grantor of a security interest therein would result in invalidation of such intent-to-use trademark application; and

(j)	Commercial Tort Claims having a value not in excess of $1,000,000;

provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clause (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) immediately above (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) or (j) immediately above).

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixtures” shall have the meaning set forth in Article 9 of the UCC.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Instruments” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” shall mean all rights in intellectual property, industrial property and General Intangibles of similar nature, including, Patents, Trademarks, Copyrights, Software, data, databases, data compilations, trade secrets, know how, technology, methods, processes, compositions, specifications and other confidential or proprietary information.

“Intellectual Property Security Agreement” shall have the meaning set forth in Section 3.9.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Lenders” shall mean the lenders party to the Credit Agreement from time to time and their successors and assigns.

“Letter-of-Credit Rights” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Intellectual Property, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Mortgaged Property” means the Mortgaged Property or Trust Property, as such terms are defined in any Mortgage.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions, discoveries and improvements described and claimed therein; (c) all reissues, reexaminations, divisions, continuations, renewals, extensions, supplements and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Pledged Collateral” shall mean all Instruments, Securities and other Investment Property of the Grantors, whether or not physically delivered to the Administrative Agent pursuant to this Security Agreement. Pledged Collateral shall not include any Excluded Property.

“Receivables” shall mean the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Required Secured Parties” shall mean (a) prior to an acceleration of the Obligations under the Credit Agreement, the Required Lenders, (b) after an acceleration of the Obligations under the Credit Agreement but prior to the date upon which the Credit Agreement has terminated by its terms and all of the obligations thereunder have been paid in full, Lenders holding in the aggregate at least a majority of the total of the Aggregate Exposure, and (c) after the Credit Agreement has terminated by its terms and all of the Obligations thereunder have been paid in full (whether or not the Obligations under the Credit Agreement were ever accelerated), Lenders and Qualified Counterparties holding in the aggregate at least a majority of the aggregate net early termination payments and all other amounts then due and unpaid from any Grantor to the Lenders or the Qualified Counterparties under any Swap Agreement, as determined by the Administrative Agent in its reasonable discretion.

“Section” shall mean a numbered section of this Security Agreement, unless another document is specifically referenced.

“Securities Account” shall have the meaning set forth in Article 8 of the UCC.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” shall mean all dividends, instruments or other distributions and any other right or property which the Grantors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive Capital Stock and any right to receive earnings, in which the Grantors now have or hereafter acquire any right, issued by an issuer of such Capital Stock.

“Supporting Obligations” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, domain names, trade styles and any other identifiers of source or goodwill, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all extensions and renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements, dilutions or violations thereof; (e) all rights to sue for past, present, and future infringements, dilutions or violations of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” shall mean the Uniform Commercial Code, as in effect from time to time, in the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Collateral.

“Vehicles” shall mean all cars, trucks, trailers, and other vehicles covered by a certificate of title (or similar document registration) law of any state and all tires and other appurtenances to any of the foregoing.

“Voting Stock” shall mean, with respect to any person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors of such person; provided that any Capital Stock constituting “stock entitled to vote” within the meaning of Treasury Regulations Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of clause (d) of the definition of Excluded Property.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

SECTION 12.

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Grantor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, such Grantor, and regardless of where located (all of which right, title and interest of each Grantor in, to and under all such personal property and other assets, including the following, will be collectively referred to as the “Collateral”), including:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Intellectual Property and Licenses;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Goods;

(ix)	all Instruments;

(x)	all Inventory;

(xi)	all Investment Property;

(xii)	all cash and cash equivalents;

(xiii)	all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiv)	all Deposit Accounts with any bank or other financial institution;

(xv)	all Commercial Tort Claims as specified in Exhibit A; and

(xvii)	all accessions to, substitutions for and replacements, proceeds (including Stock Rights), insurance proceeds and products of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing;

to secure the prompt and complete payment and performance of the Obligations. Notwithstanding anything to the contrary contained in clauses (i) through (xvii) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property.

Additionally, notwithstanding anything to the contrary contained in this Security Agreement or any other Loan Document, no representation, warranty or covenant herein or in any other Loan Document shall apply to any Excluded Account.

SECTION 13.

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

13.1 Title, Perfection and Priority. Such Grantor has good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Administrative Agent the security interest in the Collateral pursuant hereto. When UCC financing statements have been filed and recorded, as applicable, in the appropriate offices against such Grantor in the applicable locations listed in Schedule 6 to the Perfection Certificate, the Administrative Agent will have a fully perfected first priority security interest in that Collateral of the Grantor in which a security interest may be perfected by such filings and recordings, subject only to (a) Permitted Liens to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Requirement of Law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) the terms of the Term Loan/ABL Intercreditor Agreement.

13.2 Type and Jurisdiction of Organization, Organizational and Identification Numbers. As of the Closing Date, the type of entity of such Grantor, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth in Schedule 1(a) to the Perfection Certificate.

13.3 Principal Location. As of the Closing Date, such Grantor’s mailing address, which shall be its address for notices and other communications provided for herein and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Schedule 2 to the Perfection Certificate; such Grantor has no other places of business except those set forth in Schedule 2 the Perfection Certificate.

13.4 Collateral Locations. All of such Grantor’s locations where Collateral is located as of the Closing Date (except for Inventory in transit), are listed in Schedule 2 to the Perfection Certificate. All of said locations are owned by such Grantor except for locations (i) which are leased by the Grantor as lessee and designated in Schedule 2 to the Perfection Certificate, (ii) which are licensed by such Grantor as licensee and designated in Schedule 2 to the Perfection Certificate and (iii) at which Inventory is held in a third-party warehouse or is otherwise held by a bailee or on consignment as designated in Schedule 2 to the Perfection Certificate.

13.5 Deposit Accounts. All of such Grantor’s Deposit Accounts as of the Closing Date are listed in Schedule 13 to the Perfection Certificate.

13.6 Exact Names. Such Grantor’s name in which it has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. Except as set forth in Schedule 1(b) to the Perfection Certificate, such Grantor has not, during the past five years been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition.

13.7 Letter-of-Credit Rights and Chattel Paper. Exhibit B lists all Letter-of-Credit Rights and Chattel Paper of such Grantor as of the Closing Date. All action by such Grantor necessary or desirable to protect and perfect the Administrative Agent’s Lien on each item listed on Exhibit B (including the delivery of all originals and the placement of a legend on all Chattel Paper as required hereunder) has been duly taken. The Administrative Agent will have a fully perfected first priority security interest in the Collateral listed on Exhibit B, subject only to (a) Permitted Liens to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Requirement of Law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) the terms of the Term Loan/ABL Intercreditor Agreement.

13.8 Accounts and Chattel Paper. The names of the obligors (to the best of such Grantor’s knowledge, after due inquiry), amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral are and will be correctly stated in all material respects, at the time furnished, in all records of such Grantor relating thereto and, to the extent they have been created, in all invoices furnished to the Administrative Agent by such Grantor from time to time.

13.9 Intellectual Property. As of the Closing Date, such Grantor does not have any interest in, or title to, any Intellectual Property except as set forth in Schedule 11 to the Perfection Certificate. This

Security Agreement is effective to create a valid and continuing Lien under the UCC and the laws of the United States and, upon filing of appropriate financing statements in the offices listed on the Perfection Certificate and the filings of this Security Agreement (or one or more fully executed short form agreements in form and substance reasonably satisfactory to the Administrative Agent (an “Intellectual Property Security Agreement”)) with the United States Copyright Office and the United States Patent and Trademark Office, fully perfected first priority security interests under the UCC and the laws of the United States in favor of the Administrative Agent on such Grantor’s Intellectual Property, such perfected security interests are enforceable as such as against any and all creditors of and purchasers from such Grantor, subject only to (a) Permitted Liens to the extent any such Liens would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable Requirement of Law or agreement, (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Administrative Agent has not obtained or does not maintain possession of such Collateral and (c) the terms of the Term Loan/ABL Intercreditor Agreement; and all action necessary or desirable under the UCC and the laws of the United States to protect and perfect the Administrative Agent’s Lien on such Grantor’s Intellectual Property shall have been duly taken.

13.10 Filing Requirements. None of its Equipment is covered by any certificate of title, and none of the Collateral owned by it is of a type for which security interests or liens may be perfected by filing under any federal statute, in each case except for (a) the Vehicles and rolling stock as set forth in Schedule 17 to the Perfection Certificate and (b) Patents, Trademarks and Copyrights held by such Grantor and as set forth in Schedule 11 to the Perfection Certificate. The legal description, country and street address of each property on which any Fixtures are located is set forth in Schedule 2 to the Perfection Certificate together with the name and address of the record owner of each such property.

13.11 No Financing Statements, Security Agreements. No UCC financing statement or security agreement or any other filing or instrument describing all or any portion of the Collateral which has not lapsed or been terminated naming such Grantor as debtor has been filed, recorded or is of record in any jurisdiction except for UCC financing statements or security agreements (a) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (b) in respect of Liens permitted by Section 4.1(e).

13.12 Pledged Collateral.

(a) As of the Closing Date, each of Schedule 9 and Schedule 10 to the Perfection Certificate sets forth a complete and accurate list of all of the Pledged Collateral required to be disclosed on such Schedules by Sections 9 and 10 of the Perfection Certificate owned by such Grantor. As of the Closing Date, each Grantor is the direct, sole beneficial owner and sole holder of record of the Pledged Collateral listed in Schedule 9 or Schedule 10 to the Perfection Certificate as being owned by it, free and clear of any Liens, except for the security interest granted to the Administrative Agent for the benefit of the Secured Parties hereunder, the security interest granted to the U.S. ABL Administrative Agent and Permitted Liens. Such Grantor further represents and warrants that (i) all Pledged Collateral owned by it constituting Capital Stock has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized, validly issued, are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Administrative Agent representing Capital Stock, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible, and (iii) it has used its commercially reasonable efforts to ensure that all such Pledged Collateral held by a securities intermediary is covered by a control agreement among such Grantor, the securities intermediary and the Administrative Agent pursuant to which the Administrative Agent has Control.

(b) In addition, (i) except as otherwise permitted by the Credit Agreement, none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provision or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder and (ii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any governmental authority or any other Person is required for the pledge by such Grantor of such Pledged Collateral pursuant to this Security Agreement or for the execution, delivery and performance of this Security Agreement by such Grantor, or for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement or for the remedies in respect of the Pledged Collateral pursuant to this Security Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally or as may otherwise be required by law in connection with an exercise of remedies.

(c) Except as set forth in Schedule 9 to the Perfection Certificate, such Grantor owns 100% of the issued and outstanding Capital Stock which constitutes Pledged Collateral owned by it.

SECTION 14.

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated, each Grantor agrees that:

14.1 General.

(a) Collateral Records. Such Grantor will maintain complete and accurate books and records with respect to the Collateral owned by it, and furnish to the Administrative Agent, with sufficient copies for each of the Lenders, such reports relating to such Collateral as the Administrative Agent shall from time to time reasonably request.

(b) Authorization to File Financing Statements; Ratification. Such Grantor hereby authorizes the Administrative Agent to file, and if requested will deliver to the Administrative Agent, all UCC financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Administrative Agent in order to maintain a first priority (subject to Permitted Liens and to the terms of the Term Loan/ABL Intercreditor Agreement) perfected security interest in and, if applicable and required hereunder, Control of, the Collateral owned by such Grantor. Any financing statement filed by the Administrative Agent may be filed in any filing office in any UCC jurisdiction and may (i) indicate such Grantor’s Collateral (1) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or such jurisdiction, or (2) by any other description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is a “registered organization” (as defined in the UCC), the type of organization and any organization identification number issued to such Grantor, and (B) in the case of a financing statement filed as a fixture filing or indicating such Grantor’s Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Such Grantor also agrees to furnish any such information described in the foregoing sentence to the Administrative Agent promptly upon request. Such Grantor also ratifies its authorization for the Administrative Agent to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Such Grantor also agrees to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Administrative Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder or under the Credit Agreement.

(d) Disposition of Collateral. Such Grantor will not abandon, allow to lapse, license, sublicense, sell, lease or otherwise dispose of the Collateral owned by it except as permitted pursuant to the Credit Agreement.

(e) Liens. Such Grantor will not create, incur, or suffer to exist any Lien on the Collateral owned by it except (i) the security interest created by this Security Agreement, and (ii) other Permitted Liens.

(f) Other Financing Statements. Such Grantor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for UCC financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party, (ii) naming the U.S. ABL Administrative Agent on behalf of the secured parties under the ABL Credit Agreement as secured party, and (iii) in respect of Liens permitted by Section 4.1(e). Such Grantor acknowledges that it is not authorized to file any amendment or termination statement with respect to any financing statement referred to in the preceding clause (i) without the prior written consent of the Administrative Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(g) Locations. Such Grantor will deliver to the Administrative Agent prompt written notice in the event that (i) it maintains any Collateral owned by it at any location other than those locations listed in Schedule 2 to the Perfection Certificate or (ii) it otherwise changes, or adds to, such locations as permitted by the Credit Agreement. Such Grantor will not change its principal place of business or chief executive office from the location identified in Schedule 2 to the Perfection Certificate, other than as permitted by the Credit Agreement.

14.2 Receivables.

(a) Certain Agreements on Receivables. Such Grantor will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except in each case in the ordinary course of business.

(b) Electronic Chattel Paper. If at any time any Grantor holds or acquires an interest in electronic Chattel Paper or any “transferable record” (as defined below), such Grantor shall promptly notify the Administrative Agent thereof and take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to it, for the Grantor to make alterations to such electronic chattel paper or transferable records to the extent permitted under (i) Section 9-105 of the UCC, (ii) the Electronic Signatures in Global and National Commerce Act and (iii) the Uniform Electronic Transactions Act, as the case may be, in each case unless (x) such procedures or alterations could result in the Administrative Agent’s loss of Control with respect to such electronic paper or transferable records or (y) an Event of Default has occurred and is continuing or would occur after taking into account any such procedure or alteration or any action by such Grantor with respect to such electronic chattel paper or transferable record.

14.3 Delivery of Instruments, Securities, Chattel Paper and Documents. Subject to the terms of the Term Loan/ABL Intercreditor Agreement, such Grantor will (a) deliver to the Administrative Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral owned by it (if any then exist) having a balance in excess of $2,000,000, (b) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments having a balance in excess of $2,000,000 constituting Collateral, (c) if an Event of Default shall have occurred and then be continuing, upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral and (d) promptly upon the Administrative Agent’s request, deliver to the Administrative Agent a duly executed amendment to this Security Agreement, in the form of Exhibit C hereto (the “Amendment”), pursuant to which such Grantor will pledge such additional Collateral. Such Grantor hereby authorizes the Administrative Agent to attach each Amendment to this Security Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

14.4 Uncertificated Pledged Collateral. Such Grantor will permit the Administrative Agent from time to time to cause (subject to the terms of the Term Loan/ABL Intercreditor Agreement) the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Pledged Collateral owned by it not represented by certificates, in each case with respect to which a Grantor owns more than 50% of the Capital Stock of the issuer of such uncertificated securities, to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Pledged Collateral not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Security Agreement. With respect to any Pledged Collateral owned by it, such Grantor will take any actions necessary to cause (a) the issuers of uncertificated securities which are Pledged Collateral with respect to which a Grantor owns more than 50% of the Capital Stock of the issuer of such uncertificated securities and (b) any securities intermediary which is the holder of any such Pledged Collateral, to cause the Administrative Agent to have and retain Control over such Pledged Collateral (subject to the terms of the Term Loan/ABL Intercreditor Agreement). Without limiting the foregoing, such Grantor will, with respect to any such Pledged Collateral held with a securities intermediary in an account with an aggregate asset value of $2,000,000 or more, cause such securities intermediary to enter into a control agreement with the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, giving the Administrative Agent Control (subject to the terms of the Term Loan/ABL Intercreditor Agreement).

14.5 Pledged Collateral.

(a) Registration in Nominee Name; Denominations. Subject to the terms of the Term Loan/ABL Intercreditor Agreement, the Administrative Agent, on behalf of the Secured Parties, shall hold certificated Pledged Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent, but following the occurrence and during the continuance of an Event of Default shall have the right (in its sole and absolute discretion) to hold the Pledged Collateral in its own name as pledgee, or in the name of its nominee (as pledgee or as sub-agent). Subject to the terms of the Term Loan/ABL Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(b) Any Indebtedness of any Foreign Subsidiary owing to the Borrower or any Subsidiary that is a Loan Party (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Subsidiaries) in excess of $2,000,000 shall be or become evidenced by a promissory note or other instrument, and such note or instrument shall be promptly pledged and delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent.

(c) Exercise of Rights in Pledged Collateral.

(i) Without in any way limiting the foregoing and subject to clause (ii) below, such Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral owned by it for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided however, that no vote or other right shall be exercised or action taken which would have a Material Adverse Effect.

(ii) Such Grantor will permit the Administrative Agent or its nominee at any time after an Event of Default has occurred and is then continuing, with written notice to the Grantors of its intent to exercise remedies under this Section 4.5(c)(ii), to exercise all voting rights or other rights relating to the Pledged Collateral owned by it, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Capital Stock or Investment Property constituting such Pledged Collateral as if it were the absolute owner thereof.

(iii) Such Grantor shall be entitled to collect and receive for its own use all cash dividends and interest paid in respect of the Pledged Collateral owned by it to the extent not in violation of the Credit Agreement other than any of the following distributions and payments (collectively referred to as the “Excluded Payments”): dividends and interest paid or payable other than in cash in respect of such Pledged Collateral, and instruments and other property (other than, for the avoidance of doubt, cash) received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral; provided however, that until actually paid, all rights to such distributions shall remain subject to the Lien created by this Security Agreement; provided, further, that any and all such dividends and interest consisting of rights or interests in the form of securities shall be subject to the terms of Section 4.3 and to any other applicable terms of this Security Agreement.

(iv) All Excluded Payments and all other distributions in respect of any Pledged Collateral owned by such Grantor, whenever paid or made, shall be delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

14.6 Intellectual Property.

(a) At any time when an Event of Default shall have occurred and be continuing, such Grantor will use commercially reasonable efforts to secure promptly all consents, waivers and approvals necessary or appropriate for the assignment to or benefit of the Administrative Agent of any License held by such Grantor and to enforce the security interests granted hereunder.

(b) Such Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any application or registration relating to any Intellectual Property (now or hereafter existing) that, in such Grantor’s reasonable judgment is material to the conduct of the business of such Grantor, taken as a whole, may become abandoned, cancelled, allowed to lapse, failed to be renewed or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) that could materially impair or otherwise adversely affect such Grantor’s ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same, except in each case for dispositions permitted under the Credit Agreement.

(c) In the event that a Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any material Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, it shall provide the Administrative Agent with written notice thereof concurrently with the next set of financial statements that are due pursuant to Section 5.1(a) or (b) of the Credit Agreement, and, upon the reasonable request of the Administrative Agent, such Grantor shall execute and deliver any and all security agreements as the Administrative Agent may reasonably request to evidence the Administrative Agent’s first priority security interest on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby (subject to the Term Loan/ABL Intercreditor Agreement and to Permitted Liens).

(d) Such Grantor shall take all actions necessary or reasonably requested by the Administrative Agent (i) to maintain and pursue each material application except to the extent such Grantor determines otherwise in the exercise of its reasonable business judgment and (ii) to obtain the relevant registration and to maintain the registration of each of its Intellectual Property (now or hereafter existing), including the filing of applications for renewal, affidavits of use and affidavits of noncontestability, unless such Grantor in its reasonable business judgment decides to abandon, allow to lapse or expire any non-material Intellectual Property, and (iii) if consistent with reasonable business judgment, to initiate opposition and cancellation proceedings and other inter parte, ex parte or derivation proceedings against third parties.

(e) Such Grantor shall, unless it shall determine, using its reasonable business judgment, that its Intellectual Property is not material to the conduct of the business of the Grantors, taken as a whole, promptly notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as are appropriate under the circumstances to protect such Intellectual Property, unless otherwise permitted under the Credit Agreement. In the event that such Grantor institutes suit because any of its Intellectual Property constituting Collateral is infringed upon, or misappropriated or diluted by a third party, such Grantor shall comply with Section 4.7 to the extent applicable by its terms.

14.7 Commercial Tort Claims. Such Grantor shall promptly notify the Administrative Agent of any Commercial Tort Claim acquired by it having a value in excess of $2,500,000 for which such Grantor has filed a complaint in a court of competent jurisdiction and, unless the Administrative Agent otherwise consents, such Grantor shall enter into an amendment to this Security Agreement, in the form of Exhibit B hereto, granting to Administrative Agent a first priority security interest in such Commercial Tort Claim (subject to the Term Loan/ABL Intercreditor Agreement and to Permitted Liens).

14.8 Letter-of-Credit Rights. Subject to the Term Loan/ABL Intercreditor Agreement, if such Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $2,500,000, it shall promptly notify the Administrative Agent thereof and, at the Administrative Agent’s request, cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Administrative Agent and (ii) agree to direct all payments thereunder at any time when an Event of Default shall have occurred and be continuing, if requested by the Administrative Agent, to a Collateral Account at the Administrative Agent or subject to a Deposit Account Control Agreement for application to the Obligations when due and payable, in accordance with Section 2.11 of the Credit Agreement, all in form and substance reasonably satisfactory to the Administrative Agent.

14.9 No Interference. Such Grantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

14.10 Insurance.

(a) If any portion of any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then such Grantor shall (A) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994 and (iv) the Flood Insurance Reform Act of 2004, or, in each case, any successor statute thereto and (B) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

(b) All insurance policies required hereunder and under Section 5.5 of the Credit Agreement shall name the Administrative Agent (for the benefit of the Administrative Agent and the Secured Parties) as an additional insured and/or as lenders loss payee, as applicable, and shall contain additional insured clauses, lenders loss payable clauses or mortgagee clauses, through endorsements in form and substance reasonably satisfactory to the Administrative Agent, which provide that: (i) subject to the terms of the Term Loan/ABL Intercreditor Agreement, during the continuance of an Event of Default, all proceeds thereunder with respect to any Collateral or Mortgaged Property shall be payable to the Administrative Agent; (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (iii) such policy and additional insured, loss payable or mortgagee clauses may be canceled, amended, or terminated only upon at least thirty days (or 10 days in the case of non-payment of premium) prior written notice given to the Administrative Agent.

(c) All premiums on any such insurance shall be paid when due by such Grantor, and copies of the policies delivered to the Administrative Agent. If such Grantor fails to obtain any insurance as required by this Section, the Administrative Agent may obtain such insurance at the Grantors’ expense. By purchasing such insurance, the Administrative Agent shall not be deemed to have waived any Default arising from the Grantor’s failure to maintain such insurance or pay any premiums therefor.

14.11 Deposit Account Control Agreements. Within [            ]days of the Closing Date, such Grantor shall have delivered to the Administrative Agent a Deposit Account Control Agreement duly executed on behalf of each financial institution holding a Deposit Account (other than an Excluded Account) listed in Schedule 13 to the Perfection Certificate. With respect to any Deposit Account (other than an Excluded Account) established after the Closing Date, such Grantor will provide the Administrative Agent prompt (and in any event within thirty (30) days or such longer period as may be agreed by the Administrative Agent in its sole discretion) written notice thereof and will provide to the Administrative Agent promptly (and in any event within thirty (30) days or such longer period as may be agreed by the Administrative Agent in its sole discretion) upon the Administrative Agent’s request, a Deposit Account Control Agreement duly executed on behalf of the financial institution holding such Deposit Account (other than an Excluded Account) of such Grantor as set forth in this Security Agreement.

14.12 Change of Name or Location; Change of Fiscal Year. Each Grantor agrees to furnish the Administrative Agent with prompt written notice of any change in: (a) its name as it appears in official filings in the state of its incorporation or organization, (b) its chief executive office or principal place of business, (c) the type of entity that it is, (d) its organization identification number, if any, issued by its jurisdiction of incorporation or formation, or (e) its state of incorporation or formation. Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest (subject to the terms of the Term Loan/ABL Intercreditor Agreement and to Permitted Liens) in the Collateral for its benefit and the benefit of the other Secured Parties.

14.13 Joinder of Additional Grantors. The Grantors shall cause each Domestic Subsidiary (other than any Excluded Subsidiary) of the Loan Parties which, from time to time, after the date hereof shall be required to pledge any assets to the Administrative Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Exhibit D hereto within thirty (30) days of the date on which it was acquired or created and, upon such execution and delivery, such Domestic Subsidiary shall constitute a “Grantor” for all purposes hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 15.

EVENTS OF DEFAULT AND REMEDIES

15.1 Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, with the concurrence or at the direction of the Required Secured Parties, exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement, or any other Loan Document; provided that, this Section 5.1(a) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Deposit Account Control Agreement or any other control agreement with any securities intermediary and take any action therein with respect to such Collateral;

(iv) without notice (except as specifically provided in Section 8.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable; and

(v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, and subject to the notice requirements of Section 4.5(c), to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof.

(b) The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Grantor hereby expressly releases.

(d) Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) If, after the Credit Agreement has terminated by its terms and all of the Obligations have been paid in full, there remain Obligations in respect of Swap Agreements outstanding, the Required Secured Parties may exercise the remedies provided in this Section 5.1 upon the occurrence of any event which would allow or require the termination or acceleration of such Obligations in respect of Swap Agreements pursuant to the terms of any relevant Swap Agreement.

(f) Notwithstanding the foregoing, neither the Administrative Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of its rights or remedies against, any Grantor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any of its rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(g) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative

Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Grantor and the issuer would agree to do so (it being acknowledged that no Grantor shall have any obligation hereunder to do so).

15.2 Grantor’s Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Default, each Grantor will:

(a) assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent, whether at a Grantor’s premises or elsewhere;

(b) permit the Administrative Agent, by the Administrative Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Grantor for such use and occupancy;

(c) furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify;

15.3 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable only during the continuance of an Event of Default and without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and all personnel of such Grantor (and shall receive such Grantor’s full cooperation with respect to such personnel), and (b) irrevocably agrees that, at any time and from time to time during the continuance of an Event of Default, the Administrative Agent may market and sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licences entered into by any Grantor) market and sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuance of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 16.

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

16.1 Account Verification. Subject to the Term Loan/ABL Intercreditor Agreement, the Administrative Agent may at any time following the occurrence and during the continuance of an Event of Default, in the Administrative Agent’s own name, in the name of a nominee of the Administrative Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors of any such Grantor, parties to contracts with any such Grantor and obligors in respect of Instruments of any such Grantor to verify with such Persons, to the Administrative Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral.

16.2 Authorization for Administrative Agent to Take Certain Action.

(a) Each Grantor irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (1)(i) to execute on behalf of such Grantor as debtor and to file UCC financing statements and any other filings and recordings necessary or desirable in the Administrative Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in and Lien on the Collateral and Mortgaged Property, (ii) to file a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statements and any other instrument with respect to the Collateral and Mortgaged Property as a financing statement and to file any other UCC financing statement and any other instrument or amendment of a UCC financing statements or any other instrument (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in and Lien on the Collateral and Mortgaged Property, (iii) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Pledged Collateral or with securities intermediaries holding Pledged Collateral as may be necessary or advisable to give the Administrative Agent Control over such Pledged Collateral, (2) at any time following the occurrence and during the continuance of an Event of Default, (i) to endorse and collect any cash proceeds of the Collateral, (ii) to apply the proceeds of any Collateral or Mortgaged Property received by the Administrative Agent to the Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of the Term Loan/ABL Intercreditor Agreement, (iii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral or Mortgaged Property (except for such Liens that are Permitted Liens), (iv) to contact Account Debtors for any reason, (v) to demand payment or enforce payment of the Receivables in the name of the Administrative Agent or such Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (vi) to sign such Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of the Grantor, assignments and verifications of Receivables, (vii) to exercise all of such Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral and Mortgaged Property, (viii) to settle, adjust, compromise, extend or renew the Receivables (including, without limitation, making, settling and adjusting claims in respect of Collateral under policies of insurance and making all determinations and decisions with respect thereto, subject to the terms of the Term Loan/ABL Intercreditor Agreement), (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (x) to prepare, file and sign such Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (xi) to prepare, file and sign such Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xii) to change the address for delivery of mail addressed to such Grantor to such address as the Administrative Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (3) to do all other acts and things necessary to carry out this Security Agreement; and such Grantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable out-of-pocket expense incurred by the Administrative Agent in connection with any of the foregoing; provided that, this authorization shall not relieve such Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Administrative Agent, for the benefit of the Administrative Agent and Secured Parties, under this Section 6.2 are solely to protect the Administrative Agent’s interests in the Collateral or Mortgaged Property, as applicable and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers.

16.3 Proxy. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO ITS PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY OF THE PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF ANY OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY OF THE PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF THE PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT; PROVIDED THAT THE ADMINISTRATIVE AGENT AGREES IT SHALL, UPON THE EXERCISE BY IT OF SUCH PROXY RIGHTS, PROVIDE WRITTEN NOTICE THEREFORE TO THE GRANTORS.

16.4 Nature of Appointment; Limitation of Duty. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR AFFILIATES, NOR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

SECTION 17.

COLLECTION AND APPLICATION OF CASH PROCEEDS; DEPOSIT ACCOUNTS

17.1 Cash Proceeds; Collateral Account. If any Event of Default shall have occurred and be continuing, all proceeds of any Collateral constituting Term Loan First Lien Collateral (as defined in the Term Loan/ABL Intercreditor Agreement) received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the

Administrative Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required) and held by the Collateral Agent in a Collateral Account under the sole dominion and control of the Administrative Agent. Any such Cash Proceeds received by the Administrative Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Administrative Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Administrative Agent against the Obligations then due and owing in accordance with the Credit Agreement.

17.2 Application of Proceeds. Subject to the Term Loan/ABL Intercreditor Agreement, the proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent of its remedies shall be applied, together with any other sums then held by the Administrative Agent pursuant to this Agreement, in accordance with the Credit Agreement.

SECTION 18.

GENERAL PROVISIONS

18.1 Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral or Mortgaged Property may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Administrative Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral or Mortgaged Property, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral or Mortgaged Property made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral or Mortgaged Property.

18.2 Limitation on Administrative Agent’s and Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral or Mortgaged Property for sale. The Administrative Agent and each Secured Party shall use reasonable care with respect to the Collateral and Mortgaged Property in its possession or under its control. Neither the Administrative Agent nor any Secured Party shall have any other duty as to any Collateral or Mortgaged Property in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral or Mortgaged Property for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral or Mortgaged Property to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral or Mortgaged Property to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or Mortgaged Property or to remove Liens on or any adverse claims against Collateral or Mortgaged Property, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral or Mortgaged Property directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral or Mortgaged Property through publications or media of general circulation, whether or not the Collateral or Mortgaged Property is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Grantor, for expressions of interest in acquiring all or any portion of the Collateral or Mortgaged Property, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral or Mortgaged Property, whether or not the Collateral or Mortgaged Property is of a specialized nature, (viii) to dispose of Collateral or Mortgaged Property by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or Mortgaged Property or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral or Mortgaged Property, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral or Mortgaged Property. Each Grantor acknowledges that the purpose of this Section 8.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral or Mortgaged Property and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 8.2. Without limitation upon the foregoing, nothing contained in this Section 8.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 8.2.

18.3 Compromises and Collection of Collateral. The Grantors and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Administrative Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

18.4 Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Administrative Agent may perform or pay any obligation under any Pledged Collateral which any Grantor has agreed to perform or pay in this Security Agreement, and the Grantors shall reimburse the Administrative Agent for any amounts paid by the Administrative Agent pursuant to this Section 7.4. The Grantors’ obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be an Obligation payable on demand.

18.5 Specific Performance of Certain Covenants. Each Grantor acknowledges and agrees that a breach of any of the covenants contained in Sections 4.1(d), 4.1(e), 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.10, 4.11, 4.12, 4.13, 5.2, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Grantors contained in this Security Agreement, that the covenants of the Grantors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Grantors.

18.6 Dispositions Not Authorized. No Grantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1(d) and notwithstanding any course of dealing between any Grantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1(d)) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Secured Parties.

18.7 No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent with the concurrence or at the direction of the Secured Parties required under Section 10.1 of the Credit Agreement and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Obligations have been paid in full (other than contingent indemnification obligations for which no claim has been made).

18.8 Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in any this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

18.9 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

18.10 Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Grantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, hereunder.

18.11 Survival of Representations. All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

18.12 Taxes and Expenses. Each Grantor hereby agrees to be bound by the terms of Section 2.13 and Section 10.5 of the Credit Agreement applicable to it to the same extent as if such Grantor were party thereto. Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Grantors.

18.13 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

18.14 Termination; Release.

(a) This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations (other than contingent obligations for which no claim has been made) have been indefeasibly paid and performed in full and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Obligations are outstanding. Upon termination of this Security Agreement the Collateral shall be released from the Lien of this Security Agreement. Upon any sale, lease, transfer or other disposition by any Grantor (and to any Person that is not another Grantor) of any Collateral that is permitted by and made in accordance with all applicable terms of the Credit Agreement, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.1 of the Credit Agreement, the security interest in such Collateral shall in each case be automatically released. Upon any such release contemplated above, the Administrative Agent shall, upon the request and at the sole cost and expense of the Grantors, transfer and deliver to such Grantor, against receipt and without recourse to or warranty by the Administrative Agent except as to the fact that the Administrative Agent has not encumbered the released assets, such of the Collateral or any part thereof to be released (in the case of any such Collateral to be released that is then in the possession of the Administrative Agent), and all proper documents and instruments (including UCC-3 termination financing statements or releases) as are reasonably requested by any Grantor acknowledging the termination hereof or the release of such Collateral, as the case may be.

(b) If, in compliance with this Security Agreement and the Credit Agreement, (i) any Voting Stock issued by any First-Tier Foreign Subsidiary is redeemed by such First-Tier Foreign Subsidiary, (ii) any Voting Stock issued by any First-Tier CFC Holdco is redeemed by such First-Tier CFC Holdco, (iii) any Subsidiary becomes a First-Tier Foreign Subsidiary or a First-Tier CFC Holdco, or (iv) any Subsidiary becomes a Subsidiary of a First-Tier Foreign Subsidiary, then, in each case, the Capital Stock of the relevant Subsidiary or First-Tier CFC Holdco shall be automatically and without further action released from the security interests created by this Agreement so that the Capital Stock of such Subsidiary or First-Tier CFC Holdco subject to the security interests created by this Agreement shall not at any time include more than 65% of the total outstanding Voting Stock of any First-Tier Foreign Subsidiary or any First-Tier CFC Holdco or any Capital Stock of any Subsidiary of a First-Tier Foreign Subsidiary, and, upon the written request of the applicable Grantor, any certificates representing such released Capital Stock shall be returned to such Grantor.

18.15 Entire Agreement. This Security Agreement, together with the other Loan Documents and the Term Loan/ABL Intercreditor Agreement, embodies the entire agreement and understanding between the Grantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings between the Grantors and the Administrative Agent relating to the Collateral.

18.16 CHOICE OF LAW. THIS SECURITY AGREEMENT AND ALL CLAIMS, CONTROVERSIES OR DISPUTES (WHETHER IN TORT OR OTHERWISE) RELATING TO THE SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

18.17 CONSENT TO JURISDICTION. EACH GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND EACH GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY TO BRING PROCEEDINGS AGAINST ANY GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GRANTOR AGAINST THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY OR ANY AFFILIATE OF THE AGENT OR ANY SECURED PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

18.18 WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

18.19 Indemnity. Each Grantor hereby agrees to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees in each case as set forth in Section 10.5 of the Credit Agreement.

18.20 Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

18.21 Intercreditor Agreement. REFERENCE IS MADE TO THE TERM LOAN/ABL INTERCREDITOR AGREEMENT. NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS SECURITY AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE TERM LOAN/ABL INTERCREDITOR AGREEMENT AND, TO THE EXTENT PROVIDED THEREIN, THE APPLICABLE SENIOR OBLIGATIONS SECURITY DOCUMENTS (AS DEFINED IN THE TERM LOAN/ABL INTERCREDITOR AGREEMENT). IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SECURITY AGREEMENT AND THE TERM LOAN/ABL INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE TERM LOAN/ABL INTERCREDITOR AGREEMENT SHALL CONTROL.

18.22 Revolving Facility First Lien Collateral. Notwithstanding anything herein to the contrary, prior to the Revolving Facility First Lien Collateral Transition Date (as defined in the Term Loan/ABL Intercreditor Agreement), the requirements under this Security Agreement to deliver or grant Control over Revolving Facility First Lien Collateral (as defined in the Term Loan/ABL Intercreditor Agreement) to the Administrative Agent shall be deemed satisfied by delivery of or granting Control over such Revolving Facility First Lien Collateral to the Revolving Facility Agent (as defined in the Term Loan/ABL Intercreditor Agreement) as bailee for the Administrative Agent pursuant to the Term Loan/ABL Intercreditor Agreement. Prior to the Revolving Facility First Lien Collateral Transition Date, each Grantor agrees that, in the event any Grantor, pursuant to the Revolving Facility Security Documents (as defined in the Term Loan/ABL Intercreditor Agreement), takes any action to grant or perfect a Lien in favor of the Revolving Facility Agent in any assets that constitute Revolving Facility First Lien Collateral (including, without limitation, with respect to any Vehicles or rolling stock of such Grantor), such Grantor shall also take such action, subject to the cooperation of the Administrative Agent, to grant or perfect a Lien (subject to the Term Loan/ABL Intercreditor Agreement) in favor of the Administrative Agent to secure the Obligations without request of the Administrative Agent. The parties hereto acknowledge and agree that pursuant to the Revolving Facility Documents (as defined in the Term Loan/ABL Intercreditor Agreement) the Grantors may from time to time seek Collateral Access Agreements. To the extent any such Collateral Access Agreements are being sought in favor of the Revolving Facility Agent, the applicable Grantor shall cause a substantially identical agreement to be executed in favor of the Administrative Agent; provided, however, that if the terms of any such Collateral Access Agreements are not acceptable to the Administrative Agent, then the applicable Grantor shall not be required to obtain such Collateral Access Agreements in favor of the Administrative Agent and the Grantor shall not be prevented from obtaining any such Collateral Access Agreements in favor of the Revolving Facility Agent.

SECTION 19.

NOTICES

19.1 Sending Notices. Any notice required or permitted to be given under this Security Agreement shall be sent in accordance with Section 10.2 of the Credit Agreement.

19.2 Change in Address for Notices. Each of the Grantors, the Administrative Agent and the Secured Parties may change the address for service of notice upon it by a notice in writing to the other parties.

SECTION 20.

THE ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A. has been appointed Administrative Agent for the Lenders hereunder pursuant to Section 9 of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Section 9. Any successor Administrative Agent appointed pursuant to Section 9 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Grantors and the Administrative Agent have executed this Security Agreement as of the date first above written.

METAL SERVICES HOLDCO LLC:

By:
Name:
Title:

TUBE CITY IMS CORPORATION:

By:
Name:
Title:

TUBE CITY IMS, LLC:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

EXHIBIT A to

PLEDGE AND SECURITY AGREEMENT

(See Sections 3.5 and 7.1 of Security Agreement)

DEPOSIT ACCOUNTS

Name of Grantor	Name of Institution	Account Number	Check here if Deposit Account is a Collateral Deposit Account	Description of Deposit Account if not a Collateral Deposit Account

LOCK BOXES

Name of Grantor	Name of Institution	Lock Box Number

EXHIBIT B to

PLEDGE AND SECURITY AGREEMENT

(See Section 3.7 of Security Agreement)

LETTER OF CREDIT RIGHTS

CHATTEL PAPER

COMMERCIAL TORT CLAIMS

EXHIBIT C to

PLEDGE AND SECURITY AGREEMENT

(See Section 4.3 of Security Agreement)

AMENDMENT

This Amendment, dated             ,      is delivered pursuant to Section 4.3 of the Security Agreement referred to below. All defined terms herein shall have the meanings ascribed thereto or incorporated by reference in the Security Agreement. The undersigned hereby certifies that the representations and warranties in Article III of the Security Agreement are and continue to be true and correct. The undersigned further agrees that this Amendment may be attached to that certain Pledge and Security Agreement, dated             ,     , between the undersigned, as the Grantors, and JPMorgan Chase Bank, N.A., as the Administrative Agent ([as amended or modified from time to time prior to the date hereof,] the “Security Agreement”) and that the Collateral listed on Schedule I to this Amendment shall be and become a part of the Collateral referred to in said Security Agreement and shall secure all Obligations referred to in the Security Agreement.

By:
Name:
Title:

SCHEDULE I TO AMENDMENT

STOCKS

Name of Grantor	Issuer	Certificate Number(s)	Number of Shares	Class of Stock	Percentage of Outstanding Shares

BONDS

Name of Grantor	Issuer	Number	Face Amount	Coupon Rate	Maturity

GOVERNMENT SECURITIES

Name of Grantor	Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED)

Name of Grantor	Issuer	Description of Collateral	Percentage Ownership Interest

[Add description of custody accounts or arrangements with securities intermediary, if applicable]

COMMERCIAL TORT CLAIMS

Name of Grantor	Description of Claim	Parties	Case Number; Name of Court where Case was Filed

EXHIBIT D to

PLEDGE AND SECURITY AGREEMENT

JOINDER AGREEMENT

[Name of New Grantor]

[Address of New Grantor]

[Date]

__________________________________________

__________________________________________

__________________________________________

__________________________________________

Ladies and Gentlemen:

Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of [                    ], made by TUBE CITY IMS CORPORATION, a Delaware corporation (the “Company”), Metal Services Holdco LLC, a Delaware limited liability company, and each of the Subsidiaries of the Company listed on the signature pages thereto or that becomes a party thereto pursuant to Section 4.12 thereof, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”).

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                    ] (the “New Grantor”), pursuant to Section 4.12 of the Security Agreement. The New Grantor hereby agrees to be bound as a Grantor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby grants and pledges to the Administrative Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral and expressly assumes all obligations and liabilities of a Grantor thereunder. The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantors contained in the Security Agreement.

Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Grantor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the New Grantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Schedules to be attached]

EXHIBIT B

FORM OF BORROWING NOTICE

Date: March [—], 2012

To:	[JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below 270 Park Avenue, 44th Floor

NY 1-K855

New York, NY 10017

Attn: Tube City Account Officer]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March [—], 2012, among Metal Services Holdco LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

The undersigned hereby requests a borrowing as follows:

1.	Proposed Borrowing Date: March [—], 2012.

2.	Principal Amount of Loan: [ ].

3.	Interest Rate Option:

[ ]	a. ABR Loan(s), in the amount of $[ ].

[ ]	b. Eurodollar Loans, in the amount of $[ ], with an initial Interest Period of

[    ] one month;

  [    ] two months;

    [    ] three months;

[    ] six months;

[    ] nine months; or

[    ] twelve months.

4.Remittance Instructions:
[As per Schedule 1 attached hereto.]

The undersigned certifies in his/her capacity as a Responsible Officer, and not individually, that:

(i) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof to the same extent as made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; and

(ii) As of the date hereof and after giving effect to the extensions of credit requested hereby, no Default or Event of Default has occurred and is continuing.

If any Borrowing of Eurodollar Loans is not made as a result of a withdrawn Borrowing Notice, the Borrower shall, after receipt of a written request by any Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Eurodollar Loan.

[signature page follows]

B-2

IN WITNESS WHEREOF, the undersigned has caused this Borrowing Notice to be executed by its officers thereunto duly authorized, as of the date first written above.

TUBE CITY IMS CORPORATION

By:
Name:
Title:

Schedule 1

EXHIBIT C

OFFICER’S CERTIFICATE

[INSERT NAME OF LOAN PARTY]

March [—], 2012

Reference is hereby made to that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and among Metal Services Holdco LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation, the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and such other agents as may be party thereto from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

This Certificate (this “Certificate”) is being delivered by [Loan Party] (the “Company”) to the Lenders pursuant to Section 4.1(g) of the Credit Agreement.

The undersigned, the duly authorized Secretary of [Loan Party], does hereby certify to the Lenders as follows:

1. Attached hereto as Exhibit A is a true and complete copy of the Certificate of [Formation] [Incorporation] of [Loan Party] (the “Certificate of [Formation] [Incorporation]”), as certified by the Secretary of State of the State of Delaware and as in effect on the date hereof;

2. Attached hereto as Exhibit B is a true and complete copy of the [bylaws] [limited liability company agreement] of [Loan Party] (the [“Bylaws”] [“Limited Liability Company Agreement”]) duly adopted by [Loan Party] and in full force and effect on the date hereof;

3. Attached hereto as Exhibit C is a true and complete copy of the resolutions duly adopted by the board of directors of [Loan Party], dated March [—], 2012, authorizing the execution, delivery and performance of [Loan Party]’s obligations under the Loan Documents and any other documents, agreements or instruments delivered in connection with the Credit Agreement and the transactions contemplated therein (the “Resolutions”), and such Resolutions are in full force and effect on the date hereof, and have not been amended, rescinded or modified as of the date hereof;

4. The persons named in Exhibit D are officers of [Loan Party] duly authorized to execute and deliver, on behalf of [Loan Party], the Loan Documents and such other documents, agreements and instruments that are to be executed by [Loan Party] and delivered pursuant to the Credit Agreement; and the specimen signatures contained in Exhibit D are the genuine signatures of these officers of [Loan Party] (the “Incumbency Certificate”).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the date first written above.

[LOAN PARTY]

By:
Name:
Title:

[Signature Page to [Loan Party] Secretary Certificate]

Exhibit A

Certificate of [Formation] [Incorporation]

See Attached

Exhibit A

Exhibit B

[Bylaws] [Limited Liability Company Agreement]

See Attached

Exhibit B

Exhibit C

Resolutions

See Attached

Exhibit C

Exhibit D

Incumbency Certificate

Name	Title	Specimen Signature

[Daniel E. Rosati]	[Executive Vice President and Chief Financial Officer]

[Thomas E. Lippard]	[Executive Vice President and Secretary]

Exhibit D

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment Agreement (the “Assignment Agreement”) is dated as of the Assignment Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented, restructured or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment Agreement as if set forth herein in full.

Check the following box if the Assignor or the Assignee is an Affiliated Lender/Affiliated Investment Fund/Permitted Auction Purchaser:

☐	Assignor is an Affiliated Lender

☐	Assignor is an Affiliated Investment Fund

☐	Assignee is an Affiliated Lender

☐	Assignee is an Affiliated Investment Fund

☐	Assignee is a Permitted Auction Purchaser

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment Agreement, without representation or warranty by [the][any] Assignor.

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, if applicable, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower:	Tube City IMS Corporation, a Delaware corporation.

4.	Administrative Agent:	JPMorgan Chase Bank, N.A.

5.	Credit Agreement:	The Credit Agreement, dated as of March [—], 2012, among Metal Services Holdco LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation, the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto.

D-2

6.	Assigned Interest[s]:

Assignor[s] 5	Assignee[s] 6	Facility Assigned 7	Aggregate Amount of Commitment / Loans for all Lenders[8]	Amount of Commitment / Loans Assigned[8]	Percentage Assigned of Commitment / Loans[9]	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.	Trade Date: ][10]

Assignment Effective Date:                  , 201     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE ASSIGNMENT EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[signature pages follow]

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment Agreement (e.g. “Term Commitment”)
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Assignment Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the applicable Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

D-3

The terms set forth in this Assignment Agreement are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Name:
Title:

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Name:
Title:

[NAME OF ASSIGNEE]

By:
Name:
Title:

[11]	Add additional signature blocks as needed.
[12]	Add additional signature blocks as needed.

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Name:
Title:

[Consented to:][13]

[NAME OF RELEVANT PARTY]

By
Name:
Title:

[NAME OF RELEVANT PARTY]

By
Name:
Title:

[13]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Loan Party, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant hereto or thereto; [and (c) agrees that if the Assignee sells and assigns all or a portion of the Assigned Interest to any Person, the Assignee may, in its sole discretion, disclose to any such Person that the Assignee acquired the Assigned Interest from the Assignor]1 [and (c) acknowledges that the Assignee is an Affiliate of the Borrower and that it has independently and, except as provided below, without reliance on the Assignee made its own analysis and determined to enter into this Assignment and Assumption and to consummate the transactions contemplated hereby notwithstanding that the Assignee is an Affiliate of the Borrower]2.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Assignee under Section 10.6(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.6(b)(i) of the Credit Agreement), (iii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned

[1]	Insert only if the Assignor is an Affiliated Lender or an Affiliated Investment Fund.
[2]	Insert only if the Assignee is an Affiliated Lender or an Affiliated Investment Fund.

Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment Agreement and to purchase [the][such] Assigned Interest, (vii) if it is a Non-U.S. Lender, attached to the Assignment Agreement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, [and] [(viii) it is not [a][an] [Affiliated Lender][Affiliated Investment Fund][Permitted Auction Purchaser]3[(viii) it is [a][an] [Affiliated Lender][Affiliated Investment Fund][Permitted Auction Purchaser] and an Affiliate of [the] [MS Holdco]4[Borrower]5, and (ix) after giving effect to its purchase and assumption of the Assigned Interest, the aggregate principal amount of all Term Loans held by the Affiliated Lender will not exceed 25% of the aggregate principal amount of all Term Loans outstanding under the Credit Agreement]6; [and] (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender [, including, without limitation, the restrictions and limitations set forth in Section 10.6(b)(iv) of the Credit Agreement with respect to it as a Lender and an Affiliated Lender and (c) acknowledges and confirms that it has read and understands the restrictions and limitations set forth in Section 10.6(b)(iv) of the Credit Agreement with respect to it as a Lender and an Affiliated Lender, including those set forth in Section 10.6(b)(iv)(A) with respect to its rights as a Lender while one or more Loan Parties is subject to a bankruptcy proceeding]7 [and (c) acknowledges that the Assignor is an Affiliate of the Borrower and that it has independently and, except as provided above, without reliance on the Assignor made its own analysis and determined to enter into this Assignment Agreement and to consummate the transactions contemplated hereby notwithstanding that the Assignor is an Affiliate of the Borrower]8.

2. Payments. From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Assignment Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Assignment Effective Date.

3. General Provisions. This Assignment Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment Agreement. This Assignment Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[3]	Insert only if the Assignee is not an Affiliated Lender, an Affiliated Investment Fund or a Permitted Auction Purchaser.
[4]	Insert only if the Assignee is the Company.
[5]	Insert only if the Assignee is an Affiliated Lender or an Affiliated Investment Fund.
[6]	Insert only if the Assignee is an Affiliated Lender (other than an Affiliated Investment Fund).
[7]	Insert only if the Assignee is an Affiliated Lender or an Affiliated Investment Fund.
[8]	Insert only if the Assignor is an Affiliated Lender or an Affiliated Investment Fund.

EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION NOTICE

[Date]

[JPMorgan Chase Bank, N.A., as Administrative

Agent (the “Administrative Agent”) for the Lenders

party to the Credit Agreement referred to below

270 Park Avenue, 44th Floor

NY 1-K855

New York, NY 10017

Attn: Tube City Account Officer]

Ladies and Gentlemen:

The undersigned, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), refers to the Credit Agreement, dated as of March [—], 2012, (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among Metal Services Holdco LLC, a Delaware limited liability company, the Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto, and you, as Administrative Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.7 of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of Term Loans referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.7 of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of Term Loans originally made on             , 201   (the “Outstanding Borrowing”) in the principal amount of $            and currently maintained as a Borrowing of [ABR Loans] [Eurodollar Loans with an Interest Period ending on             ,         ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is             ,             .22

[(iii) The Outstanding Borrowing shall be [continued as a Borrowing of Eurodollar Loans with an Interest Period of             ] [converted into a Borrowing of [ABR Loans] [Eurodollar Loans with an Interest Period of             ].]23

[22]

Which, with respect to the conversion of ABR Loans into Eurodollar Loans, shall be a Business Day at least three Business Days prior to the Proposed Conversion Date; provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York City time) on such day. Which, with respect to the conversion of Eurodollar Loans into ABR Loans, shall be a Business Day at least one Business Day prior to the Proposed Conversion Date; provided that such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York City time) on such day.

[The undersigned hereby certifies that no Event of Default has occurred and will be continuing on the date of the Proposed [Conversion] [Continuation] (immediately prior to giving effect to such Proposed [Conversion][Continuation]) or would result after giving effect to such Proposed [Conversion][Continuation].]24

Very truly yours,

TUBE CITY IMS CORPORATION

By:
Name:
Title:

[23]

In the event that either (x) only a portion of the outstanding Borrowing is to be so converted or continued or (y) the outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower, as applicable, should make appropriate modifications to this clause to reflect same.

[24]

In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from an ABR Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

E-2

EXHIBIT F

FORM OF TERM LOAN NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE CREDIT AGREEMENT REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF SUCH CREDIT AGREEMENT.

$	New York, New York

            , 20

FOR VALUE RECEIVED, the undersigned, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to [            ] (the “Lender”) or its registered assigns at the Funding Office specified in the Credit Agreement (as hereinafter defined) in Dollars and in immediately available funds, the principal amount of (a)             DOLLARS ($            ), or, if less, (b) the aggregate unpaid principal amount of all Term Loans owing to the Lender under the Credit Agreement. The principal amount shall be paid in the amounts and on the dates specified in Section 2.3 of the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The holder of this Note is authorized to indorse on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal thereof, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such indorsement shall constitute prima facie evidence of the accuracy of the information indorsed. The failure to make any such indorsement or any error in any such indorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the Term Loan Notes issued pursuant to the Credit Agreement, dated as of March [—], 2012 among Metal Services Holdco LLC, a Delaware limited liability company (“MS Holdco”), the Borrower, the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), (b) is subject to the provisions of the Credit Agreement, which are hereby incorporated by reference, (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement and (d) is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Credit Agreement for a statement of all the terms and conditions under which the Term Loans evidenced hereby are to be repaid. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof. The principal balance of the Term Loans owing to the Lender, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation shall not affect the obligation of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note.

Upon the occurrence and during the continuance of any one or more Events of Default, to the extent permitted under the Credit Agreement, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. No failure in exercising any rights hereunder or under the other Loan Documents on the part of the Lender shall operate as a waiver of such rights.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, indorser or otherwise, hereby expressly waive presentment, demand, protest and all other notices or requirements of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

Time is of the essence in respect of this Note.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF THE CREDIT AGREEMENT.

[Signature page follows]

F-2

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

TUBE CITY IMS CORPORATION

By:
Name:
Title:

Schedule A

to Term Loan Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurodollar Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule B

to Term Loan Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS

Date	Amount of Eurodollar Loans	Amount Converted to Eurodollar Loans	Interest Period and Eurodollar Rate with Respect Thereto	Amount of Principal of Eurodollar Loans Repaid	Amount of Eurodollar Loans Converted to ABR Loans	Unpaid Principal Balance of Eurodollar Loans	Notation Made By

EXHIBIT G

RESERVED

EXHIBIT H

FORM OF GUARANTOR JOINDER AGREEMENT

Reference is made to the Credit Agreement, dated as of March [—], 2012 among Metal Services Holdco LLC, a Delaware limited liability company (“MS Holdco”), Tube City IMS Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantors have entered into the Credit Agreement in order to induce the Lenders to make the Loans to or for the benefit of the Borrower;

WHEREAS, pursuant to Section 5.8(a) of the Credit Agreement, each Domestic Subsidiary of the Company (other than, in each case, (i) each Non-Guarantor Subsidiary and (ii) each CFC Holdco) that (x) is created or acquired after the Closing Date or (y) has ceased to be a Non-Guarantor Subsidiary or an Excluded Subsidiary, is required to become a Subsidiary Guarantor under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Subsidiary Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement as consideration for the Loans previously made.

NOW, THEREFORE, the Administrative Agent and the New Subsidiary Guarantor hereby agree as follows:

Guarantee. In accordance with Section 5.8(a) of the Credit Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor.

Representations and Warranties. The New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Credit Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Each reference to a Subsidiary Guarantor in the Credit Agreement shall be deemed to include the New Subsidiary Guarantor. The New Subsidiary Guarantor hereby attaches supplements to the schedules to the Credit Agreement applicable to it.

Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

No Waiver. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

Notices. All notices, requests and demands to or upon the New Subsidiary Guarantor, the Administrative Agent or any Lender shall be governed by the terms of Section 10.2 of the Credit Agreement.

Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title

By:
Name:
Title:

[Note: Schedules to be attached.]

EXHIBIT I

FORM OF

PARI LIEN INTERCREDITOR AGREEMENT

among

METAL SERVICES HOLDCO, LLC,

TUBE CITY IMS CORPORATION,

and

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.,

as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties

JPMORGAN CHASE BANK, N.A.,

as Authorized Representative for the Credit Agreement Secured Parties,

[                                          ]

as the Additional Pari Lien Collateral Agent

[                                          ]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[    ]

PARI LIEN INTERCREDITOR AGREEMENT, dated as of [            ], 20[    ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among METAL SERVICES HOLDCO, LLC, a Delaware limited liability corporation (“Holdings”), TUBE CITY IMS CORPORATION, a Delaware corporation (the “Company”), the other Grantors (as defined below) from time to time party hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), as administrative agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), JPMCB, as Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [                    ], as collateral agent for the Additional Pari Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Additional Pari Lien Collateral Agent”), [                    ], as Authorized Representative for the Initial Additional Pari Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional Pari Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Pari Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Pari Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Pari Lien Documents” means, with respect to the Initial Additional Pari Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Pari Lien Documents and the Additional Pari Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Pari Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Pari Lien Obligations) has been designated as Additional Pari Lien Obligations pursuant to Section 5.13 hereto.

“Additional Pari Lien Obligations” means all amounts owing to any Additional Pari Lien Secured Party (including the Initial Additional Pari Lien Secured Parties) pursuant to the terms of any Additional Pari Lien Document (including the Initial Additional Pari Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional Pari Lien Document, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts.

“Additional Pari Lien Secured Party” means the holders of any Additional Pari Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional Pari Lien Secured Parties.

“Additional Pari Lien Security Documents” means any security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional Pari Lien Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement”.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Applicable Collateral Agent” means (i) until the earlier of (x) Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional Pari Lien Collateral Agent and any Additional Senior Class Debt Representative (if any) acting jointly.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Pari Lien Obligations or the Initial Additional Pari Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Pari Lien Obligations or Additional Pari Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Lien Security Document to secure one or more Series of Pari Lien Obligations.

“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent and (ii) in the case of the Additional Pari Lien Obligations, the Additional Pari Lien Collateral Agent.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Pari Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement, dated as of March [20], 2012, among Holdings, the Company, the lenders from time to time party thereto, JPMCB, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement Collateral Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“JPMCB” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Lien Obligations, the date on which such Series of Pari Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Pari Lien Obligations secured by such Shared Collateral under an Additional Pari Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Pari Lien Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Grantors” means the Company and each of the Guarantors (as defined in the Credit Agreement) and each other Subsidiary of the Company which has granted a security interest pursuant to any Pari Lien Security Document to secure any Series of Pari Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Pari Lien Agreement” mean that certain [Indenture] [Other Agreement], dated as of [                    ], among the Company, [the Guarantors identified therein], and [                    ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional Pari Lien Documents” means the Initial Additional Pari Lien Agreement, the debt securities issued thereunder, the Initial Additional Pari Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Lien Obligations.

“Initial Additional Pari Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional Pari Lien Security Agreement.

“Initial Additional Pari Lien Secured Parties” means the Additional Pari Lien Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Pari Lien Obligations issued pursuant to the Initial Additional Pari Lien Agreement.

“Initial Additional Pari Lien Security Agreement” means the security agreement, dated as of the date hereof, among the Company, the Additional Pari Lien Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Pari Lien Obligations and add Additional Pari Lien Secured Parties hereunder.

“Lien” means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Pari Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Pari Lien Obligations with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 60 days (throughout which 60 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Pari Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Pari Lien Obligations.

“Pari Lien Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Pari Lien Secured Parties with respect to each Series of Additional Pari Lien Obligations.

“Pari Lien Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Pari Lien Security Documents.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Pari Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional Pari Lien Document, and (iii) each Additional Pari Lien Document.

“Security Agreement” means the Pledge and Security Agreement, dated as of January 26, 2007, among the Company, the Credit Agreement Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Series” means (a) with respect to the Pari Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Lien Secured Parties (in their capacities as such), and (iii) the Additional Pari Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Lien Secured Parties) and (b) with respect to any Pari Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Pari Lien Obligations, and (iii) the Additional Pari Lien Obligations incurred pursuant to any Additional Pari Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of Pari Lien Obligations are outstanding at any time and the holders of less than all Series of Pari Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Term Loan/ABL Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the Pari Lien Secured Parties of each Series that the holders of Pari Lien Obligations of such Series (and not the Pari Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Lien Obligations), (y) any of the Pari Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Lien Obligations) on a basis ranking prior to the security interest of such Series of Pari Lien Obligations but junior to the security interest of any other Series of Pari Lien Obligations or (ii) the existence of any Collateral for any other Series of Pari Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Lien Obligations, an “Impairment” of such Series); provided, that the existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Pari Lien Obligations shall not be deemed to be an Impairment of any Series of Pari Lien Obligations. In the event of any Impairment with respect to any Series of Pari Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Lien Obligations, and the rights of the holders of such Series of Pari Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Lien Obligations pursuant to Section 2.01)

set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Lien Obligations subject to such Impairment. Additionally, in the event the Pari Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Lien Obligations or the Pari Lien Security Documents governing such Pari Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Pari Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any Pari Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any Pari Lien Secured Party or received by the Applicable Collateral Agent or any Pari Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Pari Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Pari Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the Pari Lien Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Pari Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the Pari Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Pari Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Pari Lien Secured Party hereby agrees that the Liens securing each Series of Pari Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Pari Lien Secured Party shall or shall instruct any Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Pari Lien Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b) With respect to any Shared Collateral at any time when the Additional Pari Lien Collateral Agent is the Applicable Collateral Agent, (i) the Applicable Pari Lien Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Pari Lien Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Pari Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c) Notwithstanding the equal priority of the Liens securing each Series of Pari Lien Obligations, the Applicable Collateral Agent (in the case of the Additional Pari Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Lien Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the Pari Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03 No Interference; Payment Over.

(a) Each Pari Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Pari Lien Obligations of any Series or any Pari Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Pari Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Pari Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other Pari Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Pari Lien Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Pari Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Collateral Agent or any other Pari Lien Secured Party to enforce this Agreement.

(b) Each Pari Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Pari Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to Pari Lien Security Documents.

(a) If, at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agent for the benefit of each Series of Pari Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b) Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

(b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 363 or 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of Cash Collateral (as that term is defined in Section 363 of the Bankruptcy Code) or any provision of any other Bankruptcy Law equivalent to Section 363 of the Bankruptcy Code, each Pari Lien Secured Party (other than any Controlling Secured Party or Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of Cash Collateral that constitutes Shared Collateral and will not support any other Person objecting to such DIP Financing or use of Cash Collateral and will not request any form of adequate protection or any other relief in connection therewith (except as permitted by this Section 2.05(b)), unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of Cash Collateral

(and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral and will subordinate its Liens with respect to such Shared Collateral to any “carve-out” for professional or United States Trustee fees agreed to by the Controlling Secured Parties or their Authorized Representative on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Pari Lien Secured Parties (other than any Liens of the Pari Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Pari Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of Cash Collateral, with the same priority vis-à-vis the Pari Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or Cash Collateral is applied to repay any of the Pari Lien Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Pari Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of Cash Collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Pari Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Lien Secured Parties receiving adequate protection shall not object to any other Pari Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Lien Secured Parties in connection with a DIP Financing or use of Cash Collateral.

SECTION 2.06 Reinstatement. In the event that any of the Pari Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the Pari Lien Secured Parties, the Applicable Collateral Agent, (and in the case of the Additional Pari Lien Collateral Agent, acting at the direction of the Applicable Authorized Representative), shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08 Refinancings. The Pari Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of the Additional Pari Lien Collateral Agent, promptly deliver all Possessory Collateral to the Additional Pari Lien Collateral Agent together with any necessary endorsements (or otherwise allow the Additional

Pari Lien Collateral Agent to obtain control of such Possessory Collateral). The Company shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

(b) The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Lien Secured Party for purposes of perfecting the Lien held by such Pari Lien Secured Parties therein.

SECTION 2.10 Amendments to Security Documents.

(a) Without the prior written consent of the Credit Agreement Collateral Agent, the Additional Pari Lien Collateral Agent agrees that no Additional Pari Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Pari Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of the Additional Pari Lien Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Company.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Collateral Agent

ARTICLE 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Pari Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Lien Security Documents, as applicable, for which the Applicable Collateral Agent is the collateral agent of such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Pari Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Pari Lien Obligations or any other Pari Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Pari Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Lien Security Documents or any other agreement related thereto or to the collection of the Pari Lien Obligations or the valuation, use, protection or release of any security for the Pari Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at [                    ], Attention of [        ] (Fax No. [        ]);

(b) if to the Additional Pari Lien Collateral Agent or the Initial Additional Authorized Representative, to it at [        ];

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative, each Collateral Agent and the Company.

(c) Notwithstanding the foregoing, without the consent of any Pari Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Pari Lien Secured Parties and Additional Pari Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Pari Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Pari Lien Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Pari Lien Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Pari Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Pari Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Lien Security Documents or any of the other Secured Credit Documents (other than the Term Loan/ABL Intercreditor Agreement), the provisions of this Agreement shall control. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Term Loan/ABL Intercreditor Agreement, the provisions of the Term Loan/ABL Intercreditor Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Pari Lien Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional Pari Lien Documents, the Company may incur additional indebtedness after the date hereof that is permitted by the Credit Agreement and the Additional Pari Lien Documents to be incurred and secured on an equal and ratable basis by the liens securing the Pari Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Pari Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, a “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Authorized Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Additional Senior Class Debt Representative to become a party to this Agreement,

(i) such Additional Senior Class Debt Representative, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by each Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder and, if the Term Loan/ABL Intercreditor Agreement, is then in effect, such Additional Senior Class Debt Representative shall have entered into the Term Loan/ABL Intercreditor Agreement, and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Company shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional Pari Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional Pari Lien Obligations and the initial aggregate principal amount or face amount thereof;

(iii) all filings, recordations and/or amendments or supplements to the Pari Lien Security Documents necessary or desirable in the reasonable judgment of the Additional Pari Lien Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Additional Pari Lien Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Pari Lien Collateral Agent); and

(iv) the Additional Pari Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Additional Senior Class Debt Representative and each Grantor in accordance with Section 5.13, the Additional Pari Lien Collateral Agent will continue to act in its capacity as Additional Pari Lien Collateral Agent in respect of the then existing Authorized Representatives (other than the Administrative Agent) and such additional Authorized Representative.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, JPMCB is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Pari Lien Security Documents, [        ] is acting in the capacity of the Additional Pari Lien Collateral Agent solely for the Additional Pari Lien Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Additional Pari Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

SECTION 5.15 Integration. This Agreement together with the other Secured Credit Documents and the Pari Lien Security Documents represents the agreement of each of the Grantors and the Pari Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent, any or any other Pari Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Credit Agreement Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Authorized Representative for the Credit Agreement Secured Parties

By:
Name:
Title:

By:
Name:
Title:

[ ], as Additional Pari Lien Collateral Agent

By:
Name:
Title:

[ ], as Initial Additional Authorized Representative

By:
Name:
Title:

METAL SERVICES HOLDCO, LLC

By: Metal Services Acquisition Corp., its managing member

By:
Name:
Title:

TUBE CITY IMS CORPORATION

By:
Name:
Title:

[GRANTORS]

By:
Name:
Title:

ANNEX I

Grantors

Schedule 1

ANNEX I-1

ANNEX II

[FORM OF] JOINDER NO. [            ] dated as of [            ], 20[    ] to the PARI-LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (the “Pari Lien Intercreditor Agreement”), among METAL SERVICES HOLDCO, LLC, a Delaware limited liability company, TUBE CITY IMS CORPORATION, a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMORGAN CHASE BANK, N.A., as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties under the Pari Lien Security Documents (in such capacity, the “Credit Agreement Collateral Agent”), JPMORGAN CHASE BANK, N.A., as Authorized Representative for the Credit Agreement Secured Parties, [            ], as Additional Pari Lien Collateral Agent, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Additional Pari Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Pari Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Lien Intercreditor Agreement. Section 5.13 of the Pari Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by, the Pari Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) are executing this Representative Joinder in accordance with the requirements of the Pari Lien Intercreditor Agreement and the Pari Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Pari Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the Pari Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on their behalf and on behalf of such Additional Senior Class Debt Parties, hereby agree to all the terms and provisions of the Pari Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that they represent as Additional Pari Lien Secured Parties. Each reference to a “Authorized Representative” in the Pari Lien Intercreditor Agreement shall be deemed to include the New Representative. The Pari Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represent and warrant to each Collateral Agent, each Authorized Representative and the other Pari Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [agent] [trustee], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iii) the Additional Pari Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the Pari Lien Intercreditor Agreement as Additional Pari Lien Secured Parties.

[1]	In the event of the Refinancing of the Credit Agreement Obligations, revise to reflect joinder by a new Credit Agreement Collateral Agent

ANNEX II-1

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Pari Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to them at their respective addresses set forth below their signatures hereto.

SECTION 8. The Company agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel.

ANNEX II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

ANNEX II-3

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as the Credit Agreement Collateral Agent and Authorized Representative,

By:
Name:
Title:

By:
Name:
Title:

[ ], as the Additional Pari Lien Collateral Agent and Initial Additional Authorized Representative,

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

METAL SERVICES HOLDCO LLC

By:	Metal Services Acquisition Corp., its managing member

By:
Name:
Title:

TUBE CITY IMS CORPORATION, as Company

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

ANNEX II-4

Schedule I to the

Supplement to the

Pari Lien Intercreditor Agreement

Grantors

[            ]

EXHIBIT J

[FORM OF]

JUNIOR LIEN INTERCREDITOR AGREEMENT

Among

TUBE CITY IMS CORPORATION,

METAL SERVICES HOLDCO, LLC

and

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.

as Senior Representative for the Credit Agreement Secured Parties

[            ]

as the Initial Second Priority Representative

and

each additional Representative from time to time party hereto

dated as of [            ], 20[    ]

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among METAL SERVICES HOLDCO, LLC (“Holdings”), TUBE CITY IMS CORPORATION, a Delaware corporation (the “Company”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”) as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

SECTION 1.

Definitions

1.1 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Company and/or any Guarantor (other than Indebtedness constituting Credit Agreement Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the Pari Lien Intercreditor Agreement and Term Loan/ABL Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor administrative agent and collateral agent as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means that certain Credit Agreement, dated as of March [ ], 2012, among Holdings, the Company, the lenders from time to time party thereto, JPMCB, as administrative agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Designated Senior Representative and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the Pari Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” means the “Guarantors” as defined in the Credit Agreement.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain [[Indenture] dated as of [            ], 20[    ], among the Company, [the Guarantors identified therein,] [            ], as [trustee], and [            ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“JPMCB” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Pari Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor guaranteed by the Guarantors (and not guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents which provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Instructing Group” means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means the “Security Agreement” and the other “Security Documents” as defined in the Credit Agreement, the Pari Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto), and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Term Loan/ABL Intercreditor Agreement” has the meaning given such term by the Credit Agreement.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

1,2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 2.

Priorities and Agreements with Respect to Shared Collateral

2.1 Subordination. (a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

2.2 Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

2.3 Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and the each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

2.4 No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations.

2.5 Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.6 Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Credit Document Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent pursuant to Section 2.04(j) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in the Credit Agreement and will not constitute Shared Collateral.

SECTION 3.

Enforcement

3.1 Exercise of Remedies26.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their

[26]

Agreement may be modified to be subject to a limited standstill of not less than 120 days (subject to tolling during any period the First Priority Representative is enforcing its liens or is precluded by applicable law from enforcing its liens).

behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, and (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Designated Senior Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Priority Instructing Group and the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Instructing Group and Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

3.2 Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

3.3 Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Party Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

SECTION 4.

Payments

4.1 Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

4.2 Payments Over. Any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5.

Other Agreements

5.1 Releases.

(a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company), the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

5.2 Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

5.3 Amendments to Second Priority Collateral Documents.

(a) Except to the extent not prohibited by any Senior Debt Document, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof, each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement dated as of March [20], 2012 (as amended, restated, supplemented or otherwise modified from time to time), among METAL SERVICES HOLDCO, LLC, TUBE CITY IMS CORPORATION, the lenders from time to time party thereto and JPMCB, as administrative agent, and the other parties thereto, and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [            ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as Administrative Agent, [                                ] and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

5.4 Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

5.5 Gratuitous Bailee for Perfection.

(a) Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as subagent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e) The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement.

(g) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6 When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representatives (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 6.

Insolvency or Liquidation Proceedings.

6.1 Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which any Senior Representative has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

6.2 Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

6.3 Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral, including replacement liens on post-petition collateral, in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law and the Senior Representatives and the other Senior Secured Parties do not object to the adequate protection being provided to the Senior Secured Parties, then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

6.4 Preference Issues. If any Senior Secured Party or any Second Priority Debt Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the applicable Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties or the Second Priority Debt Parties shall be entitled to the benefits of this Agreement with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

6.5 Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

6.6 No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

6.7 Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

6.8 Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

6.9 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

6.10 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

SECTION 7.

Reliance; etc.

7.1 Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

7.2 No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3 Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

SECTION 8.

Miscellaneous

8.1 Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Secured Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the Pari Lien Intercreditor

Agreement (subject to the Term Loan/ABL Intercreditor Agreement) and in the event of any conflict between the Pari Lien Intercreditor Agreement or the Term Loan/ABL Intercreditor Agreement and this Agreement, the provisions of the Pari Lien Intercreditor Agreement or Term Loan/ABL Intercreditor Agreement shall control.

8.2 Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

8.3 Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility) and the Company. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

8.4 Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

8.6 Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7 Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

8.8 Dealings with Grantors. Upon any application or demand by the Company or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to such Representative a certificate of an appropriate officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

8.9 Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (vi), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such

Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (vi), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(A) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Designated Senior Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(B) the Company shall have delivered to the Designated Senior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied with respect to such Class Debt and, if requested, true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company; and

(C) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

8.10 Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

8.11 Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(A) if to the Company or any Grantor, to the Company, at its address at:[                                ], Attention of [                    ], telecopy [                    ];

(B) if to the Initial Second Priority Representative to it at [                                ] Attention of [                    ], telecopy [                    ];

(C) if to the Administrative Agent, to it at: JPMorgan Chase Bank, N.A., [            ], Attention of [—] (Fax No.: [—]) (email: [—]), with a copy];

(D) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

8.12 Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Party Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

8.13 GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.14 Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

8.15 Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.16 Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

8.17 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Administrative Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

8.18 No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

8.19 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

8.20 Administrative Agent and Representative. It is understood and agreed that (a) the Administrative Agent is entering into this Agreement in its capacity as administrative agent and collateral under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the Administrative Agent hereunder and (b) [    ] is entering into this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [    ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

8.21 Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

8.22 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[ ], as Initial Additional Authorized Representative

By:
Name:
Title:

METAL SERVICES HOLDCO, LLC

By:	Metal Services Acquisition Corp., its managing member

By:
Name:
Title:

TUBE CITY IMS CORPORATION

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

ANNEX I

Grantors

[            ]

ANNEX II

SUPPLEMENT NO. dated as of                     , to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Intercreditor Agreement”), among Metal Services Holdco, LLC, a Delaware limited liability company (“Holdings”), Tube City IMS Corporation, a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [                    ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Junior Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Junior Lien Intercreditor Agreement. Section 8.07 of the Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Junior Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

2

IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative,

By:
Name:
Title:

[ ], as Designated Second Priority Representative,

By:
Name:
Title:

3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Intercreditor Agreement”), among Metal Services Holdco, LLC, a Delaware limited liability company (“Holdings”), Tube City IMS Corporation, a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [            ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

2

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:
Address for notices:

attention of:

Telecopy:

[ ], as Designated Senior Representative,

By:
Name:
Title:

3

Acknowledged by:

METAL SERVICES HOLDCO LLC

By:	Metal Services Acquisition Corp., its managing member

By:
Name:
Title:

TUBE CITY IMS CORPORATION,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

4

Schedule I to the

Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                    ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Junior Lien Intercreditor Agreement”), among Metal Services Holdco, LLC, a Delaware limited liability company (“Holdings”),Tube City IMS Corporation, a Delaware corporation (the “Company”), certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement, [                    ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Senior Class Debt after the date of the Junior Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Junior Lien Intercreditor Agreement. Section 8.09 of the Junior Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Junior Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Junior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Junior Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Junior Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Junior Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Company agrees to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative.

2

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ],

By:
Name:
Title:
Address for notices:

attention of:

Telecopy:

[ ], as Designated Senior Representative,

By:
Name:
Title:

3

Acknowledged by:

METAL SERVICES HOLDCO LLC

By:	Metal Services Acquisition Corp., its managing member

By:
Name:
Title:

TUBE CITY IMS CORPORATION,

By:
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

4

Schedule I to the

Representative Supplement to the

Junior Lien Intercreditor Agreement

Grantors

[                    ]

EXHIBIT K-1

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of March [    ], 2012, among Metal Services Holdco, LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                      (the “Foreign Lender”) is providing this certificate pursuant to Section 2.13(e) of the Credit Agreement.

The Foreign Lender hereby represents and warrants that:

1. It is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2. It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3. It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4. It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

5. The interest payments on the Loan(s) are not effectively connected with the Foreign Lender’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

EXHIBIT K-2

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of March [    ], 2012, among Metal Services Holdco, LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                      (the “Foreign Lender”) is providing this certificate pursuant to Section 2.13(e) of the Credit Agreement.

The Foreign Lender hereby represents and warrants that:

1. It is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate;

2. Its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s));

3. Neither the Foreign Lender nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code;

4. None of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

5. None of its direct or indirect partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

6. The interest payments on the Loan(s) are not effectively connected with the Foreign Lender’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

K-2

[NAME OF FOREIGN LENDER]

By:
Name:
Title:

EXHIBIT K-3

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of March [    ], 2012, among Metal Services Holdco, LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                      (the “Foreign Participant”) is providing this certificate pursuant to Section 2.13(e) and Section 10.6(c) of the Credit Agreement.

The Foreign Participant hereby represents and warrants that:

1. It is the sole record and beneficial owner of the participation in respect of which it is providing this certificate;

2. It is not a “bank” for purposes of Section 881(c)(3)(A) of the Code;

3. It is not a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code;

4. It is not a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

5. The interest payments with respect to such participation are not effectively connected with the Foreign Participant’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

K-3

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

EXHIBIT K-4

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit Agreement, dated as of March [    ], 2012, among Metal Services Holdco, LLC, a Delaware limited liability company, Tube City IMS Corporation, a Delaware corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto (as amended, restated, amended and restated, supplemented, restructured or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.                      (the “Foreign Participant”) is providing this certificate pursuant to Section 2.13(e) and Section 10.6(c) of the Credit Agreement.

The Foreign Participant hereby represents and warrants that:

1. It is the sole record owner of the participation in respect of which it is providing this certificate;

2. Its direct or indirect partners/members are the sole beneficial owners of such participation;

3. Neither the Foreign Participant nor any of its direct or indirect partners/members is a “bank” for purposes of Section 881(c)(3)(A) of the Code ;

4. None of its direct or indirect partners/members is a 10-percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code.

5. None of its direct or indirect partners/members is a controlled foreign corporation within the meaning of Section 881(c)(3)(C) of the Code related to the Borrower within the meaning of Section 864(d) of the Code; and

6. The interest payments with respect to such participation are not effectively connected with the Foreign Participant’s or any of its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this certificate on the      day of             , 20    .

[NAME OF FOREIGN PARTICIPANT]

By:
Name:
Title:

K-4